Exhibit 10.12

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

EXECUTION

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

among

NOMURA CORPORATE FUNDING AMERICAS, LLC,

as Agent and NCFA Buyer,

NOMURA SECURITIES INTERNATIONAL, INC.,

as NSI Buyer,

OAKDALE SECURED FUNDING TRUST FOSSIL, acting with respect to Series 2021-1,

as a Buyer, and the other Buyers from time to time party hereto,

FINANCE OF AMERICA REVERSE LLC,

as Seller,

and

FAR REO SUB I LLC,

as REO Subsidiary

Dated as of June 28, 2021

-i-

-ii-

SCHEDULE 1-A	REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS
SCHEDULE 1-B	REPRESENTATIONS AND WARRANTIES RE: POOLED LOANS
SCHEDULE 1-C	REPRESENTATIONS AND WARRANTIES RE: CONTRIBUTED REO PROPERTIES
SCHEDULE 1-D	REPRESENTATIONS AND WARRANTIES RE: REO SUBSIDIARY INTERESTS
SCHEDULE 2	AUTHORIZED REPRESENTATIVES

EXHIBIT A	FORM OF CONFIRMATION LETTER
EXHIBIT B	UNDERWRITING GUIDELINES
EXHIBIT C	SELLER’S AND REO SUBSIDIARY’S TAX IDENTIFICATION NUMBER
EXHIBIT D	QUALITY CONTROL REPORT
EXHIBIT E	MONTHLY SERVICING REPORT
EXHIBIT F	FORM OF SECTION 7 CERTIFICATE
EXHIBIT G	ASSET SCHEDULE FIELDS
EXHIBIT H	FORM OF ESCROW INSTRUCTION LETTER
EXHIBIT I-1	FORM OF SUBSERVICER NOTICE (CELINK)
EXHIBIT I-2	RESERVED
EXHIBIT I-3	FORM OF SERVICER NOTICE AND PLEDGE
EXHIBIT J	FORM OF POWER OF ATTORNEY
EXHIBIT K	AGENT’S WIRE INSTRUCTIONS
EXHIBIT L	SELLER’S AND DISBURSEMENT AGENT’S WIRE INSTRUCTIONS
EXHIBIT M	FORM OF JOINDER AGREEMENT

-iii-

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

This is an AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of June 28, 2021, among FINANCE OF AMERICA REVERSE LLC, a Delaware limited liability company, in its capacity as seller (the “Seller”), FAR REO SUB I LLC, a Delaware limited liability company, in its capacity as REO subsidiary (the “REO Subsidiary”, and together with the Seller, each, a “Seller Party”, and collectively, the “Seller Parties”), NOMURA CORPORATE FUNDING AMERICAS, LLC, a Delaware limited liability company (“NCFA”), in its capacity as a buyer (“NCFA Buyer”), NOMURA SECURITIES INTERNATIONAL, INC., a New York corporation, in its capacity as a buyer (“NSI Buyer”), OAKDALE SECURED FUNDING TRUST FOSSIL, acting with respect to Series 2021-1, in its capacity as a buyer (together with its permitted successors and assigns in such capacity hereunder, “SPV Buyer”, and together with NCFA Buyer, NSI Buyer and each other entity that may be subsequently added as a party hereto in the capacity of Buyer pursuant to a Joinder Agreement, each, a “Buyer”, and collectively, the “Buyers”), and NCFA, as agent pursuant hereto (together with its permitted successors and assigns in such capacity hereunder, “Agent”).

RECITALS

WHEREAS, NCFA Buyer and Seller previously entered into a Master Repurchase Agreement, dated as of April 2, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”); and

WHEREAS, the parties hereto have agreed that the Existing Agreement be amended and restated in its entirety to add the REO Subsidiary, NSI Buyer and SPV Buyer hereunder, to appoint NCFA Buyer as the Agent, and to incorporate certain agreed-upon revisions to the Existing Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Applicability; Transaction Overview. Subject to the terms and conditions set forth herein, from time to time and at the request of Seller, the parties may enter into transactions in which Seller agrees to sell, transfer and assign to (i) Agent, on behalf of the Buyers, the Mortgage Loans and the REO Subsidiary Interests, and (ii) the REO Subsidiary, the Contributed REO Properties, in each case, against the transfer of funds by Buyers representing the Purchase Price for such Purchased Assets and Contributed REO Properties, with a simultaneous agreement by Agent on behalf of Buyers to transfer to Seller Purchased Assets and permit the release of Contributed REO Properties from the REO Subsidiary, and Seller to repurchase such Purchased Assets and cause the release of such Contributed REO Properties in a repurchase transaction at a date not later than the Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Purchased Assets and Contributed REO Properties. Each such transaction involving the purchase and sale of additional Mortgage Loans or REO Subsidiary Interests from Seller or the transfer of additional Contributed REO Property to the REO Subsidiary resulting in an increase or decrease in the value of the REO Subsidiary Interests, as applicable, shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. For the avoidance of doubt, and for administrative and tracking purposes, the purchase and sale of each Purchased Asset and each Contributed REO Property shall be deemed a separate Transaction.

Seller owns 100% of the beneficial interest in the REO Subsidiary. On the A&R Effective Date, Agent for the benefit of Buyers shall purchase the REO Subsidiary Interests from Seller in connection with the Transaction on such date. As part of separate Transactions Seller may request and Agent for the benefit of Buyers may fund, subject to the terms and conditions of this Agreement, an increase in the Purchase Price for the REO Subsidiary Interests based upon the conveyance by Seller of additional Contributed REO Properties, including on account of Purchased Assets that were converted from Mortgage Loans, to the REO Subsidiary.

In order to further secure the Obligations hereunder, the interest in the assets of the REO Subsidiary shall be pledged by the REO Subsidiary to the Agent for the benefit of Buyers.

Section 2. Definitions. As used herein, the following terms shall have the following meanings.

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“A&R Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

“Accelerated Repurchase Date” shall have the meaning set forth in Section 15(a)(i) hereof.

“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan or Contributed REO Property, those mortgage servicing practices of prudent mortgage lending institutions which service Mortgage Loans of the same type as such Mortgage Loan or REO Properties of the same type as such Contributed REO Property in the jurisdiction where the related Mortgaged Property or Contributed REO Property is located and, with respect to any (x) HECM Loan Purchased Asset, are in compliance with the Ginnie Mae Guide, and (y) Assignable Buyout Purchased Asset or Non-Assignable Buyout Purchased Asset are in compliance with FHA Regulations.

“Additional Repurchase Assets” shall have the meaning set forth in Section 8(b) hereof.

“Adjusted Principal Balance” shall mean (i) for Pool Eligible HECM Loans, the HECM Loan Principal Balance as of the date of the initial disbursement reduced by all amounts received or collected in respect of principal on such Pool Eligible HECM Loan, but increased by any accrued interest or other amounts permitted to be added to such Adjusted Principal Balance, (ii) for HECM Buyouts, the HECM Loan Principal Balance as of the Purchase Date, reduced by all amounts received or collected in respect of principal on such HECM Buyouts, but increased by any accrued interest or other amounts permitted to be added to such Adjusted Principal Balance, (iii) for Home Safe Loans, the unpaid principal balance as of the Purchase Date, reduced by all amounts received or collected in respect of principal on such Home Safe Loans, but increased by any accrued interest or other amounts permitted to be added to such Adjusted Principal Balance, and (iv) for Contributed REO Property, the HECM Loan Principal Balance or the unpaid principal balance, as applicable, as of the Conversion Date reduced by all amounts received or collected in respect of principal on such Contributed REO Property, but increased by any accrued interest or other amounts permitted to be added to such Adjusted Principal Balance.

“Administration Agreement” shall mean that certain Master Administration Agreement, dated as of June 28, 2021, by and among Agent, NCFA Buyer, NSI Buyer, SPV Buyer, and each other Buyer (as defined therein), each as a Buyer, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Affiliate” shall mean, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, but excluding Blackstone Tactical Opportunities Funds and BTO Urban Holdings LLC.

“Affiliated Servicer” shall mean a Servicer that is an Affiliate of Seller.

“Agency” shall mean Ginnie Mae.

“Agency Approval” shall have the meaning set forth in Section 13(v) hereof.

“Agency Claim Process” shall mean the FHA claim process, as applicable, with respect to any Mortgage Loan that remains a defaulted mortgage loan.

“Agency Eligible Mortgage Loan” shall mean a mortgage loan that is in strict compliance with the eligibility requirements for swap or purchase by the Agency, under the Ginnie Mae Guide and/or Ginnie Mae Program.

“Agent” shall have the meaning set forth in the preamble hereof.

“Agent’s Wire Instructions” shall mean the related wire instructions of Agent set forth on Exhibit K hereto.

“Aggregate Unpaid Repurchase Price” shall mean, as of any date, the sum of the Repurchase Price of all Purchased Assets.

“Aggregate Utilized Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“Agreement” shall mean this Amended and Restated Master Repurchase Agreement, dated as of the date hereof, among Agent, Buyers and Seller Parties, as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Anti-Money Laundering Laws” shall mean all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001.

“Asset Detail and Exception Report” shall have the meaning set forth in the Custodial Agreement.

“Asset File” shall have the meaning set forth in the Custodial Agreement.

“Asset Schedule” shall mean, with respect to any Transaction as of any date, an asset schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Agent and the Custodian, which provides information (including, without limitation, the information set forth on Exhibit G hereto) relating to the Purchased Assets and Eligible Mortgage Loans and the Contributed REO Properties in a format reasonably acceptable to Agent.

“Asset Value” shall mean, with respect to:

(1) each Eligible Mortgage Loan that is a Non-Assignable Buyout, as of any date of determination, the product of (i) the related Purchase Price Percentage with respect to such Non-Assignable Buyout and (ii) the Market Value of such Non-Assignable Buyouts; provided that the Market Value of such Non-Assignable Buyout shall not exceed the related Adjusted Principal Balance;

(2) each Eligible Mortgage Loan that is an Assignable Buyout, as of any date of determination, the product of (i) the related Purchase Price Percentage with respect to such Assignable Buyout and (ii) the Market Value of such Assignable Buyout; provided that the Market Value of such Assignable Buyout shall not exceed the related Maximum Claim Amount;

(3) each Eligible Mortgage Loan that is a Pool Eligible HECM Loan, as of any date of determination, the product of (i) the related Purchase Price Percentage with respect to such Eligible Mortgage Loan and (ii) the Market Value of such Pool Eligible HECM Loan (subject to modification pursuant to the terms below);

(4) each Eligible Mortgage Loan that is a Home Safe Loan, as of any date of determination, the lesser of (i) the product of (A) the applicable Purchase Price Percentage for such Home Safe Loan and (B) the Market Value of such Home Safe Loan and (ii) the Adjusted Principal Balance of such Home Safe Loan (subject to modification pursuant to the terms below); provided that, the aggregate Asset Value of all Home Safe Loans shall not exceed the aggregate Adjusted Principal Balance of such Home Safe Loans; and

(5) with respect to an Eligible REO Property, the product of (i) the related Purchase Price Percentage with respect to such Eligible REO Property and (ii) the lesser of (x) the Market Value of such Eligible REO Property and (y) the Adjusted Principal Balance of such Eligible REO Property.

Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Asset or a Contributed REO Property may be reduced to[***] by Agent for the benefit of Buyers, or such other valuation as determined by Agent for the benefit of Buyers in its sole discretion, if:

(a) such Purchased Asset ceases to be an Eligible Asset or such Contributed REO Property ceases to be an Eligible REO Property;

(b) (A) the related Mortgage Note has been released from the possession of Custodian (other than to a Take-out Investor pursuant to a Bailee Letter or pursuant to an Attorney Bailee Letter) for a period in excess of [***]or (B) the related Mortgage Note has been released from the possession of Custodian to an attorney pursuant to Section 3.2(g) of the Custodial Agreement and a fully-executed Attorney Bailee Letter is not received by Custodian within [***] of release;

(c) the Purchased Asset has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter or pursuant to Section 3.2(c) of the Custodial Agreement for a period in excess of [***];

(d) such Purchased Asset is a Pool Eligible HECM Loan and is not in compliance for inclusion in a Ginnie Mae Security;

(e) the related Mortgage Note, Mortgage or related guarantee, if any, are determined to be unenforceable;

(f) such Purchased Asset is identified as a Pool Eligible HECM Loan and has been subject to a Transaction in excess of [***];

(g) such Purchased Asset is a Non-Assignable Buyout and the Mortgagor thereunder is subject to an eviction proceeding;

(h) if such Purchased Asset is a Wet-Ink Mortgage Loan, the Custodian has failed to issue a Trust Receipt showing no exceptions with respect to such Purchased Asset to Agent for the benefit of Buyers in accordance with the Custodial Agreement on or prior to the Wet-Ink Delivery Date;

(i) Agent for the benefit of Buyers has determined in its good faith discretion that the Mortgage Loan is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry;

(j) such Purchased Asset is a HECM Loan that relates to any advance other than the initial advance thereunder;

(k) such Purchased Asset is a HECM Loan that has been repurchased from a Ginnie Mae securitization for a reason other than as a result of the HECM Loan Principal Balance equal or exceeding the Ginnie Mae HECM Repurchase Trigger;

(l) such Purchased Asset is a Delinquent (Non-Mortality) Home Safe Loan;

(m) such Purchased Asset is a Home Safe Loan and (A) any of the following maturity events shall have occurred: (1) the death of the last living Mortgagor thereunder or (2) any other “Maturity Event” or similar event as specified in the related Mortgage Note or Mortgage which would render such Home Safe Loan due and payable and (B) and the Mortgagor thereunder is subject to an eviction proceeding;

(n) a Reputational Risk Issue shall have occurred with respect to such Purchased Asset;

(o) if such Mortgage Loan is a Pooled Loan, such Pooled Loan is subject to a Transaction hereunder in excess of [***] following becoming a Pooled Loan;

(p) if the Purchase Price of such Purchased Asset or Eligible Assets attributed to such Purchased Asset in the case of the REO Subsidiary Interests, when added to the unpaid Purchase Price of all Purchased Assets or Eligible Assets, as applicable, of the same type (as set forth on Schedule 1 of the Pricing Side Letter) exceeds the applicable Concentration Limit (as set forth on Schedule 1 of the Pricing Side Letter) for such Purchased Asset type;

(q) if such Mortgage Loan is subject to a Security Issuance Failure;

(r) if such Purchased Asset is a HECM Buyout, or REO Property resulting from a HECM Buyout, an appraisal-based claim has been made with respect to such HECM Buyout, for which amounts have been received or collected from HUD on account of such claim, or with respect to which related HUD claims proceeds have otherwise been paid;

(s) with respect to any Contributed REO Property, the related Deed in the name of the REO Subsidiary has not been submitted for recordation with a copy delivered to the Custodian within [***]following the Conversion Date or the Contributed REO Property is Unrecorded REO Property or a copy of the related Deed with recording information thereon is not delivered to the Custodian within [***]of the Conversion Date;

(t) with respect to any Contributed REO Property, such Contributed REO Property is found to have an Environmental Issue; or

(u) with respect to any Contributed REO Property, an appraisal-based claim has been made with respect to such REO Property, for which amounts have been received or collected from HUD on account of such claim, or with respect to which related HUD claims proceeds have otherwise been paid.

“Assignable Buyout” shall mean a HECM Loan subject to a HECM Buyout which are assignable to (and will be assigned to) HUD.

“Assignable Buyout Purchased Assets” shall mean any Purchased Assets which are Assignable Buyouts.

“Assignable Buyout Tranche” shall mean the Purchase Price of this facility for which Assignable Buyout Purchased Assets are subject to Transactions hereunder.

“Assignment and Acceptance” shall have the meaning set forth in Section 20 hereof.

“Attorney Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Agent.

“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of a Seller Party, Buyers and Agent listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

“Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Agent.

“Bank” shall mean Texas Capital Bank, N.A., in its capacity as bank, or a successor bank approved in writing by Agent, with respect to the Collection Account Control Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“BPO” shall mean a broker’s price opinion of the fair market value of a Mortgaged Property given by a licensed real estate agent or broker acceptable to Agent in conformity with customary and usual business practices, which generally includes [***] comparable sales and [***] comparable listings.

“BPO Value” shall mean, with respect to any Mortgage Loan or REO Property, the value of the related Mortgaged Property or REO Property as set forth in the BPO obtained by or on behalf of Seller; provided, however, that if such determined value is not acceptable to Agent, then Agent may require Seller to obtain an additional BPO from a BPO provider, such provider to be selected by Agent in its sole discretion.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the States of New York or California, or (iii) any day on which the New York Stock Exchange is closed.

“Buyer(s)” shall have the meaning set forth in the preamble hereof and shall include successors in interest and assigns, and with respect to Section 7, participants.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the UCC) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Change in Control” shall mean:

(a) any transaction or event as a result of which FEAC or one of its wholly-owned Subsidiaries ceases to directly own [***] of the Capital Stock of Seller;

(b) any transaction or event as a result of which Seller ceases to own [***] of the Capital Stock of the REO Subsidiary (other than as expressly contemplated in this Agreement); or

(c) the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction).

“Closing Protection Letter” shall mean, with respect to any Wet-Ink Mortgage Loan, the related closing protection letter in form and substance as mutually agreed to between Agent and Seller.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” shall mean the “Collection Account” as defined in the Collection Account Control Agreement.

“Collection Account Control Agreement” shall mean the agreement among Seller, Agent and Bank and acknowledged by Seller, which shall provide for Agent for the benefit of Buyers control as of the date of execution and shall be in form and substance acceptable to Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Collection Period” shall mean the period commencing on the tenth (10th) day of the month up to but not including the tenth (10th) day of the following month.

“Confidential Information” shall have the meaning set forth in Section 31(b) hereof.

“Confidential Terms” shall have the meaning set forth in Section 31(a) hereof.

“Confirmation” shall mean a written confirmation from Agent for the benefit of Buyers to Seller Parties in the form of Exhibit A attached hereto.

“Contributed REO Property” shall mean REO Property, including the related Asset File, (i) 100% of which is owned by the REO Subsidiary as of the date hereof, (ii) resulting from a HECM Buyout, Assignable Buyout or Non-Assignable Buyout, or (iii) following foreclosure upon or other conversion of a Purchased Asset that is a Mortgage Loan, 100% of which is owned by the REO Subsidiary.

“Conversion Date” shall mean the date upon which a Mortgage Loan is converted to a Contributed REO Property and acquired by the REO Subsidiary pursuant to Section 8(c) hereof.

“Costs” shall have the meaning set forth in Section 16(a) hereof.

“Custodial Agreement” shall mean that certain Amended and Restated Custodial and Disbursement Agreement, dated as of June 28, 2021, among Seller Parties, Agent, Disbursement Agent and Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodian” shall mean Deutsche Bank National Trust Company and any successor thereto under the Custodial Agreement.

“Data Sharing Agreement” shall mean, if applicable, each data sharing agreement entered into among Agent, Seller and a third party diligence provider, in each case in form and substance acceptable to Agent in its discretion, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Deed” shall mean the deed issued in connection with a foreclosure sale of a Mortgaged Property or in connection with receiving a deed in lieu of foreclosure evidencing title to the related REO Property.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defaulting Party” shall have the meaning set forth in Section 30(b) hereof.

“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Delinquent Home Safe Loan Purchased Assets” shall mean any Purchased Assets which are Delinquent Home Safe Loans.

“Delinquent Home Safe Loan Tranche” shall mean the Purchase Price of this facility for which Delinquent Home Safe Loan Purchased Assets are subject to Transactions hereunder.

“Delinquent Home Safe Loans” shall mean a Delinquent (Mortality) Home Safe Loan or a Delinquent (Non-Mortality) Home Safe Loan.

“Delinquent (Mortality) Home Safe Loan” shall mean a Home Safe Loan that is delinquent as a result of the death of the last living Mortgagor thereunder.

“Delinquent (Non-Mortality) Home Safe Loan” shall mean a Home Safe Loan which is more than [***] delinquent.

“Disbursement Account” shall mean the account established at the Disbursement Agent pursuant to the terms and conditions of the Custodial Agreement.

“Disbursement Agent” shall mean Deutsche Bank National Trust Company acting in the capacity of disbursement agent and any successor thereto under the Custodial Agreement.

“Disposition Proceeds” shall have the meaning set forth in Section 5(c) hereof.

“Division/Series Transaction” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two (2) or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one (1) or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18-217 of the Delaware LLC Act.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Diligence Documents” shall have the meaning set forth in Section 19 hereof.

“Due Diligence Review” shall mean the performance by Agent for the benefit of Buyers or its designee of any or all of the reviews permitted under Section 19 hereof with respect to any or all of the Eligible Mortgage Loans, Purchased Assets or Contributed REO Properties and/or the Seller, the REO Subsidiary or Servicer, as desired by Agent from time to time.

“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement that is entered into among Agent, Seller, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Eligible Assets” shall mean, collectively, the Eligible Mortgage Loans, the Eligible REO Property and the Eligible REO Subsidiary Interests.

“Eligible Mortgage Loan” shall mean a Mortgage Loan which is a (x) HECM Loan or a Home Safe Loan and which complies with the representations and warranties set forth on Schedule 1-A hereto with respect thereto or (y) Pooled Loan and which complies with the representations and warranties set forth on Schedule 1-B hereto with respect thereto.

“Eligible REO Property” shall mean any Contributed REO Property that satisfies the applicable representations and warranties set forth on Schedule 1-C hereto with respect thereto.

“Eligible REO Subsidiary Interests” shall mean any REO Subsidiary Interest that satisfies the applicable representations and warranties set forth on Schedule 1-D hereto with respect thereto.

“Environmental Issue” shall mean any material environmental issue with respect to any Contributed REO Property, as determined by the Agent in its good faith discretion, including without limitation, the violation of any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource

Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign analogues, counterparts or equivalents, in each case as amended from time to time.

“EO13224” shall mean Executive Order 13224 issued on September 24, 2001.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person which, together with Seller is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Escrow Instruction Letter” shall mean the Escrow Instruction Letter from Agent and Seller to the Settlement Agent, in the form of Exhibit H hereto (or in such other form as may be agreed upon in writing from time to time by Agent and Seller), as the same may be amended, restated, modified, supplemented and in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 14 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, a Reportable Event, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, (ii) the withdrawal of the Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, (iii) the failure by of the Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Seller or any ERISA Affiliate thereof to terminate any Plan, (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (vii) the receipt by the Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Excluded Taxes” shall have the meaning set forth in Section 7(e) hereof.

“Facility Documents” shall mean this Agreement, the Pricing Side Letter, the Custodial Agreement, each Data Sharing Agreement, if any, each Escrow Instruction Letter, if any, a Servicer Notice, if any, the Joint Account Control Agreement, the Joint Securities Account Control Agreement, the Intercreditor Agreement, the Powers of Attorney, the Electronic Tracking Agreement, the REO Subsidiary Agreement, the Collection Account Control Agreement, and any and all other documents and agreements executed and delivered by Seller or the REO Subsidiary in connection with this Agreement or any Transaction hereunder, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Facility Fee” shall have the meaning set forth in the Pricing Side Letter.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDIA” shall mean the Federal Deposit Insurance Act, as amended.

“FDICIA” shall mean the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended.

“FEAC” shall mean Finance of America Equity Capital LLC.

“FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulations.

“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” shall mean, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” shall mean regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud acceptable to Agent and Ginnie Mae.

“Financial Statements” shall mean the consolidated and consolidating financial statements of Seller prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by BDO USA, LLP or such other nationally recognized independent certified public accountants approved by Agent (which approval shall not be unreasonably withheld).

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Ginnie Mae” shall mean the Government National Mortgage Association and any successor thereto.

“Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Ginnie Mae HECM Repurchase Trigger” shall mean the lesser of (a) 98% of the Maximum Claim Amount or (b) such lesser percentage of the Maximum Claim Amount prescribed by Ginnie Mae.

“Ginnie Mae Program” shall mean the specific mortgage backed securities swap program under the Ginnie Mae Guide or as otherwise approved by the Agency pursuant to which the Ginnie Mae Security for a given Transaction is to be issued.

“Ginnie Mae Security” shall mean a mortgage-backed security guaranteed by Ginnie Mae pursuant to the Ginnie Mae Guide.

“GLB Act” shall mean the Gramm-Leach-Bliley Act, as amended.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“HECM Buyout” shall mean a HECM Loan that is repurchased from a Ginnie Mae securitization as a result of the HECM Loan Principal Balance equal or exceeding the Ginnie Mae HECM Repurchase Trigger.

“HECM Loan” shall mean a home equity conversion Mortgage Loan which is secured by a first lien and is insured by FHA.

“HECM Loan Principal Balance” shall mean the principal balance of a HECM Loan (including without limitation all Scheduled HECM Payments and/or Unscheduled HECM Payments, accrued interest and MIP Payments and other amounts capitalized into the principal balance) reduced by all amounts received or collected in respect of principal on such HECM Loan.

“HECM Loan Purchased Assets” shall mean any Purchased Assets which are Pool Eligible HECM Loans.

“HECM Loan Tranche” shall mean the Purchase Price of this facility for which HECM Loan Purchased Assets are subject to Transactions hereunder.

“Home Safe Loans” shall mean proprietary reverse Mortgage Loans originated or acquired by Seller in accordance with the Underwriting Guidelines which are not more than [***] delinquent and are not HECM Loans.

“Home Safe Loan Purchased Assets” shall mean any Purchased Assets which are Home Safe Loans.

“Home Safe Loan Tranche” shall mean the Purchase Price of this facility for which Home Safe Loan Purchased Assets are subject to Transactions hereunder.

“Home Safe Percentage” shall mean, with respect to any Home Safe Loan, [***].

“Home Safe Select LOC Loan” shall have the meaning set forth in the Pricing Side Letter.

“HUD” shall mean the U.S. Department of Housing and Urban Development and any successor thereto.

“Income” shall mean, with respect to any Purchased Asset or Contributed REO Property, without duplication, all principal and income or dividends or distributions received with respect to such Purchased Asset or Contributed REO Property including any Liquidation Proceeds, insurance proceeds, interest or other distributions payable thereon or any fees or payments of any kind received, including FHA insurance payments (including debenture interest), any fees and expenses expressly permitted to be retained by Servicer pursuant to the Servicing Agreement in respect of the Purchased Assets, Mortgage Loans or Contributed REO Properties.

“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within [***] of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party” shall have the meaning set forth in Section 16(a) hereof.

“Independent Member” shall mean [***], the independent member appointed in accordance with the REO Subsidiary Agreement.

“Insolvency Event” shall mean, for any Person:

(a) that such Person or any Affiliate shall discontinue or abandon operation of its business;

(b) that such Person or any Affiliate shall fail generally to, or admit in writing its inability to, pay its debts as they become due;

(c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and has not been dismissed within [***];

(d) the commencement by such Person or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors;

(e) that such Person or any Affiliate shall become insolvent; or

(f) if such Person or any Affiliate is a corporation, such Person or any Affiliate, or any of their Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of October 13, 2013, among Seller, UBS Real Estate Securities Inc. and Texas Capital Bank, National Association, as joined by Agent as agent for Buyers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“IRS” shall mean the U.S. Internal Revenue Service.

“Joinder Agreement” shall mean, a joinder agreement in substantially the form of Exhibit M hereto entered into by Seller Parties, Agent, Buyers and one (1) or more additional buyers, pursuant to which such entities are joined as Buyers hereunder and under the other Facility Documents.

“Joint Account Control Agreement” shall mean that certain Joint Account Control Agreement, dated as of October 13, 2013, among Deutsche Bank National Trust Company, as depository bank and paying agent, Seller, UBS Real Estate Securities Inc., and Texas Capital Bank, National Association, as joined by Agent as agent for Buyers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Joint Securities Account Control Agreement” shall mean that certain Joint Securities Account Control Agreement, dated as of October 13, 2013, among Deutsche Bank National Trust Company, as securities intermediary, Seller, UBS Real Estate Securities Inc., and Texas Capital Bank, National Association, as joined by Agent as agent for Buyers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“LIBOR Rate” shall mean, for any day of determination, the rate of interest (calculated on a per annum basis) appearing equal to the [***] London Inter-Bank Offered Rate (or any successor institution or replacement institution used to administer the LIBOR Rate) for Dollar deposits as reported on the Official ICE LIBOR Fixings page by Bloomberg at approximately [***] (London time) on the related day or if such day is not a Business Day, the prior Business Day. In the event that such rate is not available at such time for any reason on any Business Day, then the LIBOR Rate for the relevant Business Day (and each subsequent day prior to the next succeeding Business Day) shall be the rate at which [***], Dollar deposits are offered by the principal London office of Agent or its Affiliates in immediately available funds in the London interbank market, selected by the Agent in its sole discretion, at approximately [***] (London time) on that Business Day.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Liquidation Proceeds” shall mean, with respect to a Mortgage Loan or Contributed REO Property, all cash amounts received by the Servicer in connection with: (i) the liquidation of the related Mortgaged Property, Contributed REO Property or other collateral constituting security for such Mortgage Loan, through trustee’s sale, foreclosure sale, disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor, (ii) the realization upon any deficiency judgment obtained against a Mortgagor, or (iii) the related HUD/FHA insurance coverage.

“Margin Call” shall have the meaning provided in Section 4(a) hereof.

“Margin Deficit” shall mean, as of any date of determination, with respect to a Purchased Asset subject to a Transaction as of such date, if the Asset Value of such Purchased Asset is less than the Repurchase Price, excluding accrued Price Differential not yet due, for such Purchased Asset.

“Margin Payment” shall have the meaning provided in Section 4(a) hereof.

“Market Value” shall mean, as of any date of determination, for each Mortgage Loan or Contributed REO Property, the market value determined by Agent in its good faith discretion (which may be performed on a daily basis, at the Agent’s discretion), which determination may take into account such factors as Agent deems appropriate.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, or financial condition of the Seller Parties (taken as a whole) or any Affiliate, (b) the ability of the Seller Parties (taken as a whole) or any Affiliate to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Agent and/or Buyers or any Affiliate under any of the Facility Documents, or (e) the timely payment of any amounts payable under the Facility Documents; in each case as determined by Agent in its sole discretion.

“Maximum Aggregate Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“Maximum Claim Amount” shall mean the amount of insurance coverage for a HECM Loan provided by the related HUD/FHA insurance thereon.

“Maximum PIK Amount” shall mean the amount above which, when added to the outstanding Purchase Price for the related Purchased Asset, would cause a Margin Deficit to occur.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan” shall mean any Mortgage Loan registered with MERS on the MERS System.

“MERS Notice” shall mean a written notice delivered by Agent to Seller notifying Seller that Agent for the benefit of Buyers is registered with MERS and requesting that Seller promptly execute and deliver an Electronic Tracking Agreement to Agent in form and substance reasonably acceptable to Agent and MERS.

“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.

“Minimum Release Amount” shall mean an amount equal to, with respect to a:

(i)	Mortgage Loan, the sum of (x) such Mortgage Loan’s Repurchase Price and (y) any other amounts due and payable under this Agreement;

(ii)	Contributed REO Property, the sum of (x) such Contributed REO Property’s Repurchase Price and (y) any other amounts due and payable under this Agreement.

“MIP Payment” shall mean, with respect to a Mortgage Loan, all mortgage insurance premiums payable to either HUD or a private mortgage insurer, as set forth in the related Asset File.

“Monthly Servicing Report” shall have the meaning set forth in Section 13(d)(vi) hereof.

“Mortgage” shall mean each mortgage, or deed of trust, security agreement and fixture filing, deed to secure debt, or similar instrument creating and evidencing a first Lien on real property and other property and rights incidental thereto.

“Mortgage Loan” shall mean any first lien, one- to four-family residential reverse mortgage loan evidenced by and including a Mortgage Note and a Mortgage, which in no event shall include any Mortgage Loan which is subject to Section 226.32 of Regulation Z or any similar state or local law (relating to high interest rate credit/lending transactions).

“Mortgage Loan Documents” shall mean, with respect to a Mortgage Loan, each of the documents comprising the Asset File for such Mortgage Loan, as more fully set forth in the Custodial Agreement.

“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding [***] contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Nondefaulting Party” shall have the meaning set forth in Section 30(b) hereof.

“Non-Assignable Buyout” shall mean (i) a HECM Loan subject to a HECM Buyout which is not assignable to HUD and (ii) an Assignable Buyout that becomes subject to a Transaction for a period of [***] (whether or not consecutive). For the sake of clarity, once a HECM Loan satisfies the criteria set forth in clause (ii) of this definition such HECM Loan shall thereafter be considered a Non-Assignable Buyout (and not an Assignable Buyout) for all purposes under this Agreement and the other Facility Documents.

“Non-Assignable Buyout Purchased Assets” shall mean any Purchased Assets which are Non-Assignable Buyouts.

“Non-Assignable Buyout Tranche” shall mean the Purchase Price of this facility for which Non-Assignable Buyout Purchased Assets are subject to Transactions hereunder.

“Non-Excluded Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Non-Exempt Buyer” shall have the meaning set forth in Section 7(e) hereof.

“Obligations” shall mean (a) any amounts owed by Seller to Agent and/or Buyers in connection with any or all Transactions hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Facility Documents; and (b) all other obligations or amounts owed by Seller to Agent and/or Buyers or an Affiliate of Agent and/or Buyers under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” shall mean regulations promulgated by OFAC.

“Optional Repurchase” shall have the meaning set forth in Section 3(d) hereof.

“Other Taxes” shall have the meaning set forth in Section 7(b) hereof.

“Payment Account” shall mean the account designated as Account No. [***], and entitled “Nomura/FAR”, established at Payment Agent for the benefit of Agent.

“Payment Agent” shall mean U.S. Bank National Association, in its capacity as payment agent with respect to the Payment Account.

“Payment Date” shall mean, with respect to each Collection Period (i) the twenty-fifth (25th) calendar day of the month following the commencement of such Collection Period, or the next succeeding Business Day, if such calendar day shall not be a Business Day, and (ii) the Repurchase Date.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) including, but not limited to, Seller.

“PIK Price Differential” shall have the meaning set forth in Section 5(a) hereof.

“Plan” shall mean, with respect to any of the Seller Parties, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding [***] established, maintained or contributed to by any of the Seller Parties or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pooled Loan” shall mean any Mortgage Loan that is subject to a Transaction hereunder and is part of a pool of Mortgage Loans certified by the Custodian to the Agency for the purpose of being swapped for a Ginnie Mae Security backed by such pool, in each case, in accordance with the terms of guidelines issued by the Agency.

“Pool Eligible HECM Loan” shall mean a HECM Loan (other than a HECM Buyout) that is otherwise an Agency Eligible Mortgage Loan.

“Pooling Documents” shall mean each of the original schedules, forms and other documents (other than the Mortgage Loan Documents) required to be delivered by or on behalf of Seller with respect to a Pooled Loan to the Agency and/or the Agent, including, without limitation, a HUD 11711-A Form submitted by Seller.

“Post-Default Rate” shall have the meaning set forth in the Pricing Side Letter.

“Power of Attorney” shall mean the power of attorney in the form of Exhibit J hereto, to be delivered by Seller and the REO Subsidiary, as applicable.

“Price Differential” shall mean, with respect to any Purchased Asset or Contributed REO Property, as applicable, as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for the related Transaction to the Repurchase Price for such Purchased Asset or Contributed REO Property, as applicable, on a 360-day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset or Contributed REO Property, as applicable, and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Agent for the benefit of Buyers with respect to such Purchased Asset or Contributed REO Property, as applicable).

“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.

“Pricing Side Letter” shall mean that certain Amended and Restated Pricing Side Letter, dated as of June 28, 2021, among Agent, Buyers and Seller Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Prohibited Person” shall have the meaning set forth in Section 12(cc) hereof.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” shall mean, (i) for the initial Transaction, the first date on or following the A&R Effective Date on which Purchased Assets are transferred by Seller to Agent for the benefit of the Buyers, and (ii) for each subsequent Transaction, the date of each subsequent transfer of Purchased Assets by Seller to Agent for the benefit of the Buyers and the purchase or acquisition of Contributed REO Property by the REO Subsidiary.

“Purchase Price” shall mean the Asset Value on the Purchase Date.

“Purchase Price Percentage” shall have the meaning set forth in the Pricing Side Letter.

“Purchased Assets” shall mean the collective reference to the Mortgage Loans and the REO Subsidiary Interests (representing the beneficial interest in the Contributed REO Properties held by the REO Subsidiary) transferred by the Seller to Agent for the benefit of the Buyers in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Request, which related Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement.

“Quality Control Report” shall mean a report in the form of Exhibit D hereto.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by any Seller Party or any other Person or entity with respect to a Mortgage Loan or Contributed REO Property. For Mortgage Loans, Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan. For Contributed REO Properties, Records shall include the Asset Files and any other instruments necessary to document or manage a Contributed REO Property.

“Register” shall have the meaning set forth in Section 21(b) hereof.

“Regulations T, U or X” shall mean Regulations T, U or X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Regulation Z” shall mean Regulation Z of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Remittance Date” shall mean, with respect to each Collection Period (i) the tenth (10th) calendar day of the month following the commencement of such Collection Period, or the next succeeding Business Day, if such calendar day shall not be a Business Day, and (ii) the Repurchase Date.

“REO Property” shall mean real property acquired (i) through foreclosure of a Mortgage Loan or (ii) by deed in lieu of such foreclosure.

“REO Subsidiary” shall mean FAR REO Sub I LLC.

“REO Subsidiary Agreement” shall mean, with respect to the REO Subsidiary, that certain Limited Liability Company Agreement, dated as of June 28, 2021, entered into by Seller, as initial member and manager, and the Independent Manager, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“REO Subsidiary Certificate” shall mean the certificate evidencing 100% of the REO Subsidiary Interests in the REO Subsidiary.

“REO Subsidiary Interests” shall mean any and all of the Capital Stock of the REO Subsidiary.

“REO Tranche” shall mean the Purchase Price of this facility for which Contributed REO Properties are subject to Transactions hereunder.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.

“Repurchase Assets” shall have the meaning provided in Section 8(a) hereof.

“Repurchase Date” shall mean, with respect to any Purchased Asset (and, in the case of an REO Subsidiary Interest, a related Contributed REO Property), the earlier of (i) the Termination Date and (ii) the date on which Seller is to repurchase the Purchased Assets or cause the release of Contributed REO Properties subject to a Transaction from Agent, on behalf of the Buyers, as specified in the related Confirmation or if not so specified on a date requested pursuant to Section 3(e) or 4 hereof or on the Termination Date, including any date determined by application of the provisions of Sections 3, 4 or 14 hereof.

“Repurchase Price” shall mean, with respect to any Purchased Asset (and, in the case of an REO Subsidiary Interest, a related Contributed REO Property) as of any date of determination, an amount equal to the applicable Purchase Price minus (A) (i) any Income which has been applied to the Repurchase Price of such Purchased Asset (and, in the case of an REO Subsidiary Interest, allocated to a related Contributed REO Property held by the REO Subsidiary as of the applicable date of determination) by Agent pursuant to this Agreement and (ii) any payments made by Seller in reduction of the outstanding Repurchase Price in each case before or as of such determination date with respect to such Purchased Asset (and, in the case of an REO Subsidiary Interest, allocated to the related Contributed REO Property), plus (B) any accrued and unpaid Price Differential, including, without duplication, any PIK Price Differential.

“Repurchase Price Adjustment Amount” shall mean, for each Purchased Asset that is a Home Safe Loan or Seasoned Non-Assignable Buyout, on any related Repurchase Price Adjustment Date, an amount equal to the positive difference (if any) between (i) the related Repurchase Price (excluding any amounts calculated pursuant to clause (B) of the definition thereof) for such Purchased Asset as of such Repurchase Price Adjustment Date minus (ii) the Asset Value of such Purchased Asset calculated as of such Repurchase Price Adjustment Date.

“Repurchase Price Adjustment Date” shall mean, with respect to any Purchased Asset that is (i) a Home Safe Loan, each date (if any) on which a reduced Purchase Price Percentage and/or Home Safe Percentage is applicable to such Purchased Asset pursuant to the Pricing Side Letter or this Agreement, as applicable, as a result of an increase to the number of days that such Purchased Asset is subject to a Transaction (whether or not consecutive) and (ii) a Seasoned Non-Assignable Buyout, the date on which such Purchased Asset becomes a Seasoned Non-Assignable Buyout.

“Reputational Risk Issue” shall mean the Agent’s determination, in its good faith judgment, that any Mortgage Loan or REO Property is subject to any fact, issue or circumstance, the existence of which may result in an unacceptable level of reputational risk to Agent.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, as to (a) any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person, and (b) any Seller Party, any manager or director or managing member.

“Scheduled HECM Payments” shall mean, on any date, the term or tenure monthly disbursements made to the borrower of a HECM Loan.

“Seasoned Non-Assignable Buyout” shall mean a Purchased Asset that is a Non-Assignable Buyout pursuant to clause (ii) of the definition of “Non-Assignable Buyout”.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Section 4402” shall mean Section 4402 of Title 12 of the United States Code.

“Section 7 Certificate” shall have the meaning set forth in Section 7(e)(ii) hereof.

“Securities Account” shall mean the “Securities Account” as defined in the Joint Securities Account Control Agreement.

“Security Issuance Failure” shall mean the failure of a pool of Pooled Loans to back the issuance of a Ginnie Mae Security.

“Seller” shall mean Finance of America Reverse LLC.

“Seller Party” and “Seller Parties” shall mean, individually or collectively, as the context requires, the Seller and the REO Subsidiary.

“Servicer” shall mean (i) Celink or (ii) any other servicer approved by Agent in its sole discretion to service Mortgage Loans or manage Contributed REO Properties.

“Servicer Accounts” shall mean the segregated accounts established by and in the name of a Servicer at a depositary institution approved by Agent into which all Income received on account of the Purchased Assets serviced or managed by such Servicer shall be deposited.

“Servicer Notice” shall mean (i) the notice acknowledged by each Unaffiliated Servicer substantially in the form of Exhibit I-1 hereto and (ii) the notice and pledge among each Affiliated Servicer, Seller and Agent in the form of Exhibit I-3 hereto.

“Servicer Termination Event” shall mean, with respect to Servicer, (i) an Event of Default hereunder, (ii) Servicer shall become the subject of a bankruptcy proceeding or shall become insolvent, (iii) Servicer ceases to be an approved servicer for Ginnie Mae, or (iv) the failure of Servicer to perform its obligations under any of the Facility Documents to which it is a party or the Servicing Agreement, including, without limitation, the failure of Servicer to (A) deposit funds in accordance with Section 5(b) hereof, or (B) deliver reports when required.

“Servicing Agreement” shall mean (i) that certain Amended and Restated Reverse Mortgage Servicing Agreement, dated as of January 5, 2018, between Compu-Link Corporation d/b/a Celink and Seller, and (ii) any servicing agreement entered into between Seller and a Servicer as each may be amended, restated, supplemented or otherwise modified from time to time of which Agent shall be an intended third party beneficiary.

“Servicing Fees” shall mean, with respect to a HECM Loan or a Home Safe Loan, the fees payable to the Servicer and added to the HECM Loan Principal Balance of such HECM Loan or such Home Safe Loan, in the amount reported to the Agent.

“Servicing Rights” shall mean the rights of any Person to administer, manage, service or subservice, the Purchased Assets or to possess related Records.

“Settlement Agent” shall mean, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, an entity approved by Agent, in its sole reasonable discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated, to which the proceeds of such Transaction are to be wired and with respect to such proceeds the Settlement Agent has agreed to comply with the instructions set forth in the Escrow Instruction Letter.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“SIPA” shall mean the Securities Investor Protection Act of 1970, as amended.

“Special Purpose Entity” shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in one or more Mortgage Loans or REO Properties, does not engage in any business unrelated to the Mortgage Loans or REO Properties, does not have any assets other than as otherwise expressly permitted by this Agreement or the other Facility Documents, and is subject to all of the limitations on the powers set forth in the organizational documentation of such Person as in effect on the date hereof, and holds itself out as a Person separate and apart from any other Person and otherwise complies with all of the covenants set forth in Section 13(bb) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one (1) or more Subsidiaries of such Person or by such Person and one (1) or more Subsidiaries of such Person.

“Subsidiary Owned Assets” shall mean all property including Contributed REO Property owned by the REO Subsidiary, any proceeds thereof and any ownership interests of the REO Subsidiary in the Purchased Assets.

“Successor Rate” shall mean a rate determined by Agent in accordance with Section 3(g) hereof.

“Successor Rate Conforming Changes” shall mean, with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Agent, to reflect the adoption of such Successor Rate and to permit the administration thereof by Agent in a manner substantially consistent with market practice.

“Take-out Commitment” shall mean a commitment of a Seller Party to (a) sell one (1) or more Purchased Assets and/or Contributed REO Properties in an arm’s-length, all-cash transaction, or (b) (i) swap one (1) or more identified Mortgage Loans with a Take-out Investor that is the Agency for a Ginnie Mae Security, and (ii) sell the related Ginnie Mae Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Seller or REO Subsidiary to effectuate any of the foregoing, as applicable. With respect to any Take-out Commitment with the Agency, the applicable agency documents list the Agent or such other Person approved in writing by Agent.

“Take-out Investor” shall mean any Person (other than an Affiliate of a Seller Party) that has entered into a Take-out Commitment; provided that to the extent that the Asset Files for the Purchased Assets or Contributed REO Properties are sent pursuant to a Bailee Letter with a third party bailee that is not a nationally known bank to a Take-out Investor prior to purchase, such Take-out Investor must be approved by Agent in its sole reasonable discretion.

“Tax” and “Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Termination Date” shall have the meaning set forth in the Pricing Side Letter.

“Tranche” shall mean any of (i) the Assignable Buyout Tranche, (ii) the HECM Loan Tranche, (iii) the Home Safe Loan Tranche, (iv) the Non-Assignable Buyout Tranche, (v) the Delinquent Home Safe Loan Tranche or (vi) the REO Tranche, or if the context indicates, all such tranches.

“Transaction” shall have the meaning set forth in Section 1 hereof.

“Transaction Request” shall mean a request from Seller to Agent to enter into a Transaction.

“Treasury Regulations” shall mean regulations promulgated by the U.S. Department of the Treasury.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Unaffiliated Servicer” shall mean a Servicer that is not an Affiliated Servicer.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Underwriting Guidelines” shall mean, with respect to (a) HECM Loans, Assignable Buyouts and Non-Assignable Buyouts, the underwriting guidelines of HUD and Ginnie Mae, and (b) Home Safe Loans, the underwriting guidelines of Seller delivered to Agent and attached hereto as Exhibit B, as amended from time to time as permitted herein.

“Unrecorded REO Property” shall mean REO Property for which the Custodian has not received a copy of the Deed recorded into the name of the REO Subsidiary, and otherwise meets the criteria set forth in this Agreement.

“Unscheduled HECM Payments” shall mean, on any date, any disbursement made to a borrower of a HECM Loan under the terms of the related HECM Loan documents other than a Scheduled HECM Payment.

“Wet-Aged Report” shall have the meaning set forth in Section 3(b)(vi) hereof.

“Wet-Ink Delivery Date” shall have the meaning assigned to such term in the Pricing Side Letter.

“Wet-Ink Documents” shall mean, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Request, (b) Confirmation and (c) Asset Schedule.

“Wet-Ink Mortgage Loan” shall mean a Mortgage Loan that is a HECM Loan which Seller is selling to Agent for the benefit of Buyers simultaneously with the origination thereof and for which the related Asset File has not been received by the Custodian as of related Purchase Date. A Mortgage Loan that is a HECM Loan shall cease to be a Wet-Ink Mortgage Loan on the date on which Agent for the benefit of Buyers has received (i) an Asset Detail and Exception Report from the Custodian with respect to such Mortgage Loan confirming that the Custodian has physical possession of the related Asset File and (ii) a Trust Receipt issued by the Custodian showing no exceptions with respect to such Mortgage Loan in accordance with the Custodial Agreement.

“Wire Instructions” shall mean the related wire instructions of the third parties set forth on Exhibit L hereto.

Section 3. Initiation; Termination. It is acknowledged and agreed that, notwithstanding any other provision of this Agreement to the contrary, the facility provided under this Agreement is an uncommitted facility, and Agent on behalf of Buyers shall have no obligation to enter into any Transactions hereunder. Subject to the terms and conditions set forth herein, Agent on behalf of Buyers agrees that so long as no Event of Default shall have occurred and be continuing or result therefrom it may in its sole discretion enter into Transactions with Seller from time to time in an aggregate principal amount that will not result in the Aggregate Utilized Purchase Price for all Purchased Assets (including Contributed REO Properties) subject to then outstanding Transactions under this Agreement to exceed the Maximum Aggregate Purchase Price; provided that the Purchase Price of each Transaction shall not be less than [***], unless otherwise agreed to by Agent in its sole discretion; provided, further, that for any [***] period, there shall not be more than [***] new Transactions, unless otherwise agreed to by Agent in its sole discretion. Within the foregoing limits and subject to the terms and conditions set forth herein, Seller may enter into Transactions. This Agreement is not a commitment by Agent to enter into Transactions with Seller, but rather, sets forth the procedures to be used in connection with periodic requests for Agent to enter into Transactions with Seller.

(a) Conditions Precedent to A&R Effective Date. Agent’s commitment (on behalf of Buyers) to enter into continuing Transactions hereunder on or following the A&R Effective Date is subject to the satisfaction, immediately prior to or concurrently with the making of the initial Transaction on or following the A&R Effective Date, of the condition precedent that Agent on behalf of Buyers shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Agent and its counsel in form and substance:

(i) Facility Documents. The Facility Documents, duly executed and delivered by the parties thereto;

(ii) Opinions of Counsel. (A) A security interest, general corporate and enforceability opinion or opinions of outside counsel to Seller Parties (provided that the general corporate opinion may be given by in-house counsel of Seller), including an Investment Company Act opinion; and (B) a Bankruptcy Code opinion of outside counsel to Seller Parties with respect to the matters outlined in Section 32, each of which shall be in a form acceptable to Agent in its sole discretion;

(iii) Seller Party Organizational Documents. A certificate of existence of each Seller Party delivered to Agent prior to the A&R Effective Date and certified copies of the organizational documents of each Seller Party and of all corporate or other authority for each Seller Party with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by each Seller Party from time to time in connection herewith;

(iv) Good Standing Certificates. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party, dated as of no earlier than the date that is[***] prior to the Purchase Date with respect to the initial Transaction on or following the A&R Effective Date;

(v) Incumbency Certificate. An incumbency certificate of the secretary of each Seller Party certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents;

(vi) Security Interest. Evidence that all other actions necessary to perfect and protect the sale, transfer, conveyance and assignment by Seller to Agent on behalf of Buyers or its designee, subject to the terms of this Agreement, of all of Seller’s right, title and interest in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Repurchase Assets and in the REO Subsidiary Interests have been taken, including without limitation, ensuring that the REO Subsidiary Interests are evidenced by certificates in registered form and that such REO Subsidiary Interests constitute and remain “securities” (as defined in Section 8-102 of the Uniform Commercial Code). Seller shall take all steps as may be necessary in connection with the indorsement, transfer of power, delivery and pledge of all Purchased Assets and Contributed REO Properties to Agent for the benefit of Buyers, and performing UCC searches and duly authorized and filing UCC financing statements on Form UCC-1 and Form UCC-3, as applicable;

(vii) Insurance. Evidence that Seller has added Agent as an additional loss payee under Seller’s Fidelity Insurance;

(viii) Appointment of Independent Member. Evidence that an Independent Member has been appointed in accordance with the REO Subsidiary Agreement; and

(ix) Other Documents. Such other documents as Agent may reasonably request, in form and substance reasonably acceptable to Agent.

Upon satisfaction of the conditions set forth in this Section 3(b), Agent on behalf of Buyers may, in its sole discretion, enter into a Transaction with Seller on or following the A&R Effective Date. Agent’s entering into each Transaction on behalf of Buyers (including the initial Transaction on or following the A&R Effective Date) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i) Confirmation. Agent shall have executed and delivered a Confirmation in accordance with the procedures set forth in Section 3(c);

(ii) Due Diligence Review. Without limiting the generality of Section 19 hereof, Agent shall have completed, to its satisfaction, its due diligence review of the related Purchased Assets, Seller Parties and the Servicer;

(iii) No Default. No Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(iv) Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 12 hereof shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(v) Maximum Purchase Price. After giving effect to the requested Transaction, (i) the Aggregate Utilized Purchase Price subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Aggregate Purchase Price and (ii) the Aggregate Utilized Purchase Price of HECM Loans subject to a forward sale confirmation shall not exceed [***] of the Aggregate Utilized Purchase Price of all HECM Loans;

(vi) HECM Loans. Prior to giving effect to any Transaction with respect to HECM Loans, Agent shall have received (i) a joinder and amendment to the Intercreditor Agreement, (ii) a joinder and amendment to the Joint Account Control Agreement and (iii) a joinder and amendment to the Joint Securities Account Control Agreement, in each case, in form and substance reasonably acceptable to Agent, duly executed by the parties thereto.

(vii) Transaction Request. With respect to each proposed Purchased Asset which is not a Wet-Ink Mortgage Loan, on or prior to [***]. (New York City time) [***] prior to the related Purchase Date, the Seller shall have delivered to Agent for the benefit of Buyers (a) a Transaction Request, (b) an Asset Schedule and (c) an initial Confirmation. Seller shall have delivered to Agent for the benefit of Buyers on or prior to (A) [***] (New York City time) on [***] to the proposed Purchase Date for Wet-Ink Mortgage Loans, a preliminary Asset Schedule (the “Preliminary Asset Schedule”) and (B) [***] (New York City time) on the proposed Purchase Date for Wet-Ink Mortgage Loans, (1) a Transaction Request, (2) a final Asset Schedule and (3) an initial related Confirmation; provided that, with respect to each Wet-Ink Mortgage Loan, by no later than the Wet-Ink Delivery Date, Seller shall cause the related Settlement Agent to deliver to the Custodian all documents in the Asset File, as more particularly set forth in the Custodial Agreement. Any Wet-Ink Mortgage Loans that are not listed on the Preliminary Asset Schedule may be purchased by Agent for the benefit of Buyers in its sole discretion;

(viii) Delivery of Asset File. With respect to each (A) proposed Purchased Asset which is not a Wet-Ink Mortgage Loan, Seller shall have delivered to the Custodian the Asset File with respect to each Mortgage Loan and Contributed REO Property that is subject to the proposed Transaction, with an electronic copy of such Asset File to Agent via email to [***], in a format reasonably acceptable to Agent, and the Custodian shall have issued a Trust Receipt with respect to each such Mortgage Loan and Contributed REO Property to Agent all subject to and in accordance with the Custodial Agreement, and (B) Wet-Ink Mortgage Loan, the Wet-Ink Documents have been delivered to Custodian, as the case may be, in accordance with the Custodial Agreement and delivered to Agent electronic copies of the documents comprising the Asset File;

(ix) No Margin Deficit. After giving effect to the requested Transaction, no Margin Deficit shall exist;

(x) Electronic Tracking Agreement. If any of the proposed Purchased Assets are MERS Mortgage Loans, and provided that Agent for the benefit of Buyers has delivered to Seller a MERS Notice as of the related Purchase Date, an Electronic Tracking Agreement covering such proposed Purchased Assets (and any existing Purchased Assets that are MERS Mortgage Loans) shall have been entered into, duly executed and delivered by the parties thereto and shall be in full force and effect, free of any modification, breach or waiver;

(xi) Evidence of Ownership. If any proposed Purchased Asset is a Wet-Ink Mortgage Loan, Agent shall have received evidence satisfactory to it that the Seller owns the proposed Mortgage Loan simultaneously with the origination thereof;

(xii) Approval of Servicing Agreement. To the extent not previously delivered and approved, Agent shall have, in its sole discretion, approved each Servicing Agreement pursuant to which any Mortgage Loan or Contributed REO Property that is subject to the proposed Transaction is serviced;

(xiii) Servicer Notices. To the extent not previously delivered and, with respect to an (A) Unaffiliated Servicer, Seller shall have provided to Agent a Servicer Notice in the form of Exhibit I-1 hereto addressed to, agreed to and executed by Servicer, Seller and Agent, and (B) Affiliated Servicer, Seller shall have provided to Agent a Servicer Notice in the form of Exhibit I-3 hereto addressed to, agreed to and executed by Servicer, Seller and Agent;

(xiv) Other Documents. Such other documents as Agent may reasonably request, in form and substance reasonably acceptable to Agent;

(xv) Fees and Expenses. Agent and Buyers shall have received all fees and expenses, including all fees and expenses of counsel to Agent and Buyers and due diligence vendors as contemplated by Section 11, which amounts, at Agent’s option, may be withheld from the proceeds remitted by Agent to Seller pursuant to any Transaction hereunder;

(xvi) Requirements of Law. Neither Agent nor any Buyer shall have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Agent and/or Buyers has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Agent or any Buyer to enter into Transactions hereunder;

(xvii) No Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A) an event or events shall have occurred in the good faith determination of Agent resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in any Buyer not being able to finance Mortgage Loans or Contributed REO Properties through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by Mortgage Loans and Contributed REO Properties (relative to the market as of the A&R Effective Date) or an event or events shall have occurred resulting in Agent not being able to sell securities backed by Mortgage Loans and Contributed REO Properties at prices which would have been reasonable prior to such event or events; or

(C) there shall have occurred a material adverse change in the financial condition of Agent which affects (or can reasonably be expected to affect) materially and adversely the ability of Agent to fund its obligations under this Agreement;

(xviii) Delivery of Broker’s Price Opinion. With respect to each Mortgaged Property related to a Non-Assignable Buyout that is subject to a proposed Transaction, Seller shall have delivered to Agent a true and complete copy of a BPO for such Mortgaged Property dated no more than [***] prior to the requested Purchase Date;

(xix) Certification. Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) have been satisfied (both as of the date of such notice or request and as of Purchase Date);

(xx) Security Interest. Evidence that all other actions necessary to perfect and protect Agent’s interest (for the benefit of Buyers) in the Purchased Assets and other Repurchase Assets have been taken. Seller shall take all steps as may be necessary in connection with performing UCC searches and duly authorized and filing UCC financing statements on Form UCC-1 and Form UCC-3, as applicable;

(xxi) Evidence of Acquisition. Agent shall have received evidence satisfactory to it that either (i) Seller owns the proposed Purchased Assets prior to remittance of the Purchase Price by Agent or that (ii) upon remittance of the Purchase Price to the third party that owns the proposed Purchased Assets, the full acquisition price shall have been paid to such owner and that Seller will thereupon own the proposed Purchased Assets and the REO Subsidiary will own the related Contributed REO Properties;

(xxii) Wet-Ink Mortgage Loans. With respect to any proposed Transaction involving a Wet-Ink Mortgage Loan:

(A) the Seller shall have provided evidence satisfactory to Agent that Seller has transferred (or caused to be transferred) funds to the Disbursement Agent on the related Purchase Date to be applied to the origination of such Wet-Ink Mortgage Loan, in an amount equal to the portion of the funding for the origination of such Wet-Ink Mortgage Loan that will not be funded by Agent for the benefit of Buyers pursuant to such Transaction; and

(B) the Settlement Agent has been instructed in writing by Seller to hold the related Mortgage Loan Documents as agent and bailee for Agent and to promptly forward such Mortgage Loan Documents in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter and Seller has confirmed receipt of a Closing Protection Letter and the wire instructions for the Settlement Agent have been validated;

(xxiii) Simultaneous Funding. To the extent that the Mortgage Loans subject to the proposed Transaction will be sold by a third-party to Seller simultaneously with the funding of the Transaction on the Purchase Date, (A) such Transaction shall be approved by the Agent in its sole discretion, (B) the Agent shall receive confirmation to its reasonable satisfaction that such third party seller has received the portion of the payment not funded on such Purchase Date and (C) the Agent shall receive confirmation that the funds remitted to such third party seller, together with the funds remitted by the Agent, shall equal the full acquisition price for such Mortgage Loans; and

(xxiv) Delivery of Certificates. Seller shall deliver to the Custodian the originals of the REO Subsidiary Certificates registered in the name of Agent for the benefit of the Buyers.

(b) Initiation.

(i) The Agent on behalf of the Buyers purchased the REO Subsidiary Interests with respect to the REO Subsidiary. As soon as available, but in no event later than [***] prior to a proposed Purchase Date, Seller shall deliver to Agent (i) a Transaction Request, (ii) an Asset Schedule, and (iii) any other related information available to Seller at that time which, collectively, shall identify the proposed Mortgage Loan(s) for purchase and the proposed REO Properties to be transferred to the REO Subsidiary, the material characteristics of such Mortgage Loan(s) and REO Properties and the characteristics of the Purchased Assets. Seller shall also deliver to Agent such other information as may be reasonably requested by the Agent to assess such Mortgage Loan(s) and REO Properties. Seller shall involve Agent in all aspects of due diligence as Agent shall deem necessary in its sole discretion. Agent shall have the right to review the information set forth on the Asset Schedule and the Eligible Mortgage Loans and Eligible REO Properties proposed to be subject to a Transaction as Agent determines during normal business hours. If each of the conditions precedent in this Section 3 have been met as determined by Agent in its sole discretion, Agent shall confirm the terms of the proposed Transaction by issuing a Confirmation setting forth (A) the Purchase Date therefor, (B) the Purchase Price, (C) the Repurchase Date, (D) the Pricing Rate, (E) the Purchase Price Percentage, and (F) additional terms or conditions not inconsistent with this Agreement. Seller shall execute and return the Confirmation to Agent via e-mail on or prior to[***] (New York City time) on the related Purchase Date, with the executed and acknowledged original Confirmation to follow via overnight delivery (and in any event to arrive no later than the [***] after the related Purchase Date).

(ii) The Repurchase Date for each Transaction shall not be later than the then current Termination Date.

(iii) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

(iv) No later than the date and time set forth in the Custodial Agreement, Seller shall deliver to the Custodian the Asset File pertaining to each Eligible Mortgage Loan or REO Property made subject to a Transaction.

(v) Upon Agent’s receipt of the Trust Receipt in accordance with the Custodial Agreement and subject to the provisions of this Section 3, the aggregate Purchase Price will be made available to Seller, with respect to each (x) Purchased Asset which is not a Wet-Ink Mortgage Loan, upon Agent’s receipt of the Trust Receipt in accordance with the Custodial Agreement (in any event on or prior to the related Purchase Date) by Agent transferring, via wire transfer in the aggregate amount of such Purchase Prices in funds immediately available in accordance with Section 9(b) hereof and (y) Wet-Ink Mortgage Loan, by Agent transferring to the Disbursement Agent via wire transfer pursuant to the Wire Instructions the aggregate amount of such Purchase Price in funds immediately available; provided that to the extent funds are disbursed to the Disbursement Agent and a Wet-Ink Mortgage Loan is not funded, such funds shall be refunded to Agent on the same Business Day by Disbursement Agent transferring, via wire transfer pursuant to Agent’s Wire Instructions, in the aggregate amount of such Purchase Prices in funds immediately available.

(vi) With respect to any Wet-Ink Mortgage Loan subject to a Transaction, on the related Purchase Date and on each Business Day following such Purchase Date, no later than the time set forth in the Custodial Agreement, the Custodian shall deliver to Agent a schedule listing each Wet-Ink Mortgage Loan with respect to which the complete Asset File has not been received by the Custodian (the “Wet-Aged Report”).

(c) Optional Repurchase. Subject to the conditions herein, Seller may cause the sale of Purchased Assets or Contributed REO Properties and effect an Optional Repurchase (as defined below) without penalty or premium on any date in connection with such Optional Repurchase which is not made in connection with an ordinary course liquidation of a Mortgage Loan or Contributed REO Property. When the Mortgage Loans or Contributed REO Properties are desired to be sold or otherwise transferred or liquidated by Seller to a Take-out Investor (an “Optional Repurchase”), for net sale proceeds that are equal or greater to the Minimum Release Amount of such Mortgage Loans or Contributed REO Properties, Seller shall give Agent at least [***] prior written notice thereof designating the applicable Mortgage Loans or Contributed REO Properties and specifying the net sale proceeds expected from such sale. If such notice is given, Seller shall cause the Take-out Investor to make payment directly to the Collection Account in an amount equal to the aggregate net proceeds to be received by Seller in connection with such sale. Seller shall cause the Take-out Investor or Servicer to remit the net sale proceeds in connection with such Optional Repurchase directly to the Collection Account.

(d) Repurchase. On the Repurchase Date, termination of the Transaction will be effected by reassignment to the Seller or its designee of the Purchased Assets or Contributed REO Properties, as applicable (and any Income in respect thereof received by Agent not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 hereof) against the simultaneous transfer of the Repurchase Price to an account of Agent maintained for the benefit of Buyers. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Mortgage Loan or Contributed REO Property (but Liquidation Proceeds received by Agent shall be applied to reduce the Repurchase Price for such Mortgage Loans or Contributed REO Properties, as applicable, on each Remittance Date except as otherwise provided herein). Seller is obligated to obtain the Asset Files from Agent or its designee at Seller’s expense on the Repurchase Date.

(e) HECM Buyout. After Seller has purchased a HECM Buyout, Seller shall include a notation of such HECM Buyout in the monthly report delivered to Agent as set forth in Section 13(d)(iv) hereof. All Mortgage Loans subject to an Agency Claim Process shall designate the Seller on the electronic submission to HUD as payee. Upon receipt of proceeds by Seller in Seller’s HUD designated account, Seller shall transfer funds into the Collection Account within [***], as more particularly set forth in Section 5(b) hereof.

(f) Alternative Rate. If prior to any Remittance Date, Agent determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, the LIBOR Rate is no longer in existence, or the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be made available or used for determining the interest rate of loans, Agent may give prompt notice thereof to Seller, whereupon the rate for such period that will replace the LIBOR Rate, and for all subsequent periods until such notice has been withdrawn by Agent, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (ii) zero, together with any proposed Successor Rate Conforming Changes, as determined by Agent in its sole discretion (any such rate, a “Successor Rate”).

(g) LIBOR Rate Breakage Costs. Without limiting, and in addition to, the provisions of Section 16 hereof, the Seller agrees that if any Repurchase Price is paid other than in connection with an ordinary course liquidation of a Mortgage Loan and such Repurchase Price is paid on a date other than on a Remittance Date, the Seller shall, upon demand by the Agent, pay to the Agent any such amounts as are reasonable to compensate the Agent for any additional losses (not including lost profits), costs or expenses which the Agent may incur as a result of such payments, including, without limitation, any hedge breakage costs.

(h) Repurchase Price Adjustment. If, as of any date of determination, a Repurchase Price Adjustment Date occurs with respect to any Purchased Asset that is a Home Safe Loan or Seasoned Non-Assignable Buyout, Seller shall remit the related Repurchase Price Adjustment Amount to Agent within [***] of such Repurchase Price Adjustment Date.

(i) Conversion to REO Property. Promptly upon a Mortgage Loan becoming a Contributed REO Property as contemplated by Section 8(c) hereof, Seller shall (i) notify Agent in writing that such Mortgage Loan has become an REO Property and the value attributed to such REO Property by Seller, (ii) deliver to Agent and the Custodian an Asset Schedule with respect to such REO Property and (iii) be deemed to make the representations and warranties listed on Schedule 1-D hereto with respect to such Contributed REO Property. The acquisition of such Contributed REO Property by the REO Subsidiary, shall be subject to the then-existing Transaction with respect to the related Mortgage Loan and shall result in an applicable change in the value of the REO Subsidiary Interests with an offsetting change in the value of the related Mortgage Loans.

Section 4. Margin Amount Maintenance.

(a) At any time a Margin Deficit in excess of [***] exists, then Agent may, by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Agent on behalf of the Buyers or its designee, cash in an amount sufficient to eliminate the Margin Deficit (a “Margin Payment”).

(b) Notice delivered pursuant to Section 4(a) may be given by any written or electronic means. Any Margin Deficit notice given before [***]. (New York City time) on a Business Day shall be met, and the related Margin Payment received, no later than [***]. (New York City time) on such Business Day. If notice is made after [***] (New York City time) on a Business Day, the Margin Payment shall be received by Agent at [***] (New York City time) on the following Business Day.

(c) The failure of Agent, on any one (1) or more occasions, to exercise its rights hereunder, including, without limitation, its failure to send a Margin Call notice at any time a Purchased Asset is no longer an Eligible Mortgage Loan, or at any time there exists a Margin Deficit, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Agent or any Buyer to do so at a later date, or in any way create additional rights for Seller.

(d) Any cash transferred to Agent pursuant to Section 4(a) above shall be credited to the Repurchase Price of the related Transactions.

Section 5. Income Payments.

(a) Notwithstanding that Agent and Seller intend that the Transactions hereunder be sales to Agent for the benefit of Buyers of the Purchased Assets for all purposes except accounting and tax purposes, Seller shall pay to the Agent for the benefit of the Buyers accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Agent for the benefit of the Buyers) on the Payment Date; provided that the Price Differential may be paid-in-kind up to the Maximum PIK Amount by increasing the Repurchase Price by an amount equal to the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Agent for the benefit of the Buyers) and such Price Differential shall be deemed paid on such Payment Date upon such increase (any such Price Differential so paid, the “PIK Price Differential”). Any PIK Price Differential shall be added to the Repurchase Price for the applicable Mortgage Loans for which such Price Differential has accrued and shall accrue Price Differential at the applicable Pricing Rate applicable to the related Tranche. In the event that the Seller shall be entitled to pay PIK Price Differential on any Payment Date, then the Seller shall deliver a notice to the Agent for the benefit of the Buyers not less than [***] prior to such Payment Date, which notice shall state the total amount of Price Differential to be paid on such Payment Date and the amount of such Price Differential to be paid as PIK Price Differential. Notwithstanding the preceding sentence, if Seller fails to pay (whether in cash or in-kind) all or part of the Price Differential then due by [***] (New York City time) on any Payment Date, the Pricing Rate shall be equal to the Post-Default Rate until the Price Differential then due is received in full by Agent for the benefit of the Buyers.

(b) Notwithstanding the foregoing, the Seller Parties shall, and shall cause Servicer to, hold for the benefit of, and in trust for, Agent for the benefit of Buyers all Income, including, without limitation, all Income received by or on behalf of such Seller Party with respect to the Purchased Assets. Seller Parties shall cause any interim servicer to remit all such Income received on account of the Mortgage Loans or Contributed REO Properties serviced or managed by such interim servicer, to the Servicer on or prior to the related servicing transfer date. Seller Parties shall cause Servicer to deposit all such Income received on account of the Mortgage Loans or Contributed REO Properties serviced or managed by Servicer in accordance with the applicable Servicer Notice. To the extent that any Seller Party is holding any Income, such Seller Party shall deposit such Income on receipt into the Collection Account. The Seller Parties shall cause Servicer to remit to the Collection Account all Income held in the related Servicer Account (such instruction shall be set forth in the Servicer Notice and shall be irrevocable without the prior written consent of Agent) no later than, [***] following receipt in the Servicer Account. To the extent HUD deducts any amounts owing by any Seller Party or Servicer to HUD, such Seller Party shall deposit, or cause Servicer to deposit, to the Collection Account within [***] Day following notice or knowledge of such deduction by HUD, such deducted amounts into the Collection Account. All Income shall be held in trust for Agent for the benefit of the Buyers, shall constitute the property of Agent for the benefit of the Buyers except for tax purposes which shall be treated as income and property of the related Seller Party and when deposited into the Servicer Account and Collection Account, respectively, shall not be commingled with other property of such Seller Party or any Affiliate of such Seller Party. Subject to the terms of the Collection Account Control Agreement, funds deposited in the Collection Account during any Collection Period shall be held therein, in trust for Agent for the benefit of the Buyers, and shall be remitted to the Payment Account no later than [***] following receipt. Funds on deposit in the Payment Account shall be applied on each Payment Date prior to the occurrence and continuance of an Event of Default as follows:

(i) first, pro rata, to Custodian and Disbursement Agent on account of any accrued and unpaid custodial and disbursement agent fees and to Payment Agent on account of any accrued and unpaid fees;

(ii) second, to Agent for the benefit of Buyers on account of unpaid fees, expenses, LIBOR Rate breakage costs, indemnity amounts and any other amounts due to the Agent and/or Buyers from Seller hereunder;

(iii) third, to allocate to Agent for the benefit of Buyers (where allocations to Agent shall be on account of the Repurchase Price) in a manner that will cause the outstanding Repurchase Price of the related Tranche to equal the Asset Value of such Tranche;

(iv) fourth, to pay to Agent for the benefit of Buyers an amount sufficient to eliminate any outstanding Margin Deficit with respect to any other Tranche to the extent collections on account of such Tranche are insufficient to eliminate any Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4);

(v) fifth, to pay unreimbursed Servicing Fees and advances due the applicable Servicer; and

(vi) sixth, all remaining amounts (if any), to the Seller, which may be used by Seller, in its discretion, to repay any amount owing with respect to any Tranche.

(c) To the extent that Agent for the benefit of the Buyers receives any funds from a Take-out Investor with respect to the purchase by such Take-out Investor of a Mortgage Loan or Contributed REO Property (“Disposition Proceeds”), Agent for the benefit of the Buyers shall promptly allocate and apply such funds in accordance with the same order of priority set forth in Section 5(b) hereof.

(d) Notwithstanding the preceding provisions, if an Event of Default has occurred and is continuing, all funds in the Collection Account and the Payment Account shall be withdrawn and applied as determined by Agent for the benefit of Buyers.

Section 6. Requirements of Law.

(a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by Agent or any Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Agent or any Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction (other than Excluded Taxes and Non-Excluded Taxes);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Agent or any Buyer which is not otherwise included in the determination of the LIBOR Rate or a Successor Rate hereunder; or

(iii) shall impose on any Buyer, Agent or any other condition; and

the result of any of the foregoing is to increase the cost to any Buyer or Agent, by an amount which such Buyer or Agent, as applicable, deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Agent such additional amount or amounts as calculated by such Buyer or Agent in good faith as will compensate such Buyer or Agent, as applicable, for such increased cost or reduced amount receivable.

(b) If any Buyer or Agent shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Buyer or Agent, as applicable, or any corporation controlling such Buyer or Agent with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Buyer’s, Agent’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Buyer, Agent or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Buyer’s, Agent’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Buyer or Agent, as applicable, to be material, then from time to time, Seller shall promptly pay to Agent such additional amount or amounts as will compensate such Buyer or Agent, as applicable for such reduction.

(c) If any Buyer or Agent becomes entitled to claim any additional amounts pursuant to this Section 6, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 6(c) submitted by the applicable Buyer or Agent to Seller shall be conclusive in the absence of manifest error.

Section 7. Taxes.

(a) Any and all payments by Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Agent on behalf of Buyers, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) any Buyer and/or Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than (A) in the case of Agent and Buyers, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof), however denominated, by the jurisdiction under the laws of which such Buyer or Agent, as applicable, is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of such Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents, (B) in the case of a Buyer, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Buyer with respect to an applicable interest in a Transaction pursuant to a law in effect on the date on which such Buyer (i) acquires such interest in the Transaction or (ii) changes its lending office, except in each case to the extent that, pursuant to this Section 7, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a party hereto or to such Buyer immediately before it changed its lending office, and (C) any withholding Taxes imposed under FATCA.

(b) In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).

(c) Seller hereby agrees to indemnify Agent and Buyers for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Non-Excluded Taxes or Other Taxes imposed on amounts payable by Seller under this Section 7 imposed on or paid by any Buyer and/or Agent and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally imposed or asserted. Amounts payable by Seller under the indemnity set forth in this Section 7(c) shall be paid within [***] from the date on which Agent or the related Buyer makes written demand therefor.

(d) Within [***] after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Agent for its own account a certified copy of the original official receipt evidencing payment thereof.

(e) For purposes of this Section 7(e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Each of Agent and/or any Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:

(i) in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) IRS Form W-8BEN with Part II completed in which such Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) IRS Form W-8ECI (or any successor forms thereto); or

(ii) in the case of an individual, a complete and executed (x) IRS Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit F hereto (a “Section 7 Certificate”) or (y) IRS Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed IRS Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv) in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed IRS Form W-8BEN (or any successor forms thereto) and a Section 7 Certificate; or

(v) in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x) (i) a complete and executed IRS Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section 7(e)(v) if such beneficial owner were Buyer; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable Treasury Regulations, or the requirements of this Section 7(e)(v) are otherwise determined to be unnecessary, all such determinations under this Section 7(e)(v) to be made in the sole discretion of Seller; provided, however, that the applicable Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(vi) in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section 7(e)(vi) if such beneficial owner were a Buyer; or

(vii) in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in the Treasury Regulations), (x) (i) IRS Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in the Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section 7(e)(vii) if each such person were a Buyer; or

(viii) if a payment made to a Buyer under any Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer shall deliver to Seller and Agent at the time or times prescribed by law and at such time or times reasonably requested by Seller or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller or Agent as may be necessary for Seller and Agent to comply with their obligations under FATCA and to determine that such Buyer has complied with such Buyer’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 7(e)(viii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

If any Buyer has provided a form pursuant to Section 7(e)(i)(x) above and the form provided by such Buyer either at the time such Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, at the effective date of such participation, indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (together with Taxes excluded from the definition of “Non-Excluded Taxes”, “Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date (after the A&R Effective Date) a Person becomes an assignee, successor or participant to this Agreement, such Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then such Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that such Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and such Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f) For any period with respect to which a Buyer has failed to provide Seller with the appropriate form, certificate or other document described in Section 7(e) hereof (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by such Buyer, or (ii) if it is legally inadvisable or otherwise commercially disadvantageous for such Buyer to deliver such form, certificate or other document), such Buyer shall not be entitled to indemnification or additional amounts under Section 7(a) or 7(c) hereof with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as such Buyer shall reasonably request, to assist such Buyer in recovering such Non-Excluded Taxes.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 7 (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 7(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 7(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 7(g)the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Agent shall, on or prior to the date of this Agreement, provide Seller with a properly completed and duly executed copy of IRS Form W-9. Any successor Agent shall promptly provide Seller with a properly completed and duly executed copy of IRS Form W-9 or appropriate Form W-8, as applicable. Agent agrees that if any form it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form

(i) Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 7 shall survive the termination of this Agreement. Nothing contained in this Section 7 shall require any Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

Section 8. Security Interest; Agent’s Appointment as Attorney-in-Fact.

(a) Security Interest. On the Purchase Date, Seller hereby sells, assigns and conveys to Agent for the benefit of Buyers all right, title and interest in the Purchased Assets to the extent of its rights therein. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller, to the extent of its rights therein, hereby pledges on the date hereof to Agent for the benefit of Buyers as security for the performance of the Obligations and hereby grants, assigns and pledges to Agent for the benefit of Buyers a first priority security interest in Seller’s rights, title and interest in the Purchased Assets, its beneficial interest in the Contributed REO Properties, the Records, all Servicing Rights related to the Purchased Assets and Contributed REO Properties (to the extent of Seller’s rights therein), all Ginnie Mae Securities related to Pooled Loans that are Purchased Assets, all Take-out Commitments with respect to Ginnie Mae Securities, the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Assets and Contributed REO Properties), any Property relating to any Purchased Asset or the related Mortgaged Property or Contributed REO Property, all rights to payment of mortgage guaranties and insurance (issued by governmental agencies or otherwise), including FHA claims, and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Asset or Contributed REO Property and all claims and payments thereunder and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, all insurance policies and insurance proceeds relating to any Mortgage Loan or any related Mortgaged Property or Contributed REO Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Asset or Contributed REO Property, the Collection Account, the Disbursement Account, the Servicer Accounts, the Securities Account, the Payment Account, the Servicing Agreements, and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Assets or Contributed REO Properties and any other assets relating to the Purchased Assets and Contributed REO Properties (including, without limitation, any other accounts) or any interest in the Purchased Assets, the Mortgage Loans and the Contributed REO Properties, as are specified on a Confirmation and/or Trust Receipt and Asset Detail and Exception Report, and any proceeds and distributions and any other property, rights, title or interests with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Primary Repurchase Assets”).

(b) Additional Repurchase Assets. In order to further secure the Obligations hereunder, the REO Subsidiary, to the extent of its rights therein, hereby pledges on the date hereof to Agent for the benefit of Buyers as security for the performance of the Obligations and hereby grants, assigns and pledges to Agent for the benefit of Buyers a first priority security interest in the REO Subsidiary’s rights, title and interest in the Subsidiary Owned Assets, the Records and all Servicing Rights related to the Subsidiary Owned Assets (to the extent of the REO Subsidiary’s rights therein), all Take-out Commitments, the Facility Documents (to the extent such Facility Documents and the REO Subsidiary’s rights thereunder relate to the Subsidiary Owned Assets), any Property relating to any Subsidiary Owned Asset, all insurance policies and insurance proceeds relating to any Subsidiary Owned Asset, including, but not limited to, any payments or proceeds under any related primary insurance or hazard insurance, Income relating to any Subsidiary Owned Asset, the Collection Account, the Servicer Accounts, the Servicing Agreements, and any other contract rights, accounts (including any interest of the REO Subsidiary in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relate to any Subsidiary Owned Assets (including, without limitation, any other accounts) or any interest in the Subsidiary Owned Assets as are specified on a Confirmation and/or Trust Receipt and Asset Detail and Exception Report, and any proceeds and distributions and any other property, rights, title or interests with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Additional Repurchase Assets”, and together with the Primary Repurchase Assets, the “Repurchase Assets”). All Additional Repurchase Assets shall be deemed to be part of the Subsidiary Owned Assets conveyed to the REO Subsidiary.

The parties acknowledge and agree that each Seller Party, as applicable, (A) is acquiring the Subsidiary Owned Assets subject to and subordinate to Agent’s security interest, (B) is granting a Lien to Agent for the benefit of Buyers as partial consideration for the acquisition of such Subsidiary Owned Assets from the Seller or in consideration of the proceeds of the Transaction from the Agent for the benefit of Buyers and (C) hereby grants, assigns and pledges all rights and interests to Agent for the benefit of Buyers as security for the performance of the Obligations hereunder.

Without limiting the generality of the foregoing and in the event that any Seller Party is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, such Seller Party grants, assigns and pledges to Agent for the benefit of Buyers a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created, on or prior to the related Repurchase Date. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Each Seller Party hereby authorizes Agent to file such financing statement or statements relating to the Repurchase Assets as Agent, at its option, may deem reasonable and appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

The grants of security interest set forth in this Section 8, including, without limitation, the security interest granted by the REO Subsidiary with respect to the Subsidiary Owned Assets, are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.

(c) Acquisition of Contributed REO Property. If Seller shall cause the REO Subsidiary to acquire, or contemplate the acquisition by the REO Subsidiary of, any Contributed REO Property in the name of the REO Subsidiary, or desire to extinguish any Mortgage Note in connection with the foreclosure of the related Mortgage Loan, a transfer of the real property underlying the Mortgage Note in lieu of foreclosure or other transfer of such real property, Seller shall cause such real property to be taken by Deed, or by means of such instruments as is provided by the Governmental Authority governing the transfer, or right to request transfer and issuance of the Deed, or such instrument as is provided by the related Governmental Authority, or to be acquired through foreclosure sale in the jurisdiction in which the Contributed REO Property is located, in the name of the REO Subsidiary and in accordance with the terms of the REO Subsidiary Agreement.

(d) REO Subsidiary Interests as Securities. The parties acknowledge and agree that the REO Subsidiary Interests shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code; Seller covenants and agrees that the REO Subsidiary Interests are not and will not (i) be dealt in or traded on securities exchanges or securities markets and (ii) be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code. Seller shall, at its sole cost and expense, take all steps as may be necessary in connection with the re-registration, indorsement, transfer, delivery and pledge of all REO Subsidiary Interests to Agent.

(e) Additional Interests. If Seller shall, as a result of ownership of the REO Subsidiary Interests, become entitled to receive or shall receive any certificate evidencing any such REO Subsidiary Interests or other equity interest, any option rights, or any equity interest in the REO Subsidiary Interests whether in addition to, in substitution for, as a conversion of, or in exchange for the REO Subsidiary Interests, or otherwise in respect thereof, Seller shall accept the same on behalf of the Agent, hold the same in trust for Agent for the benefit of Buyers and deliver the same forthwith to the Agent in the exact form received, duly indorsed by Seller to the Agent, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, or, if requested, deliver the REO Subsidiary Interests re-registered in the name of Agent, to be held by the Agent subject to the terms hereof as additional security for the Obligations. Any sums paid upon or in respect of the REO Subsidiary Interests upon the liquidation or dissolution of the REO Subsidiary shall be paid over to the Agent as additional security for the Obligations. If following the occurrence and during the continuation of an Event of Default any sums of money or property so paid or distributed with respect to the REO Subsidiary Interests shall be received by Seller, Seller shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent for the benefit of Buyers segregated from other funds of Seller as additional security for the Obligations.

(f) Voting Rights. Subject to this Section 8(f), Agent on behalf of Buyers, as the holder shall exercise all voting and member rights with respect to the REO Subsidiary Interests granted to it as member of the REO Subsidiary pursuant to the REO Subsidiary Agreement. Notwithstanding the foregoing, so long as an Event of Default has not occurred and is continuing, (i) Agent shall notify and consult with Seller prior to the exercise of any rights under this Section 8 and (ii) Seller shall have the right to direct Agent, with respect to any action or inaction related to the REO Subsidiary Interests (in the event any action is requested or required to be taken) and Agent shall comply with such direction unless Agent determines in its sole discretion that such compliance with such direction will result in a Material Adverse Effect; provided, however, Agent may in its sole discretion or, may direct Seller to, transfer the servicing of the Purchased Assets or terminate a Servicing Agreement in connection with an Event of Default that has occurred and is continuing. In no event shall Agent be required to vote or exercise any member right or take other action which would impair the REO Subsidiary Interests or which would be inconsistent with or result in a violation of any provision of this Agreement. Without limiting the generality of the foregoing, Agent shall have no obligation to (a) vote to enable, or take any other action to permit the REO Subsidiary to issue any interests of any nature or to issue any other interests convertible into or granting the right to purchase or exchange for any interests of such entity, (b) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the REO Subsidiary Interests, (c) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, the Seller’s interest in the REO Subsidiary Interests except for the Lien provided for by this Agreement, or (d) enter into any agreement or undertaking restricting the right or ability of Seller to sell, assign or transfer the REO Subsidiary Interests.

(g) Agent’s Appointment as Attorney in Fact. Each Seller Party hereby irrevocably constitutes and appoints Agent on behalf of Buyers and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller Party, as applicable, and in the name of such Seller Party, as applicable, or in its own name, from time to time in Agent’s discretion, for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, in each case, subject to the terms of this Agreement. Without limiting the generality of the foregoing, each Seller Party hereby gives Agent the power and right, on behalf of such Seller Party, as applicable, without assent by, but with notice to, such Seller Party, as applicable, if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of such Seller Party, as applicable, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

(ii) to pay or discharge Taxes and Liens levied or placed on or threatened against the Repurchase Assets; and

(iii) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Agent or as Agent shall direct, including, without limitation, any payment agent with respect to any Repurchase Asset; (B) to send “goodbye” letters on behalf of such Seller Party and Servicer; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (D) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (F) to defend any suit, action or proceeding brought against such Seller Party with respect to any Repurchase Assets; (G) to settle, compromise or adjust any suit, action or proceeding described in clause (F) above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; (H) to cause the mortgagee ID with respect to each HECM Loan to be transferred to any successor to such HECM Loan or its agent as determined by Agent; and (I) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and Seller’s expense, at any time, and from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Repurchase Assets and Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller Party might do.

Each Seller Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition to the foregoing, each Seller Party agrees to execute a Power of Attorney, in the form of Exhibit J hereto, to be delivered on the date hereof. Each Seller Party and Agent acknowledges that the Powers of Attorney shall terminate on the Termination Date and satisfaction in full of the Obligations.

Each Seller Party also authorizes Agent, if an Event of Default shall have occurred and is continuing, from time to time, to execute, in connection with any sale provided for in Section 15 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on Agent hereunder are solely to protect Agent’s interests (on behalf of the Buyers) in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller Parties for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 9. Payment, Transfer and Custody.

(a) Payments and Transfers of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Agent in accordance with Agent’s Wire Instructions, not later than [***] (New York City time), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Agent on behalf of Buyers or its designee, with respect to (i) Purchased Assets that are not Wet-Ink Mortgage Loans, against the simultaneous transfer of the Purchase Price to such account as agreed to by Agent on behalf of Buyers and Seller, simultaneously with the delivery to Agent of the Purchased Assets relating to each Transaction and (ii) the Wet-Ink Mortgage Loans, upon the disbursement of funds by the Disbursement Agent pursuant to the terms and conditions of the Custodial Agreement. Upon notice from the Settlement Agent to Seller and/or Agent on behalf of Buyers that any Wet-Ink Mortgage Loan subject to a Transaction was not originated, the Wet-Ink Mortgage Loan shall be removed from the list of Eligible Mortgage Loans and the Settlement Agent shall immediately return the related Purchase Price funded by Agent on behalf of Buyers via wire transfer, in accordance with Agent’s Wire Instructions, in accordance with the Escrow Instruction Letter. Seller shall immediately notify Agent if a Wet-Ink Mortgage Loan was not originated and has been removed from the list of Eligible Mortgage Loans.

Section 10. Hypothecation or Pledge of Purchased Assets and Contributed REO Properties(i) . Title to all Purchased Assets and Repurchase Assets shall pass to Agent on behalf of Buyers and Agent on behalf of Buyers shall have free and unrestricted use of all Purchased Assets, Mortgage Loans and Contributed REO Properties. Nothing in this Agreement shall preclude any Buyer from engaging in repurchase transactions with the Purchased Assets, Mortgage Loans or Contributed REO Properties or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating its interest in the Purchased Assets, Mortgage Loans or Contributed REO Properties. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty with which any Buyer may engage in a transaction as contemplated hereunder is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Nothing contained in this Agreement shall obligate Agent on behalf of Buyers to segregate any Purchased Assets delivered to Agent by Seller.

Section 11. Fees. Seller shall pay to Agent for the benefit of Buyers in immediately available funds, all fees due and owing as and when set forth in the Pricing Side Letter. The fees are non-refundable, and such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Agent at such account designated by Agent.

Section 12. Representations. Seller represents and warrants to Agent and Buyers that as of the Purchase Date of any Purchased Assets by Agent on behalf of Buyers from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:

(a) Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(b) Agency Approvals. With respect to each Ginnie Mae Security, Seller is approved as an issuer by Ginnie Mae. Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to Ginnie Mae. Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(c) Solvency. Neither the Facility Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of a Seller Party’s creditors. The transfer of the Purchased Assets subject hereto is not undertaken with the intent to hinder, delay or defraud any of a Seller Party’s creditors. No Seller Party is insolvent within the meaning of 11 U.S.C. § 101(32) and the transfer and sale of the Purchased Assets pursuant hereto will not (i) cause a Seller Party to become insolvent, (ii) result in any property remaining with a Seller Party to be unreasonably small capital, or (iii) result in debts that would be beyond a Seller Party’s ability to pay as same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of Contributed REO Property to the REO Subsidiary and Seller has received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets subject hereto.

(d) No Broker. No Seller Party has dealt with any broker, investment banker, agent, or other person, except for Agent and/or a Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(e) Ability to Perform. No Seller Party believes, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.

(f) Existence. Each Seller Party (a) is a limited liability company duly organized, validly existing under the laws of Delaware, (b) is in good standing under the laws of Delaware, (c) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (d) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(g) Financial Statements. Seller has heretofore furnished to Agent a copy of its (a) consolidated balance sheet and the consolidated balance sheets of their respective consolidated Subsidiaries for the fiscal year ended December 31, 2020 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of BDO USA, LLP and (b) consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the such monthly periods of Seller up until December 31, 2020 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such monthly periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such monthly periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2020, there has been no material adverse change in the consolidated business, operations or financial condition of Seller or its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect. Seller has, on December 31, 2020, no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Agent in writing.

(h) No Breach. Neither (a) the execution and delivery of the Facility Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller Parties in compliance with the terms and provisions thereof will conflict with or result in (i) a breach of the organizational documents of Seller Parties, (ii) a breach of any applicable law, rule or regulation, (iii) a breach of any order, writ, injunction or decree of any Governmental Authority applicable to Seller Parties, (iv) a breach of other material agreement or instrument to which a Seller Party or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, (v) a default under any such material agreement or instrument, or (vi) the creation or imposition of any Lien (except for the Liens created pursuant to the Facility Documents) upon any Property of any Seller Party or any of their Subsidiaries pursuant to the terms of any such agreement or instrument.

(i) Action. Each Seller Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents to which it is a party, as applicable; the execution, delivery and performance by each of the Seller Parties of each of the Facility Documents to which it is a party have been duly authorized by all necessary corporate or other action on such Seller Party’s part; and each Facility Document to which it is a party has been duly and validly executed and delivered by such Seller Party, as applicable.

(j) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by each of the Seller Parties of the Facility Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Facility Documents.

(k) Enforceability. This Agreement and all of the other Facility Documents executed and delivered by Seller Parties in connection herewith are legal, valid and binding obligations of such Seller Party and are enforceable against such Seller Party in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(l) Indebtedness. Except as disclosed in writing to Agent in a compliance certificate delivered pursuant to Section 13(d)(iii) hereof, no Seller Party has Indebtedness other than under this Agreement.

(m) Material Adverse Effect. Except as disclosed in writing, since December 31, 2020, there has been no development or event nor, to any Seller Party’s knowledge, any prospective development or event, which has had or could have a Material Adverse Effect.

(n) No Default. No Default or Event of Default has occurred and is continuing.

(o) No Adverse Selection. No Seller Party has selected the Purchased Assets or Contributed REO Properties in a manner so as to adversely affect Agent’s or any Buyer’s interests.

(p) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting any Seller Party or any of its respective Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim in an aggregate amount greater than [***], or (iii) individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

(q) Margin Regulations. The use of all funds acquired by any Seller Party under this Agreement will not conflict with or contravene any of Regulations T, U or X.

(r) Taxes. Each Seller Party and its respective Subsidiaries have timely filed all federal and other material tax returns that are required to be filed by it and has timely paid all federal and other material Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable.

(s) Investment Company Act. No Seller Party nor any of its respective Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(t) Purchased Assets.

(i) No Seller Party has assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset to any other Person other than as expressly provided for in the Facility Documents.

(ii) Immediately prior to the sale of a Purchased Asset to a Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to the Agent for the benefit of Buyers hereunder.

(iii) The provisions of this Agreement are effective to either constitute a sale of the Purchased Assets to the Agent for the benefit of Buyers or to create in favor of the Agent for the benefit of Buyers a valid security interest in all right, title and interest of Seller Parties in, to and under the Purchased Assets. The provisions of this Agreement are effective to either constitute a sale of the Repurchase Assets to the Agent for the benefit of Buyers or to create in favor of the Agent for the benefit of Buyers a valid security interest in all right, title and interest of Seller Parties in, to and under the Repurchase Assets.

(u) Chief Executive Office/Jurisdiction of Organization. On the A&R Effective Date, Seller’s chief executive office, is, and has been located at 8023 East 63rd Place, Suite 700, Tulsa, Oklahoma 74133. On the A&R Effective Date, Seller’s jurisdiction of organization is Delaware. On the A&R Effective Date, the REO Subsidiary’s chief executive office is located at 8023 East 63rd Place, Suite 700, Tulsa, Oklahoma 74133. On the A&R Effective Date, the REO Subsidiary’s jurisdiction of organization is Delaware.

(v) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets, is its chief executive office.

(w) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Seller Party to Agent and/or Buyers in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Agent and/or Buyers in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Agent and/or Buyers for use in connection with the transactions contemplated hereby or thereby.

(x) ERISA.

(i) No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by any of the Seller Parties to be incurred by any of the Seller Parties or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(ii) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day. No Seller Party is, nor any ERISA Affiliate thereof is, subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.

(iii) Each Plan of each Seller Party and each of its respective Subsidiaries and ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(iv) No Seller Party has, nor any of its Subsidiaries nor any ERISA Affiliate has, incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(v) No Seller Party has, nor any of its Subsidiaries nor any ERISA Affiliate thereof has, incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(y) Compliance with 1933 Act. Seller and anyone acting on its behalf has not offered, transferred, pledged, sold or otherwise disposed of the REO Subsidiary Certificate or any interest in the REO Subsidiary Certificate to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the REO Subsidiary Certificate or any interest in the REO Subsidiary Certificate from, or otherwise approached or negotiated with respect to the REO Subsidiary Certificate or any interest in the REO Subsidiary Certificate with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, in each case, which would constitute a distribution of the REO Subsidiary Certificate under the 1933 Act or which would render the disposition of the REO Subsidiary Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

(z) No Reliance. Each Seller Party has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller Party is relying upon any advice from Agent or any Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(aa) Plan Assets. No Seller Party is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, and transactions by or with a Seller Party are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(bb) Anti-Money Laundering Laws. Each Seller Party has complied with the Anti-Money Laundering Laws; each Seller Party has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(cc) No Prohibited Persons. No Seller Party is, nor any of its respective Affiliates, officers, directors, partners or members or the Mortgagor related to any Purchased Asset is, an entity or person (or to any Seller Party’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of EO13224; (ii) whose name appears on OFAC’s most current list of “Specially Designated Nationals and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, OFAC’s website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is an affiliate of any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

Section 13. Covenants Of Seller Parties. On and as of the date of this Agreement and each Purchase Date and on each day until this Agreement is no longer in force, each Seller Party covenants as follows:

(a) Preservation of Existence; Compliance with Law. Each Seller Party shall:

(i) Preserve and maintain its legal existence;

(ii) Comply with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws); and

(iii) Preserve and maintain all material rights, privileges, licenses, franchises, permits or other approvals necessary for such Seller Party to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable law.

(b) Taxes. Each Seller Party and its respective Subsidiaries shall timely file all federal and other material tax returns that are required to be filed by it and shall timely pay all federal and other material Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(c) Notice of Proceedings or Adverse Change. Each Seller Party shall give notice to Agent immediately after a responsible officer of such Seller Party has any knowledge of:

(i) the occurrence and continuance of any Default or Event of Default;

(ii) any default or event of default under any Indebtedness of any Seller Party which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default;

(iii) any litigation or proceeding that is pending or threatened (a) against a Seller Party in which the amount involved exceeds [***], and is not covered by insurance, in which injunctive or similar relief is sought, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (b) in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(iv) as soon as reasonably possible, notice of any of the following events:

(A) a material change in the insurance coverage of any Seller Party, with a copy of evidence of same attached;

(B) any material change in accounting policies or financial reporting practices of any Seller Party;

(C) notice or knowledge that a Servicer, for any reason, ceases to possess any agency approvals required to service the Mortgage Loans, or should notification of a material and/or adverse action with respect to the servicing of the Mortgage Loans to the relevant agency or to HUD be required;

(D) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets;

(E) as soon as practicable, but, in any case, no more than [***], after any Seller Party has obtained knowledge of any fact that could be the basis of any reduction of Asset Value with respect to a Purchased Asset, notice identifying the Purchased Asset with respect to which such reduction of Asset Value exists and detailing the cause of such reduction of Asset Value; or

(F) any other event, circumstance or condition that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(v) promptly, but no later than [***] after any Seller Party receives any of the same, deliver to Agent a true, complete, and correct copy of any schedule, report, notice, or any other document delivered to such Seller Party by any Person which would have an adverse effect on the Asset Value of any of the Repurchase Assets;

(vi) promptly, but no later than [***] after any Seller Party receives notice of the same, any Mortgage Loan or Contributed REO Property submitted to a Take-out Investor (whole loan or securitization) and rejected for purchase by such Take-out Investor;

(vii) promptly, but no later than [***] after any Seller Party receives notice of any Security Issuance Failure; and

(viii) promptly, but no later than [***] after any Seller Party receives notice of the same, any Pooled Loan is eligible for a forward trade with a Take-out Investor by providing a copy of the applicable Take-out Commitment to the Agent.

(d) Reporting. Seller shall maintain a system of accounting established and administered in accordance with GAAP, and Seller shall furnish to Agent:

(i) Within [***] after the [***] of each of the first (1st) three (3) fiscal quarters of each fiscal year of Seller, Seller’s management certified Financial Statements, including a balance sheet, income statement and cash flow statement, each as of the end of such fiscal quarter and in each case presented fairly in accordance with GAAP;

(ii) Within [***] after the [***] of its fiscal year, commencing with the 2021 fiscal year, Seller’s Financial Statements for such fiscal year, presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of nationally recognized independent certified public accountants approved by Agent (which approval shall not be unreasonably withheld);

(iii) (A) Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to Sections 13(d)(i) and (ii) hereof, or monthly upon Agent’s request, a certificate in form and substance acceptable to Agent in its sole discretion, and certified by an executive officer of Seller, and (B) quarterly, or simultaneously with the financial statements to be delivered pursuant to Section 13(d)(i) hereof, an officer’s certificate of covenant compliance certifying that (x) the related Financial Statements are true and correct, (y) compliance with the Financial Condition Covenants set forth in the Pricing Side Letter and (z) setting forth any Indebtedness of the Seller other than Indebtedness under this Agreement;

(iv) Within [***] after the end of each calendar month, a monthly report of Seller (x) listing the HECM Buyouts consummated in such month notifying Agent of commencement of such Agency Claim Process with respect to the related Mortgage Loan and (y) setting forth any litigation, investigation, regulatory action or proceeding that is pending or threatened by or against Seller in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, in form and substance acceptable to Agent;

(v) Within [***] after the end of each calendar month, a Quality Control Report, in form and substance acceptable to Agent; provided that if Agent at any time has concerns regarding the information, results or conclusions set forth in such Quality Control Report, then (without limiting the generality of Section 19 hereof) the Agent may in its sole discretion, and at Seller’s expense, hire a verification agent selected by Agent to perform quality control reviews at such intervals as it deems appropriate in its sole good faith discretion;

(vi) Within [***] after the end of each calendar month, a monthly servicing report of Servicer, in the form attached as Exhibit E hereto, which form will be agreed upon by Agent and Seller prior to the delivery of the first such report (the “Monthly Servicing Report”);

(vii) [***] prior to each Remittance Date, a monthly remittance report of Servicer, in form and substance acceptable to the Agent;

(viii) Within [***] after any material amendment, modification or supplement has been entered into with respect to a Servicing Agreement, a fully executed copy thereof, certified by Seller to be true, correct and complete;

(ix) Any other agreements, correspondence, documents or other information which have not previously been disclosed to Agent that (x) would have a Material Adverse Effect on the Seller or (y) materially effects the Purchased Assets or the Mortgage Loans, in each case, as soon as possible after the discovery thereof by Seller; and

(x) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller and its Subsidiaries as Agent may reasonably request.

(e) Visitation and Inspection Rights. Each Seller Party shall permit Agent and Buyers to inspect, and to discuss with such Seller Party’s officers, agents and auditors, the affairs, finances, and accounts of such Seller Party, the Repurchase Assets, and such Seller Party’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon reasonable notice (provided, that upon the occurrence and continuance of an Event of Default, no notice shall be required), and (iii) at the expense of such Seller Party to discuss with its officers, its affairs, finances, and accounts.

(f) Reimbursement of Expenses. On the date of execution of this Agreement, each Seller Party shall reimburse Agent for all expenses (including legal fees) incurred by Agent and Buyers on or prior to such date. From and after such date, each Seller Party shall promptly reimburse Agent for all expenses as the same are incurred by Agent and/or Buyers and within [***] of the receipt of invoices therefor.

(g) Further Assurances. Each Seller Party shall execute and deliver to Agent all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Agent may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. Each Seller Party shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, each Seller Party will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations and other laws. Each Seller Party will not allow any default for which such Seller Party is responsible to occur under any Repurchase Assets or any Facility Document and each Seller Party shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.

(h) True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of any Seller Party or any of its Affiliates thereof or any of their officers furnished to Agent and/or Buyers hereunder and during Agent and/or Buyers’ diligence of each Seller Party are and will be true and complete and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by each Seller Party to Agent and/or Buyers pursuant to this Agreement shall be prepared in accordance with GAAP, or in connection with SEC filings, if any, the appropriate SEC accounting requirements.

(i) ERISA Events.

(i) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior [***] involve a payment of money by or a potential aggregate liability of any of the Seller Parties or any ERISA Affiliate thereof or any combination of such entities in excess of [***], such Seller Party shall give Agent a written notice specifying the nature thereof, what action any Seller Party or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the IRS, the U.S. Department of Labor or the PBGC with respect thereto.

(ii) Promptly upon receipt thereof, each Seller Party shall furnish to Agent copies of all (i) notices received by such Seller Party or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) notices received by such Seller Party or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of [***]; and (iii) funding waiver requests filed by any Seller Party or any ERISA Affiliate thereof with the IRS with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than [***], and all communications received by any Seller Party or any ERISA Affiliate thereof from the IRS with respect to any such funding waiver request.

(j) Financial Condition Covenants. Seller shall comply with the financial covenants set forth in the Pricing Side Letter.

(k) No Adverse Selection. Seller shall not select Eligible Mortgage Loans to be sold to Agent for the benefit of Buyers as Purchased Assets using any type of adverse selection or other selection criteria which would adversely affect Agent and/or Buyers.

(l) Insurance. Seller shall cause Finance of America Reverse LLC to maintain Fidelity Insurance in an aggregate amount at least equal to [***] or such other amount as required by the Agencies. Seller shall continue to maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. Seller shall notify Agent of any material change in the terms of any such Fidelity Insurance.

(m) Books and Records. Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets and Eligible Mortgage Loans.

(n) Illegal Activities. No Seller Party shall engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(o) Material Change in Business. No Seller Party shall make any material change in the nature of its business as carried on at the date hereof.

(p) Limitation on Dividends and Distributions. Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s consolidated Subsidiaries. For the avoidance of doubt, prior to the occurrence and continuance of an Event of Default hereunder, and to the extent that an Event of Default will not result therefrom, Seller may make distributions to FEAC for the purposes of FEAC satisfying the tax liabilities related to FEAC.

(q) Disposition of Assets; Liens. No Seller Party shall cause any of the Repurchase Assets to be sold, pledged, assigned or transferred, other than in accordance with this Agreement; nor shall any Seller Party create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of Agent for the benefit of Buyers.

(r) Transactions with Affiliates. No Seller Party shall enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Seller Party or any Affiliate, unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of any Seller Party’s business and (c) upon fair and reasonable terms no less favorable to any Seller Party, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(s) ERISA Matters.

(i) No Seller Party shall permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior [***], involves the payment of money by or an incurrence of liability of any of the Seller Parties or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of [***].

(ii) No Seller Party shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and no Seller Party shall use “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with any Seller Party are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(t) Consolidations, Mergers and Sales of Assets. No Seller Party shall (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(u) Facility Documents. No Seller Party shall permit the amendment or modification of, the waiver of any event of default under, or the termination of any Facility Document without Agent’s prior written consent. No Seller Party shall waive (or direct the waiver of) the performance by any party to any Facility Document of any action, if the failure to perform such action would adversely affect such Seller Party, any Purchased Assets, Mortgage Loans, Contributed REO Properties or Repurchase Assets in any material respect, nor has any such Person waived (or has directed the waiver of) any default resulting from any action or inaction by any party.

(v) Agency Matters.

(i) Seller shall be approved by Ginnie Mae as an approved issuer in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including without limitation a change in insurance coverage, which would either make Seller or Servicer, as applicable, unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to Ginnie Mae or, to HUD. Should Seller or Servicer, as applicable, for any reason, cease to possess all such Agency Approvals, or should notification to Ginnie Mae or, to HUD be required, Seller shall so notify Agent promptly in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Servicer shall service all Mortgage Loans in accordance with the FHA Regulations, as applicable.

(ii) The Servicer shall maintain all Agency Approvals. Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(iii) Should Servicer, for any reason, cease to possess all such Agency Approvals, or should notification to Ginnie Mae or, to HUD or FHA be required with respect to any non-compliance or breach, Seller shall so notify Agent immediately in writing upon notice or knowledge thereof. Notwithstanding the preceding sentence, Servicer shall take all necessary action to maintain all of its Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Servicer shall service all Mortgage Loans in accordance with the FHA Regulations.

(w) HUD Matters. With respect to each FHA Loan, to the extent Seller is not designated as mortgagee of record, Seller shall, at Agent’s request, cause Servicer to designate Seller as mortgagee of record on the FHA Connect system under mortgagee number as specified in the applicable Servicer Notice, and shall cause Servicer to submit all claims to HUD under such applicable number for remittance of amounts to the Collection Account.

(x) Underwriting Guidelines. The Underwriting Guidelines shall not be materially amended without the written consent of Agent, which may be granted or withheld in its sole discretion.

(y) Pooled Loans. Seller shall deliver to Agent prior written notice of a Take-Out Commitment of Pooled Loans with the Agency and shall, simultaneously, request a release of the Asset Files related to such Pooled Loans from the Custodian pursuant to a bailee agreement in form and substance acceptable to Agent. If Agent shall determine that a bailee arrangement satisfactory to Agent has been established, Agent shall execute and deliver to Custodian a HUD Form 11711-A with respect to such Pooled Loans. Seller (i) shall submit copies of the relevant Pooling Documents (the originals of which shall have been delivered to the Agency) as Agent may request from time to time, and (ii) shall arrange that all payments under the related Take-out Commitment with respect to such Pooled Loans shall be paid directly to Agent at the Securities Account. With respect to any Take-out Commitment with the Agency, the applicable Pooling Documents shall list the securities intermediary set forth in the Joint Securities Account Control Agreement or such other party approved by Agent in its sole discretion as sole subscriber, unless otherwise agreed to in writing by Agent, in Agent’s sole discretion, and the related Ginnie Mae Security shall be delivered to the Securities Account, subject to the Joint Securities Account Control Agreement.

(z) MERS Notice. Upon Seller’s receipt of a MERS Notice, Seller shall use its best efforts to promptly execute and deliver an Electronic Tracking Agreement to Agent in form and substance reasonably acceptable to Agent and MERS.

(aa) No Division/Series Transactions. Notwithstanding anything to the contrary contained in this Agreement or any other Facility Document, (i) if any Seller Party is a limited liability company organized under the laws of the State of Delaware, such Seller Party shall not enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction and (ii) none of the provisions in this Agreement nor any other Facility Document, shall be deemed to permit any Seller Party or any of its respective Subsidiaries to enter into (or agree to enter into) any Division/Series Transaction.

(bb) Special Purpose Entity. Unless otherwise consented to by the Agent in writing, and except as permitted by the Facility Documents, the REO Subsidiary shall be a Special Purpose Entity that shall (a) own no assets, and will not engage in any business, other than the assets and transactions specifically contemplated by the Facility Documents and sales, purchases, distributions or contributions of assets made in connection with assets that are no longer subject to a Transaction; (b) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Facility Documents; (c) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of its Affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the Agent’s prior written consent which shall not be unreasonably withheld; (g) maintain all of its books, records and financial statements separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of applicable law; provided, that (i) appropriate notation shall be made on such financial statements if prepared to indicate the separateness of the REO Subsidiary from such Affiliate and to indicate that the REO Subsidiary’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (ii) such assets shall also be listed on the REO Subsidiary’s own separate balance sheet if prepared and (iii) the REO Subsidiary shall file its own tax returns if filed, except to the extent consolidation is required or permitted under applicable law); (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other; (i) not enter into any transactions with any Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction; (j) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (k) not engage in or suffer any dissolution, winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (l) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (m) not institute against, or join any other Person in instituting against the REO Subsidiary, any proceedings of the type referred to in the definition of “Insolvency Event” hereunder or seek to substantively consolidate the REO Subsidiary in connection with any Insolvency Event with respect to the REO Subsidiary; (n) will not hold itself out to be responsible for the debts or obligations of any other Person; (o) not form, acquire or hold any Subsidiary or own any equity interest in any other entity; and (p) not pledge its assets to secure the obligations of any Person.

Section 14. Events of Default. If any of the following events (each, an “Event of Default”) occurs, Agent shall have the rights set forth in Section 15 hereof, as applicable:

(a) Payment Default. (i) Seller fails to make any payment of Repurchase Price or Margin Deficit, when due, whether by acceleration, mandatory repurchase or otherwise, (ii) Seller fails to make any payment of Price Differential, when due, whether by acceleration, mandatory repurchase or otherwise, and such failure continues for more than [***] after notice to Seller or (iii) Seller fails to make any payment (other than Repurchase Price, Price Differential or Margin Deficit), when due, whether by acceleration, mandatory repurchase or otherwise, and such failure continues for more than [***] after notice to Seller; or

(b) Immediate Representation and Warranty Default. The failure of any Seller Party to perform, comply with or observe any representation, warranty or certification applicable to such Seller Party contained in any of Sections 12(c) (Solvency); (f)(a) (Existence); (h) (No Breach); (i) (Action); (k) (Enforceability); (l) (Indebtedness); (q) (Margin Regulations); (s) (Investment Company Act); (t) (Purchased Assets); (w) (True and Complete Disclosure); (x) (ERISA); (z) (No Reliance); (aa) (Plan Assets); or (cc) (No Prohibited Persons), in each case, of this Agreement; or

(c) Additional Representation and Warranty Defaults. Any representation, warranty or certification made or deemed made herein or in any other Facility Document (and not identified in Section 14(b) hereof) by any Seller Party or any certificate furnished to Agent and/or Buyers pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets, Mortgage Loans or Contributed REO Properties furnished in writing by on behalf of a Seller Party shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedules 1-A, 1-B, 1-C and 1-D hereto; unless (A) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined in good faith by Agent in its sole discretion to be materially false or misleading on a regular basis); or

(d) Immediate Covenant Default. The failure of any Seller Party to perform, comply with or observe any term, covenant or agreement applicable to such Seller Party contained in any of Sections 13(a)(i) or (ii) (Preservation of Existence; Compliance with Law); (h) (True and Correct Information); (j) (Financial Condition Covenants); (k) (No Adverse Selection); (n) (Illegal Activities); (o) (Material Change in Business); (p) (Limitation on Dividends and Distributions); (q) (Disposition of Assets; Liens); (r) (Transactions with Affiliates); (s) (ERISA Matters); (t) (Consolidations, Mergers and Sales of Assets); (v) (Agency Matters); or (bb) (Special Purpose Entity); or

(e) Additional Covenant Defaults. Any Seller Party shall fail to observe or perform any other covenant or agreement contained in the Facility Documents (and not identified in Section 14(d) hereof), and if such default shall be capable of being remedied, such failure to observe or perform shall continue unremedied beyond [***]; or

(f) Judgments. A judgment or judgments for the payment of money in excess of [***] with respect to a Seller Party in the aggregate shall be rendered against such Seller Party, by [***] or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof, and such party shall not, within said period of [***], or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(g) Cross-Default. Any Seller Party shall be in default beyond any applicable grace period under (A) any Indebtedness of such Seller Party which default involves the failure to pay a material matured obligation or permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, which, in each case, has not been waived in writing by Agent, or (B) any other financing, hedging, security or other agreement or contract between such Seller Party on the one hand, and Agent or any of its Affiliates on the other, which in each case, has not been waived in writing by Agent; or

(h) Insolvency Event. An Insolvency Event shall have occurred with respect to any Seller Party; or

(i) Enforceability. For any reason any Facility Document to which a Seller Party is a party at any time shall not to be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Person (other than Agent and/or a Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Agent and/or a Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations under any Facility Document; or

(j) Liens. Any Seller Party shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Agent for the benefit of Buyers) or Agent for the benefit of Buyers for any reason ceases to have a valid, first priority security interest in any of the Repurchase Assets; or

(k) Material Adverse Effect. A Material Adverse Effect shall have occurred as determined by Agent in its reasonable discretion, and shall remain uncured for [***] after written notice by Agent to Seller of the existence of such Material Adverse Effect; or

(l) Change in Control. A Change in Control shall have occurred without the Agent’s prior written consent; or

(m) Inability to Perform. Any Seller Party shall admit its inability to, or its intention not to, perform any of their obligations under the Facility Documents; or

(n) Servicer Termination. A Servicer Termination Event shall have occurred, and Seller fails to appoint and transfer the servicing of the related Purchased Assets to a successor Servicer that is satisfactory to Agent in Agent’s good faith discretion within [***]; or

(o) Failure to Transfer. Seller fails to transfer the Purchased Assets to Agent for the benefit of Buyers (or with respect to Contributed REO Properties, fails to transfer such Contributed REO Properties to the REO Subsidiary) on or prior to the applicable Purchase Date; or

(p) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have received any judicial or administrative order permitting such Governmental Authority to take any action that is reasonably likely to result in a condemnation, seizure or appropriation, or assumption of custody or control of, all or any substantial part of the Property of any Seller Party, or shall have taken any action to displace the management of any Seller Party or to materially curtail its authority in the conduct of the business of any Seller Party, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any Seller Party as an issuer, buyer or a seller of Mortgage Loans, Contributed REO Properties or securities backed thereby, and such action shall not have been discontinued or stayed within [***]; or

(q) Assignment. Assignment or attempted assignment by any Seller Party of this Agreement or any other Facility Document or any rights hereunder or thereunder without first obtaining the specific written consent of Agent; or

(r) Reasonable Assurances. Agent and/or Buyers shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of any Seller Party (including but not limited to any information regarding any repurchase and indemnity requests or demands made upon any Seller Party by any third party investors) and such reasonable information and/or responses shall not have been provided within [***] of such request; or

(s) Information. Agent and/or Buyers shall reasonably request, specifying the reasons for such request, reasonably information, and/or written responses to such requests, regarding the financial well-being of any Seller Party (including, but not limited to, any information regarding any repurchase and indemnity requests or demands made upon such Seller Party or any of its Subsidiaries by any third-party investors) and such reasonable information and/or responses shall not have been provided within [***] of such request; or

(t) Ginnie Mae Waiver. Seller shall not be in compliance with a Ginnie Mae capital requirement and Seller shall not have received a waiver of such default from Ginnie Mae in form and substance acceptable to Agent in its reasonable discretion; or

(u) Margin Deficit. Seller shall have failed to cure a Margin Deficit in accordance with Section 4 hereof.

Section 15. Remedies.

(a) If an Event of Default occurs, the following rights and remedies are available to Agent on behalf of Buyers; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Agent in writing:

(i) At the option of Agent, exercised by written notice to the Seller Parties (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of any Seller Party), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii) If Agent exercises or is deemed to have exercised the option referred to in Section 15(a)(i) hereof,

(A) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with Section 15(a)(i) hereof, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Agent and applied to the Aggregate Unpaid Repurchase Price and any other amounts owed by Seller hereunder, and (3) Seller shall immediately deliver to Agent any Purchased Assets and Contributed REO Properties subject to such Transactions then in Seller’s possession or control, including Mortgage Loans and Contributed REO Properties; and

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360-day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to Section 15(a)(i) hereof.

(iii) Upon the occurrence of one (1) or more Events of Default, Agent shall have the right to obtain physical possession of all files of each Seller Party relating to the Purchased Assets, Mortgage Loans, Contributed REO Properties and Repurchase Assets and all documents relating to the Purchased Assets, Mortgage Loans and Contributed REO Properties and the Repurchase Assets related thereto which are then or may thereafter come in to the possession of any Seller Party or any third party acting for such Seller Party and each Seller Party shall deliver to Agent such assignments as Agent shall request. Agent shall be entitled to specific performance of all agreements of any Seller Party contained in Facility Documents.

(iv) Upon the occurrence and continuance of an Event of Default, Agent, or Agent through its Affiliates or designees, may (A) immediately sell, at a public or private sale at such price or prices as Agent may reasonably deem satisfactory any or all of the Purchased Assets and Repurchase Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets and Repurchase Assets, to retain such Purchased Assets and Repurchase Assets for the benefit of Buyers and give Seller credit for such Purchased Assets and Repurchase Assets in an amount equal to the Market Value of the related Mortgage Loans, Contributed REO Properties, Purchased Assets or Repurchase Assets (as determined and adjusted by the Agent in its sole discretion, giving such weight to the BPO Value or outstanding principal balance of such Mortgage Loans, Contributed

REO Properties, or Purchased Assets as Agent deems appropriate) against the Aggregate Unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets and Repurchase Assets effected pursuant to the foregoing shall be applied as determined by Agent.

(v) Seller shall be liable to Agent and Buyers for (A) the amount of all actual expenses, including reasonable documented legal fees and expenses, actually incurred by Agent and Buyers in connection with or as a consequence of an Event of Default, (B) all actual costs incurred in connection with covering transactions or hedging transactions, and (C) any other actual loss, damage, cost or expense arising or resulting from the occurrence and continuance of an Event of Default.

(b) The Seller Parties acknowledge and agree that (A) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Assets and Repurchase Assets, the Agent may establish the source therefor in its sole discretion and (B) all prices, bids and offers shall be determined together with accrued Income. The Seller Parties recognize that it may not be possible to purchase or sell all of the Purchased Assets and Repurchase Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets and Repurchase Assets may not be liquid at such time. In view of the nature of the Purchased Assets and Repurchase Assets, the Seller Parties agree that liquidation of a Transaction or the Purchased Assets and Repurchase Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Agent may elect, in its sole good faith discretion, the time and manner of liquidating any Purchased Assets and Repurchase Assets, and nothing contained herein shall (A) obligate Agent to liquidate any Purchased Assets and Repurchase Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets and Repurchase Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of any Buyer. A Buyer may exercise one (1) or more of the remedies available hereunder immediately upon the occurrence and continuance of an Event of Default and at any time thereafter without notice to any Seller Party. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyers may have.

(c) Agent may enforce its and each Buyer’s rights and remedies hereunder without prior judicial process or hearing, and each Seller Party hereby expressly waives any defenses such Seller Party might otherwise have to require Agent to enforce its rights by judicial process. Each Seller Party also waives any defense (other than a defense of payment or performance) such Seller Party might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Each Seller Party recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d) Without limiting the rights of Agent hereto to pursue all other legal and equitable rights available to Agent for any Seller Party’s failure to perform its obligations under this Agreement, each Seller Party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Agent shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Agent from pursuing any other remedies for such breach, including the recovery of monetary damages.

(e) Agent shall have, in addition to its rights and remedies under the Facility Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement among Agent, Buyers and any Seller Party. Without limiting the generality of the foregoing, Agent and Buyers shall be entitled to set off the proceeds of the liquidation of the Purchased Assets and Repurchase Assets against all of Seller Parties’ obligations to Agent or any Buyer, whether or not such obligations are then due, without prejudice to Agent’s or such Buyer’s, as applicable, right to recover any deficiency.

Section 16. Indemnification and Expenses.

(a) Seller agrees to hold Agent and each Buyer, and their respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel, and Taxes relating to or arising in connection with the ownership of the Purchased Assets or the indirect ownership of the Contributed REO Properties, but excluding any Taxes otherwise addressed in Section 7 hereof) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby (including, without limitation, any wire fraud or data or systems intrusions which causes Agent or Buyers to incur any such Costs), that, in each case, results from anything other than an Indemnified Party’s gross negligence or willful misconduct. For the avoidance of doubt “Costs” shall include Taxes that represent losses, damages, claims, costs and expenses arising from any non-Tax claim. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets, including Contributed REO Properties, that, in each case, results from anything other than an Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Assets for any sum owing thereunder, or to enforce any provisions of any Purchased Assets, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. This Section 16(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) Seller agrees to pay as and when billed by Agent all of the out-of-pocket costs and expenses incurred by Agent and Buyers in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Agent all of the costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the fees, disbursements and expenses of counsel to Agent and Buyers which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder. Subject to the limitations set forth in Section 30 hereof, Seller agrees to pay Agent all the due diligence, inspection, testing and review costs and expenses incurred by Agent and Buyers with respect to Mortgage Loans or Contributed REO Properties submitted by Seller for purchase under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Agent and Buyers pursuant to Section 19 hereof and the reasonable fees and expenses of the Payment Agent.

(c) The obligations of Seller from time to time to pay the Repurchase Price, the Price Differential, and all other amounts due under this Agreement shall be full recourse obligations of Seller.

Section 17. Servicing.

(a) Seller Parties, on Agent’s behalf, shall contract with one (1) or more Servicers to service the Mortgage Loans and Contributed REO Properties consistent with the degree of skill and care that such Servicers customarily require with respect to similar Mortgage Loans and Contributed REO Properties owned or managed by such Servicers and in accordance with Accepted Servicing Practices. The Servicer shall (i) comply with all applicable federal, state and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Agent or any Buyer in any Mortgage Loans, Contributed REO Properties or any payment thereunder. Agent may terminate the servicing of any Mortgage Loan or Contributed REO Property with the then existing servicer in accordance with Section 17(e) hereof. The Servicing Agreement shall not be materially amended without the written consent of Agent, which may be granted or withheld in its sole discretion; provided that the Seller shall provide the Agent with written notice of any amendment of the Servicing Agreement, including a copy of such amendment.

(b) Reserved.

(c) Seller Parties shall cause the Servicer and any interim servicer to deposit all collections received by Seller on account of the Purchased Assets in the Collection Account in accordance with the provisions of Section 5(b).

(d) Seller shall provide promptly to Agent a Servicer Notice addressed to and agreed to by the Servicer of the related Mortgage Loans and Contributed REO Properties, advising such Servicer of such matters as Agent may reasonably request, including, without limitation, recognition by the Servicer of Agent’s interest in such Mortgage Loans and Contributed REO Properties and the Servicer’s agreement that upon receipt of notice of an Event of Default from Agent, it will follow the instructions of Agent with respect to the Mortgage Loans and Contributed REO Properties and any related Income with respect thereto.

(e) Upon the occurrence and continuance of a Default or Event of Default hereunder or a material default under the Servicing Agreement, Agent and Buyers shall have the right to immediately terminate the Servicer’s right to service the Mortgage Loans and Contributed REO Properties without payment of any penalty or termination fee. Seller shall cooperate in transferring the servicing of the Mortgage Loans and Contributed REO Properties to a successor servicer appointed by Agent in its sole discretion.

(f) If any Seller Party should discover that, for any reason whatsoever, any entity responsible to a Seller Party by contract for managing or servicing any such Mortgage Loan or Contributed REO Property has failed to perform fully such Seller Party’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Mortgage Loans or Contributed REO Properties, such Seller Party shall promptly notify Agent.

Section 18. Recording of Communications. Agent, each Buyer and Seller Parties shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other parties with respect to Transactions upon notice to the other parties of such recording.

Section 19. Due Diligence. Each Seller Party acknowledges that Agent and each Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, Mortgage Loans and Contributed REO Properties, Seller Parties and Servicer, including, without limitation, financial information, organization documents, business plans, purchase agreements and underwriting purchase models for each pool of Purchased Assets, Mortgage Loans and Contributed REO Properties, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Seller Party agrees that (a) upon reasonable prior notice to such Seller Party, unless an Event of Default shall have occurred and be continuing, in which case no notice is required, Agent, each Buyer or their respective authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Assets, Mortgage Loans and Contributed REO Properties (the “Due Diligence Documents”) in the possession or under the control of Seller and/or the Custodian, or (b) upon request, Seller Parties shall create and deliver to Agent within [***] of such request, an electronic copy via email to [***], in a format acceptable to Agent, of such Due Diligence Documents as Agent may request. The Seller Parties also shall make available to Agent and Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets, Mortgage Loans and Contributed REO Properties. Without limiting the generality of the foregoing, each Seller Party acknowledges that Agent on behalf of Buyers may purchase Purchased Assets from Seller and enter into additional Transactions with respect to the Mortgage Loans and Contributed REO Properties based solely upon the information provided by Seller to Agent in the Asset Schedule and the representations, warranties and covenants contained herein, and that Agent and/or any Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets, Mortgage Loans and Contributed REO Properties purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties with respect to the Mortgage Loans and Contributed REO Properties and otherwise re-generating the information used to originate such Purchased Assets, Mortgage Loans and Contributed REO Properties. Agent and/or Buyers may underwrite such Purchased Assets, Mortgage Loans and Contributed REO Properties themselves or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Seller Party agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Agent, each Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans and Contributed REO Properties in the possession, or under the control, of such Seller Party. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Agent and each Buyer in connection with Agent’s and each Buyer’s activities pursuant to this Section 19. Agent and each Buyer may, based on such due diligence, require to change contractual terms and add protections it deems, in its absolute discretion, necessary to protect its rights in the Mortgage Loans and Contributed REO Properties.

Section 20. Assignability.

(a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by the Seller Parties without the prior written consent of Agent on behalf of Buyers. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Each Buyer may, upon at least [***] notice to Seller, from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents to any Person pursuant to an executed assignment and acceptance by such Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of such Buyer hereunder, and (b) such Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, the Seller Parties shall continue to take directions solely from Agent unless otherwise notified by Agent in writing. A Buyer may distribute to any prospective assignee any document or other information delivered to such Buyer by the Seller Parties.

(b) Buyer, upon at least [***] notice to Seller Parties, may sell participations to one (1) or more Persons in or to all or a portion of its rights and obligations under this Agreement to any Person; provided, however, that (i) such Buyer’s obligations under this Agreement shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller Parties shall continue to deal solely and directly with Agent on behalf of such Buyer in connection with such Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 7; provided that no such restrictions shall apply with respect to any sale to any Affiliate of such Buyer or if an Event of Default has occurred and is continuing; and provided, further, that such Buyer shall act as agent for all purchasers, assignees and point of contact for Seller pursuant to agency provisions to be agreed upon by such Buyer, its intended purchasers and/or assignees and Seller.

(c) In the event that any Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 21. Transfer and Maintenance of Register.

(a) Subject to acceptance and recording thereof pursuant to Section 21(b) hereof, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of the applicable Buyer under this Agreement. Any assignment or transfer by a Buyer of rights or obligations under this Agreement that does not comply with this Section 21 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 21(b) hereof.

(b) Seller shall maintain a register (the “Register”) on which it will record each Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of each Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned or participated. Failure to make any such recordation, or any error in such recordation shall not affect any Seller Party’s obligations in respect of such rights. If Agent or a Buyer sells a participation in any Buyer’s rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this Section 21(b) and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.

Section 22. Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 23. Set-Off.

(a) In addition to any rights and remedies of Agent and any Buyer hereunder and by law, Agent and Buyers shall have the right, without prior notice to the Seller Parties, any such notice being expressly waived by the Seller Parties to the extent permitted by applicable law to set-off and appropriate and apply against any obligation from the Seller Parties to Agent, any Buyers or any of their respective Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Agent, any Buyer or any Affiliate thereof to or for the credit or the account of the Seller Parties. Agent and each Buyer agrees promptly to notify the Seller Parties (and, in the case of a notice being provided by a Buyer, Agent) after any such set-off and application made by Agent or such Buyer; provided that, in any case, the failure to give such notice shall not affect the validity of such set-off and application.

(b) Agent shall at any time have the right, in each case until such time as Agent determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Agent or any Buyer would otherwise be obligated to pay, remit or deliver to any Seller Party hereunder if an Event of Default has occurred and is continuing.

Section 24. Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and neither Agent nor any Buyer shall be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Agent or such Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of Seller under Section 16 hereof shall survive the termination of this Agreement.

Section 25. Notices and Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic mail, telecopy or other electronic delivery) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by electronic mail, telecopy or other electronic delivery or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

Section 26. Entire Agreement; Severability; Single Agreement.

(a) This Agreement, together with the Facility Documents, constitute the entire understanding among the parties hereto with respect to the subject matter they cover and shall supersede any existing agreements among the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, each party hereto acknowledges that it has not made, and is not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b) Each party hereto acknowledges that, and has entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each party hereto agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted, and (iv) to promptly provide notice to the others after any such set off or application.

Section 27. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

Section 28. SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 29. No Waivers, et cetera. No failure on the part of Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Agent in writing.

Section 30. Netting. If Agent, any Buyer and any Seller Party are “financial institutions” as now or hereinafter defined in Section 4402 and any rules or regulations promulgated thereunder,

(a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402.

(b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

Section 31. Confidentiality.

(a) Agent, each Buyer and each Seller Party hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is disclosed to its Affiliates, and its and their employees, directors, officers, advisors (including legal counsel, accountants and auditors), representatives and service providers, or taxing authorities (the “Representatives”), (ii) it is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, (iii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iv) an Event of a Default has occurred and Agent or any Buyer determines such information to be necessary or desirable to disclose in connection with the managing, marketing or sales of the Purchased Assets or otherwise to enforce or exercise Agent’s or any Buyer’s rights hereunder or under any Facility Document, (v) Agent or any Buyer determines in good faith that such information is necessary or desirable to disclose in connection with any transaction or potential transaction involving any assignment, participation, potential assignment, potential participation or rehypothecations in accordance with Section 10 or 20 hereof or any other financing source or provider to any Buyer or any successor thereto (including any potential assignees or purchasers from such party) or to their respective Representatives; provided that in the case of clause (v) above, Agent and/or Buyers, as applicable, shall execute a confidentiality agreement with any such Person with restrictions on the disclosure of Confidential Terms at least as restrictive as set forth herein, prior to disclosure of any such Confidential Terms; except that such requirement shall not apply to Representatives that are subject to duty of confidentiality with respect to the Confidential Terms by law, rules of professional conduct, or contract. Each Seller Party, each Buyer and Agent shall be responsible for any breach of the terms of this Section 31(a) by any Person that it discloses Confidential Terms to pursuant to clause (i) above. No Seller Party shall, without the written consent of Agent, and neither Agent nor any Buyer shall, without the written consent of Seller Parties, make any communication, press release, public announcement or statement in any way connected to the existence or terms of this Agreement or the other Facility Documents or the Transactions contemplated hereby or thereby, except where such communication or announcement is required by law or regulation, in which event such Seller Party will consult and cooperate with Agent, or Agent or such Buyer shall cooperate with Seller Parties, with respect to the wording of any such announcement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no Seller Party may disclose the name of or identifying information with respect to Agent or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Agent. The provisions set forth in this Section 31 shall survive the termination of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, each Seller Party, Agent and Buyer shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Each Seller Party, Agent and Buyer understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the GLB Act, and each Seller Party, Agent and Buyer agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable local, state and federal laws relating to privacy and data protection. The Seller Parties, Agent and Buyer shall implement such administrative, technical and physical safeguards and other security measures to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” (as defined in the GLB Act) of Agent, any Buyer or any Affiliate of Agent or any Buyer which Agent or such Buyer, as applicable, holds, (b) protect against any anticipated threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information which could result in substantial harm or inconvenience to any “customer”. The Seller Parties, Agent and Buyer shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Each Seller Party shall notify Agent immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Agent, any Buyer or any of their respective Affiliates provided directly to a Seller Party. Agent and Buyers shall notify the Seller Parties promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of a Seller Party or any Affiliate of a Seller Party provided directly to Agent and/or a Buyer. Each Seller Party shall provide such notice to Agent by personal delivery, by electronic transmission with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual. Agent and Buyers shall provide such notice to each Seller Party by personal delivery, by electronic transmission with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 32. Intent.

(a) The parties hereto recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller, Agent and Buyers further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

(b) The parties intend for the Agent and Buyers to be entitled to the broadest “safe harbor” benefits and protections afforded under the Bankruptcy Code. Without limiting the foregoing, for so long as the Agent is a “financial institution,” “financial participant” or other entity listed in Sections 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code, each Buyer shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement”, a “securities contract” and a “master netting agreement” including (x) the rights, set forth in Section 15 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and accelerate and terminate this Agreement, (y) the right to offset or net out as set forth in Sections 15 and 23 hereof and in Sections 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code and (z) the non-avoidability of transfers made in connection with this Agreement as set forth in Sections 546(e), 546(f) and 546(j) of the Bankruptcy

Code. The Buyers’ rights (i) to liquidate the Repurchase Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 15 hereof and to setoff pursuant to Section 23 hereof are contractual rights to liquidate, accelerate, or terminate setoff such Transaction as described in Bankruptcy Code Sections 553, 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction shall be considered a “margin payment” and “settlement payment” as such terms are defined in Bankruptcy Code Sections 741(5) and 741(8).

(c) The parties hereto agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the FDIA, then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of FDICIA and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one (1) or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

(f) Each party hereto agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, this Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(g) Each party hereto agrees that it shall not challenge the characterization of this Agreement or any Transaction as a repurchase agreement, securities contract and master netting agreement under the Bankruptcy Code.

(h) Each party hereto agrees that this Agreement and the Transactions entered into hereunder are part of an integrated, simultaneously-closing suite of financial contracts.

Section 33. Disclosure Relating to Certain Federal Protections. The parties hereto acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of SIPA do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Section 34. Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, second, then the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.

Section 35. Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for the Seller Parties, Agent or Buyers under this Agreement.

Section 36. Wire Instructions.

(a) In addition to the foregoing, the Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Agreement, set forth on Exhibit L hereto (as such exhibit may be updated from time to time pursuant to the provisions set forth below), and delivered using Electronic Means (as hereinafter defined); provided, however, that the Seller shall provide to the Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Seller Authorized Officers”) and containing specimen signatures of such Seller Authorized Officers, which incumbency certificate shall be amended by the Seller whenever a person is to be added or deleted from the listing. Any modifications to the Instructions shall be agreed to by all parties hereto and prior to providing funds to any party under this Agreement. If Seller elects to give the Instructions using Electronic Means and the Agent in its discretion elects to act upon such Instructions, the Agent’s understanding of such Instructions shall be deemed controlling. The Seller understands and agrees that the Agent cannot determine the identity of the actual sender of such Instructions and that the Agent shall conclusively presume that directions that purport to have been sent by Seller Authorized Officer listed on the incumbency certificate provided to the Agent have been sent by such Seller Authorized Officer. The Seller shall be responsible for ensuring that only Seller Authorized Officers transmit such Instructions to the Agent and that the Seller and all Seller Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt. The Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Seller agrees: (i) it shall assume all risks and liabilities arising out of the use of Electronic Means to submit Instructions to the Agent, including without limitation the risk of the Agent’s acting on unverified unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by Seller not otherwise stated herein; and (iii) to notify the Agent immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Agent, or another method or system specified by the Agent as available for use in connection with its services hereunder.

(b) In the event that any party hereto desires to amend the information set forth on Exhibit L hereto (the “Requesting Party”), such Requesting Party shall submit such request to the other party hereto. Upon confirmation of the other party that such Requesting Party’s changes have been confirmed pursuant to its internal protocols, such party shall deliver confirmation thereof to the Requesting Party. Upon receipt of such confirmation, the Requesting Party shall revise the Wire Instructions to reflect the changes requested by the Requesting Party and shall circulate revised Wire Instructions to the parties hereto. Each party hereto shall promptly confirm its acceptance of the Wire Instructions and upon such confirmation from at least one email address from each party hereto, the Requesting Party shall confirm to all parties hereto that such Exhibit L is amended.

Section 37. Miscellaneous.

(a) Counterparts. This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically or via facsimile. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

(b) Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c) Acknowledgment. Each Seller Party hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(ii) neither the Agent nor any Buyer has a fiduciary relationship to any Seller Party; and

(iii) no joint venture exists among Buyers, Agent and any Seller Party.

(d) Documents Mutually Drafted. The parties hereto agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

Section 38. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean, without limitation, by reason of enumeration;

(g) all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

(h) all references herein or in any Facility Document to “good faith” shall mean good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

Section 39. Appointment and Authority of Agent.

(a) Except as expressly set forth in this Agreement to the contrary, each Buyer has appointed and designated the Agent under the Administration Agreement for the purpose of performing any action hereunder and under the other Facility Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 39 are solely for the benefit of Agent and each Buyer, and Seller Parties shall not have any rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Facility Document with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Each Seller Party hereby authorizes Agent and each Buyer to do any of the following: (a) instruct the remittance of, or remit, proceeds by Agent to any Buyer as agreed to by Buyers, and Seller waives any right which it may have to direct such remittance; and (b) subject to Section 31, share any information concerning the Seller Parties, any of their Affiliates party to this Agreement or other Facility Document and any Repurchase Assets related to this Agreement or other Facility Document with the other Buyers, regardless of whether or not the Seller or any of its Affiliates party to this Agreement or other Facility Document is in default or an Event of Default occurs and is continuing under this Agreement.

(c) For the avoidance of doubt, no Seller Party may assert against any Buyer or make any claim against any Buyer any claim it has against the Agent for failure by Agent to perform its own obligations.

(d) Agent, or any agent or agents hereafter appointed, at any time may resign by giving [***]prior written notice to the Seller Parties and Buyers and complying with the applicable provisions of this Section 39(d); provided, that prior to the occurrence and continuance of an Event of Default, any such resignation shall require the prior written consent of Seller Parties. A successor Agent shall be promptly appointed by all Required Buyers as defined in the Administration Agreement by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Agent and one copy to the successor Agent; provided that, prior to the occurrence and continuance of an Event of Default, no such successor Agent may be appointed without the prior written consent of Seller Parties (except with respect to any successor Agent that is an Affiliate of Agent, in which case Seller Parties’ prior written consent shall not be required); and provided, further, that if no successor Agent shall have been so appointed and have accepted appointment within [***]after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

(e) Any successor Agent appointed as provided in Section 39(d) hereof shall execute and deliver to the Seller Parties, Buyers and to its predecessor Agent an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of its predecessor, with like effect as if originally named as Agent (the predecessor Agent shall be discharged from its duties and obligations as Agent hereunder and under the other Facility Documents); provided that upon the written request of the Seller Parties, Required Buyers (as defined in the Administration Agreement) or the successor Agent, Agent ceasing to act shall execute and deliver (a) an instrument transferring to such successor Agent all of the rights of Agent so ceasing to act and (b) to such successor Agent such instruments as are necessary to transfer the Collateral (as defined the Administration Agreement) to such successor Agent (including assignments of all Collateral (as defined in the Administration Agreement) or Facility Documents). Upon the request of any such successor Agent made from time to time, the Seller Parties shall execute any and all papers which the successor Agent shall request or require to more fully and certainly vest in and confirm to such successor Agent all such rights. In furtherance of the foregoing, upon replacement of the Agent as contemplated herein, the Agent authorizes the successor Agent to file such financing statements as the successor Agent deems appropriate to further evidence the assumption by such successor Agent of the role as Agent hereunder. Any releases, limitations on liability and other exculpatory provisions from time to time granted to or otherwise provided for the benefit of a successor Agent or any of its successors or assigns in such capacity shall, in addition to inuring to the benefit of such Person, also inure to the benefit of NCFA in its capacity as the predecessor Agent. Any releases, limitations on liability and other exculpatory provisions applicable to the Agent set forth in this Agreement or any Facility Document shall continue in effect for the benefit of the predecessor Agent in respect of any actions taken or omitted to be taken by it in its capacity as and while it was the Agent under this Agreement and the other Facility Documents.

(f) Any Person into which Agent may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion or consolidation to which Agent shall be a party or any Person succeeding to the commercial banking business of Agent, shall be the successor Agent without the execution or filing of any paper or any further act on the part of any of the parties.

Section 40. Series Limitation of Liability. The SPV Buyer is a Delaware statutory trust and a separate legal entity under the Delaware Statutory Trust Act and pursuant to such act a trustee, when acting in such capacity, is not personally liable to any person (other than the statutory trust or any beneficial owner thereof) for any act, omission or obligation of a statutory trust. In furtherance thereof, the parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely as trustee of the SPV Buyer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the SPV Buyer is made and intended not as personal representations, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the SPV Buyer, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein of the Buyer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by the SPV Buyer in this Agreement and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the SPV Buyer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the SPV Buyer under this Agreement or any other related documents.

Section 41. Series. Oakdale Secured Funding Trust Fossil (the “Trust”) is a Delaware statutory trust organized in series (each, a “Series”). With respect to each Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series. Further, with respect to each Series, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Series shall be enforceable against the assets of such Series. The parties hereto acknowledge and agree that the obligations and liabilities of the Trust acting with respect to Series 2021-1 are the limited recourse obligations and liabilities of Series 2021-1, payable solely from the assets of such Series in accordance with the Series Supplement for Series 2021-1, and following realization of the assets of such Series and application of the proceeds thereof, all obligations and liabilities of, and any claims against, such Series shall be extinguished and shall not thereafter revive.

Section 42. Amendment and Restatement. NCFA Buyer and Seller entered into the Existing Agreement. The parties hereto desire to enter into this Agreement in order to amend and restate the Existing Agreement in its entirety. The amendment and restatement of the Existing Agreement shall become effective on the date hereof, and each of the parties hereto shall hereafter be bound by the terms and conditions of this Agreement and the other Facility Documents. This Agreement amends and restates the terms and conditions of the Existing Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Existing Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect. For the avoidance of doubt, it is the intent of the parties hereto that the security interests and liens granted in the Purchased Assets and Contributed REO Properties pursuant to Section 8 of the Existing Agreement shall continue in full force and effect. All references to the Existing Agreement in any Facility Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Agent and as a Buyer

By:	/s/ Sanil Patel
Name: Sanil Patel
Title: Managing Director

Address for Notices:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel: [***]
Fax: [***]
Attention: [***]
Email: [***]

With copies to:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel: [***] Fax: [***]
Attention: [***]
Email: [***] Alston & Bird LLP

90 Park Avenue
New York, New York 10016
Tel: [***]
Fax: [***] Attention: [***]
Email: [***]

Signature Page to Amended and Restated Master Repurchase Agreement

NOMURA SECURITIES INTERNATIONAL, INC., as a Buyer

By:	/s/ Sanil Patel
Name: Sanil Patel
Title: Managing Director

Address for Notices:

Nomura Securities International, Inc.
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel: [***]
Fax: [***] Attention: [***]
Email: [***] With copies to:

Nomura Securities International, Inc.
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel: [***] Fax: [***] Attention: [***]
Email: [***]

Alston & Bird LLP
90 Park Avenue
New York, New York 10016
Tel: [***]
Fax: [***]
Attention: [***]
Email: [***]

Signature Page to Amended and Restated Master Repurchase Agreement

OAKDALE SECURED FUNDING TRUST FOSSIL, acting with respect to Series 2021-1, as a Buyer

By: Wilmington Savings fund Society, FSB, not in its individual capacity but solely as owner trustee

By:	/s/ Jason B. Hill
Name: Jason B. Hill
Title: Vice President

Address for Notices:

Nomura Corporate Funding Americas, LLC
Oakdale Secured Funding Trust Fossil, acting
with respect to Series 2021-1
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel: [***]
Fax: [***] Attention: [***]
Email: [***]

With copies to:

Nomura Corporate Funding Americas, LLC
Oakdale Secured Funding Trust Fossil, acting
with respect to Series 2021-1
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel: [***] Fax: [***]
Attention: [***]
Email: [***]

Alston & Bird LLP
90 Park Avenue
New York, New York 10016
Tel: [***]
Fax: [***]
Attention: [***]
Email: [***]

Signature Page to Amended and Restated Master Repurchase Agreement

FINANCE OF AMERICA REVERSE LLC, as Seller

By:	/s/ Graham Fleming
Name: Graham Fleming
Title: Chief Administrative Officer

Address for Notices:

Finance of America Reverse LLC
8023 East 63rd Place, Suite 700
Tulsa, Oklahoma 74133
Attention: [***]
Email: [***]

With a copy to:

Finance of America Reverse LLC
c/o Finance of America Holdings LLC
909 Lake Carolyn Parkway, Suite 1550
Irving, Texas 75039
Attention: [***]
Email: [***]

Signature Page to Amended and Restated Master Repurchase Agreement

FAR REO SUB I LLC, as REO Subsidiary

By:	/s/ Robert Conway
Name: Robert Conway
Title: Treasurer

Address for Notices:

FAR REO Sub I LLC
8023 East 63rd Place, Suite 700
Tulsa, Oklahoma 74133
Attention: [***]
Email: [***] With a copy to:

FAR REO Sub I LLC
c/o Finance of America Holdings LLC
909 Lake Carolyn Parkway, Suite 1550
Irving, Texas 75039
Attention: [***]
Email: [***]

Signature Page to Amended and Restated Master Repurchase Agreement

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

Seller makes the following representations and warranties to Agent and Buyers with respect to each Mortgage Loan as of the Purchase Date for the purchase of any such Mortgage Loan by Agent on behalf of Buyers from Seller and at all times while the Mortgage Loan is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Agent that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Data. The information on the Asset Schedule is complete, true and correct in all material respects as of the date of such information.

(b) Regulatory Compliance. Any and all requirements of applicable federal, state, and local laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws, disclosure or unfair and deceptive practice laws have been complied with. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(c) Origination and Servicing Practices; No Escrow Deposits. The origination practices used with respect to each Mortgage Loan have been in accordance with all applicable laws and the servicing practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, whether such servicing was done by the Seller, its affiliates, or any third-party subservicer or servicing agent of any of the foregoing. The terms of the Mortgage Loan do not require the owner of the Mortgage Loan to make escrow payments on behalf of the Mortgagor.

(d) FHA Insurance. Each HECM Loan was underwritten in accordance with the Underwriting Guidelines and is fully insurable by FHA Mortgage Insurance, which insurance is in full force and effect or, if such insurance is not in full force and effect on the related Purchase Date, will be retroactive to the date such HECM Loan was originated, and the HECM Loan is not subject to any defect that could diminish or impair the FHA Mortgage Insurance, and all prior transfers, if any, of the HECM Loan have been, and the transactions herein contemplated are, in compliance with all applicable FHA Regulations, and no circumstances exist with respect to the HECM Loans that could permit the HUD/FHA to deny coverage, in whole or in part, under the related FHA Mortgage Insurance. The related FHA Mortgage Insurance policy calls for the assignment of the Mortgage Loan to HUD as opposed to any co-insurance option. The entire amount of the insurance premium has been paid to HUD/FHA and no portion is shared by the Seller or, if the monthly premium option has been chosen for such HECM Loan all such premiums due have been duly and timely paid.

Schedule 1-A-1

(e) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan, and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Agent. The Seller is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Mortgage Loan, charges or security interests of any nature encumbering such Mortgage Loan.

(f) Enforceability and Priority of Lien. The Mortgage is a valid, subsisting, and enforceable perfected first lien on the property therein described, the Mortgaged Property is free and clear of all adverse claims, encumbrances and liens having priority over the first lien of the Mortgage except for, (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located, and (iii) such other matters to which like properties are commonly subject that do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage.

(g) No Prior Modifications. Unless otherwise indicated in the related Asset Schedule and reflected in an agreement included in the Asset File related to the Mortgage Loan, Seller nor any prior holder of the Mortgage or the related Mortgage Note has: (i) modified the mortgage or the related Mortgage Note in any material respect; (ii) satisfied, canceled, or subordinated the mortgage in whole or in part; (iii) released the Mortgaged Property in whole or in part from the lien of the Mortgage; or (iv) executed any instrument of release, cancellation, modification, or satisfaction. If a Mortgage Loan has been modified, the modified terms are reflected on the Asset Schedule and the substance of any such modification has been approved by the FHA if required under the related FHA Mortgage Insurance policy with respect to any HECM Loan or with respect to any Mortgage Loan, approved by the title insurer, to the extent required by the related title policy.

(h) Predatory Lending Regulations; Fees and Charges. No Mortgage Loan contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any applicable federal, state, county or municipal law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal law.

(i) Mortgage Recorded; Assignments of Mortgage. Except as provided in paragraph (i) below, each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of the original Mortgage have been delivered in the appropriate form for recording in all jurisdictions in which such recordation is necessary to perfect the ownership of the Mortgage by the owner thereof. With respect to each Mortgage that constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor. With respect to each Mortgage Loan that is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording

Schedule 1-A-2

information, is in recordable form (other than the name of the assignee if in blank) and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located. With respect to each MERS Mortgage Loan, (i) the related Mortgage and Assignment of Mortgage have been duly and properly recorded in the name of MERS or its designee or have been delivered for recording to the applicable recording office and (ii) a mortgage identification number has been assigned by MERS and such mortgage identification number is accurately provided on the Asset Schedule (or is otherwise provided to Agent).

(j) Litigation. There is no action, suit, proceeding or investigation pending, or to the best of Seller’s knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely such Mortgage Loan.

(k) Complete Asset Files; Take-Out Investor. For each Mortgage Loan (except with respect to Wet-Ink Mortgage Loans solely prior to the Wet-Ink Delivery Date), all of the Mortgage Loan Documents required to be delivered to the Custodian have been delivered to the Custodian and all Mortgage Loan Documents necessary to foreclose on the Mortgaged Property are included in the related Asset File delivered to the Custodian. With respect to each HECM Loan, the related Asset File contains all of the Mortgage Loan Documents required by Ginnie Mae Guide to satisfy both initial and final certification. Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form, and each such document or instrument is in form acceptable to Ginnie Mae and HUD. With respect to each such Mortgage Loan, upon the consummation of the related Transaction, Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the Custodian for longer than the time periods permitted under the Custodial Agreement; provided that in in the case of a Wet-Ink Mortgage Loan, Custodian shall have received the related Asset File by no later than the Wet-Ink Delivery Date.

(l) No Construction Loans; HELOCs; Co-ops; Commercial Loans. No Mortgage Loan (i) was made in connection with the construction or rehabilitation of a Mortgaged Property where construction loan proceeds are still being disbursed; (ii) was made in connection with facilitating the trade-in or exchange of a Mortgaged Property; (iii) is (x) an open-ended home equity line of credit, unless such Mortgage Loan is a Home Safe Select LOC Loan, or (y) a second lien home equity line of credit, or (iv) is made to a private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a proprietary lease. No portion of any Mortgaged Property related to any Mortgage Loan is being used for commercial or mixed-use purposes.

(m) Location and Property Type. The Mortgaged Property is located in the state identified in the Asset Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, a condominium, an individual unit in a planned unit development or a manufactured home affixed to the real property provided, however, that any residence shall conform with FHA Regulations and applicable Ginnie Mae requirements regarding such dwellings. None of the Mortgaged Properties are manufactured homes, condotels, agricultural properties, log homes, mobile homes, geodesic domes or other unique property types.

Schedule 1-A-3

(n) Taxes; Assessments. There are no defaults in complying with the terms of the Mortgage (except a default with respect to a Mortgage in connection with (x) a Non-Assignable Buyout or (y) a Pool Eligible HECM Loan, so long as such Pool Eligible HECM Loan is in compliance for inclusion in a Ginnie Mae Security), and there are no delinquent taxes, governmental assessments, insurance premiums, leasehold payments, ground rents, water, sewer and municipal charges, including assessments payable in future installments or any other charge affecting the lien priority of the related Mortgaged Property.

(o) No Rescission. (A) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim, or defense, including the defense of usury; and (B) to the best of Seller’s knowledge, no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto.

(p) No Consents. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or Agent’s on behalf of Buyers’ acquisition of such Mortgage Loan, for Agent’s exercise of any rights or remedies in respect of such Mortgage Loan or for Agent’s on behalf of Buyers’ sale, pledge or other disposition of such Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Mortgage Loan. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment by the holder of such Mortgage Loan.

(q) Legal, Valid and Binding Obligation. The Mortgage Note and the related Mortgage are genuine, and each constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

(r) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue or is secured by a secured lender’s environmental insurance policy.

(s) Mortgaged Property Undamaged. Unless required repairs were identified at the time of origination and appropriate set-asides have been made for such repairs, to the best of the best of Seller’s knowledge, the Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado, mold or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

Schedule 1-A-4

(t) No Condemnation. There is no proceeding pending or to the best of the Seller’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property.

(u) Advances of Loan Proceeds. All principal advances and servicing advances have been made in a timely fashion and with respect to all HECM Loans, all Scheduled HECM Payments and Unscheduled HECM Payments have been made in accordance with the terms of the Mortgage Note and the provisions of FHA Regulations and the Seller has not failed to make any such advances. Any and all requirements as to completion of any on-site or off-site improvements and/or repairs and any and all requirements as to disbursements of set-aside funds for such improvements and/or repairs have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of such Mortgage Loan have been disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation.

(v) Consolidation of Principal Advances. Any principal advances made have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate reflected on the Asset Schedule. The lien of the Mortgage securing the consolidated principal amount and any future principal advances is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Ginnie Mae.

(w) No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, the Mortgagor, the appraiser, any servicer or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Agent for the benefit of Buyers.

(x) Origination; Licensing; Doing Business. The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, servicer, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, (2) in compliance with any qualification requirements of Ginnie Mae and the FHA and (3) either (A) organized under the laws of such state wherein the Mortgaged Property is located, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state.

Schedule 1-A-5

(y) HECM Loans. With respect to each HECM Loan: (i) each of the originator of such HECM Loan and the Seller has complied with all FHA Regulations, including but not limited to, any special Home Equity Conversion Mortgage disclosure requirements under applicable laws; (ii) all of the related Mortgage Loan Documents, including the Mortgage Note, are in a form required by, or acceptable under, FHA Regulations; (iii) no portion of any proceeds of such HECM Loan received by the related Mortgagor on the closing date of such HECM Loan were disbursed at the closing for any purpose prohibited under FHA Regulations (including, without limitation, for estate planning purposes); (A) shall automatically become subject to a Transaction under this Agreement without the requirement of Agent to remit any additional Purchase Price and (B) with Seller disbursing such advances of principal to the related Mortgagor with its own funds and not the funds of any third party lender; (iv) if such HECM Loan is a Pool Eligible HECM Loan, it is eligible to be pooled into a Ginnie Mae Security and meets the eligibility requirements of the Ginnie Mae Guide, but no participation in such HECM Loan shall have been pooled into a Ginnie Mae Security (except with respect to HECM Buyouts); (v) such HECM Loan bears interest at a rate of interest permitted in accordance with FHA Regulations; (vi) each Mortgagor under such HECM Loan is an eligible Mortgagor in accordance with the requirements of FHA Regulations; (vii) each Mortgagor has received all counseling required by FHA Regulations; (viii) the Custodian holds the related Mortgage Note; and (ix) each HECM Loan provides for a Servicing Fee which falls within the limits prescribed by FHA Regulations.

(z) Reverse Mortgages. Each Mortgage Loan (i) provides that any principal advance increases the Adjusted Principal Balance of related Mortgage Loan and is secured by an interest in the same Mortgaged Property as the related Mortgage Loan, and (ii) provides for a principal limit that will at no time exceed (measured either as (a) time of origination of such Mortgage Loan or (b) if such Mortgage Loan has been modified other than as a result of a default or reasonably foreseeable default, the time of such modification) 100% of the appraised value of the Mortgaged Property.

(aa) Occupancy of the Mortgaged Property. As of the date of origination, the Mortgaged Property was lawfully occupied by the Mortgagor under applicable law as such Mortgagor’s primary residence and, as of the related Purchase Date, the Mortgaged Property is lawfully occupied by the Mortgagor and such property is the Mortgagor’s primary residence.

(bb) The Mortgagor. The Mortgagor is one (1) or more natural persons aged sixty-two (62) or older.

(cc) Maturity Events. With respect to each Mortgage Loan (other than HECM Buyouts), none of the following maturity events have occurred: (1) the sale, conveyance, transfer or assignment of any part of the related Mortgaged Property, (2) the death of the last living Mortgagor thereunder, (3) all Mortgagors thereunder ceasing to use the related Mortgaged Property as their principal residence and (4) any other “Maturity Event” or similar event as specified in the related Mortgage Note or Mortgage which would render the Mortgage Loan due and payable.

(dd) Mortgage Calculations. The related principal limit, all principal advances, interest calculations and other calculation terms have each been calculated in accordance with and comply with all requirements of the applicable Underwriting Guidelines and Accepted Servicing Practices.

Schedule 1-A-6

(ee) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer acceptable to FHA and Ginnie Mae (a “Qualified Insurer”), and such other hazards as are customary in the area where the Mortgaged Property is located in accordance with Accepted Servicing Practices, in an amount not less than the lesser of (i) 100% of the replacement cost of all improvements to the Mortgaged Property or (ii) the outstanding principal balance of the Mortgage Loan, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a Qualified Insurer, in an amount representing coverage not less than the least of (1) 100% of the replacement cost of all improvements to the Mortgaged Property, (2) the outstanding principal balance of the Mortgage Loan, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, nor has any knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(ff) No Satisfaction of Mortgage. Except as permitted or required by Ginnie Mae, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such satisfaction, cancellation, subordination, rescission or release. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(gg) Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an American Land Title Association lender’s title insurance policy or other

Schedule 1-A-7

generally acceptable form of policy or insurance acceptable to Ginnie Mae and each such title insurance policy is issued by a title insurer acceptable to Ginnie Mae and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan (or to the extent a Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (h) of this Schedule 1-A, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the mortgage interest rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The applicable originator, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would or may invalidate any such policy.

(hh) Underwriting Standards. Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines.

(ii) The Appraisal. The Asset File contains an appraisal of the related Mortgaged Property in a form acceptable to HUD and Ginnie Mae. The appraisal and all appraisal practices used in originating the Mortgage Loans conform to the requirements of Ginnie Mae and HUD. In addition, the appraisal was made and signed, prior to the approval of the Mortgage Loan application, by a licensed appraiser (1) who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, (2) whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and (3) who met the minimum qualifications of the FHA, Ginnie Mae and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

(jj) Due on Sale. Except with respect to Mortgage Loans intended for purchase by Ginnie Mae, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(kk) Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

Schedule 1-A-8

(ll) No Arbitration Provisions. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising thereunder or in connection with the origination of such Mortgage Loan.

(mm) Prepayments. The terms of the Mortgage Loan allow for the prepayment of the Mortgage Loan in full or in part, without penalty, with a prepayment in full resulting in the termination of the Mortgage Loan.

(nn) Terms of Adjustable Rate Mortgage Loans; Conversion to Fixed Interest Rate. The terms of each adjustable rate Mortgage Loan provide for an interest rate that adjusts either monthly or annually. No adjustable rate Mortgage Loan contains a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan.

(oo) Adjustments. For each adjustable rate Mortgage Loan, all of the terms of the related Mortgage Note pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments on such adjustable rate Mortgage Loan have been made properly and in accordance with the provisions of such adjustable rate Mortgage Loan, including any required notices, and such adjustments do not and will not affect the priority of the Mortgage lien.

(pp) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, the lease complies with the terms of FHA Regulations.

(qq) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. The foregoing shall not apply to Mortgaged Properties with minor encroachments that are allowed by HUD. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

(rr) Flood Certification Contract. The Seller has obtained a life of loan, transferable flood certification contract acceptable to Agent in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Agent.

(ss) Tax Service Contracts. The Seller has obtained a life of loan, transferable real estate tax service contract on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Agent.

(tt) OFAC. No Mortgage Loan is subject to nullification pursuant to EO13224 or OFAC Regulations or in violation of EO13224 or OFAC Regulations, and no Mortgagor is subject to the provisions of EO13224 or OFAC Regulations nor listed as a “specially designated national” or “blocked person” for purposes of OFAC Regulations.

Schedule 1-A-9

(uu) No Prior Repurchase of Home Safe Loans. With respect to any Mortgage Loan which is a Home Safe Loan, such Home Safe Loan has not been previously sold by Seller to any third party.

Schedule 1-A-10

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES RE: POOLED LOANS

With respect to Pooled Loans, Seller shall be deemed to make the representations and warranties set forth below to Agent and Buyers as of the Purchase Date and as of each date the Pooled Loans are subject to a Transaction.

Seller makes the following representations and warranties to Agent and Buyers with respect to each Pooled Loan, as of the Purchase Date for the purchase of any Pooled Loan by Agent on behalf of Buyers from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect. For purposes of this Schedule 1-B and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Pooled Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Pooled Loan. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Agent that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Agency Eligibility. Each Pooled Loan is an Agency Eligible Mortgage Loan.

(b) Agency Representations. As to each Pooled Loan, all of the representations and warranties made or deemed made respecting same contained in (or incorporated by reference therein) the Ginnie Mae Guide provisions and Ginnie Mae Program (collectively, the “Standard Agency Mortgage Loan Representations”) are (and shall be as of all relevant dates) true and correct in all material respects; and except as may be expressly and previously disclosed to Agent, Seller has not negotiated with the Agency any exceptions or modifications to such Standard Agency Mortgage Loan Representations.

(c) Committed Mortgage Loans. The Ginnie Mae Security to be issued on account of the Pooled Loans is covered by a Take-out Commitment, does not exceed the availability under such Take-out Commitment. Each Take-out Commitment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) Certification. With respect to Pooled Loans being placed in a Ginnie Mae Security, the related Custodian has certified such Pooled Loans to the Agency for the purpose of being swapped for a Ginnie Mae Security backed by such pool, in each case, in accordance with the terms of the Ginnie Mae Guide.

Schedule 1-B-1

(e) Sole Subscriber. As to the Ginnie Mae Security being issued with respect to Pooled Loans, Agent or such other Person approved in writing by Agent has been listed as the sole subscriber thereto.

Schedule 1-B-2

SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES RE: CONTRIBUTED REO PROPERTIES

Seller makes the following representations and warranties to Agent and Buyers with respect to each Contributed REO Property as of the date on which Seller or the REO Subsidiary takes title to such Contributed REO Property and at all times while the Contributed REO Property is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Agent that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Asset File. All documents required to be delivered as part of the Asset File, have been delivered to the Custodian (or solely with respect to Contributed REO Property that was a Mortgage Loan subject to a Transaction under the Agreement within [***] of such REO Property being acquired by the REO Subsidiary) or held by an attorney in connection with a foreclosure pursuant to an Attorney Bailee Letter and all information contained in the related Asset File (or as otherwise provided to Agent) in respect of such Contributed REO Property is accurate and complete in all material respects.

(b) Ownership. The REO Subsidiary (as the case may be) is the sole owner and holder of the Contributed REO Property and the Servicing Rights related thereto. Neither Seller nor the REO Subsidiary has assigned or pledged the Contributed REO Property and the related Servicing Rights.

(c) Contributed REO Property as Described. The information set forth in the Asset Schedule accurately reflects information contained in Seller’s records in all material respects.

(d) Taxes, Assessments and Other Charges. All taxes, homeowner or similar association fees, charges, and assessments, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.

(e) No Litigation. Other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any Contributed REO Property, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to Seller, the REO Subsidiary or any of their Subsidiaries with respect to the Contributed REO Property that would materially and adversely affect the value of the Contributed REO Property.

(f) No Eviction. No Mortgagor of a Contributed REO Property is subject of an eviction proceeding.

(g) Hazard Insurance. All buildings or other customarily insured improvements upon the Contributed REO Property are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards in an amount not less than the Maximum Claim Amount for such Contributed REO Property.

Schedule 1-C-1

(h) Flood Insurance. If the improvements on the Contributed REO Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards at the time of origination of the Mortgage Loan that resulted in the Contributed REO Property, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing commercially reasonable coverage.

(i) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Contributed REO Property.

(j) No Damage. The Contributed REO Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances) which would cause such Contributed REO Property to become uninhabitable.

(k) No Condemnation. There is no proceeding pending, or threatened, for the total or partial condemnation of the Contributed REO Property.

(l) Environmental Matters. The Contributed REO Property is not subject to an Environmental Issue and there is no pending action or proceeding directly involving the Contributed REO Property in which compliance with any environmental law, rule or regulation is an issue.

(m) Location and Type of Contributed REO Property. Each Contributed REO Property is located in the United States or a territory of the United States and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development. No Contributed REO Property is a manufactured home.

(n) Recordation. The related Deed in the name of the REO Subsidiary has been submitted for recordation with a copy delivered to the Custodian within [***]following the Conversion Date.

(o) No Fraudulent Acts. No fraudulent acts were committed by Seller in connection with the acquisition or origination of such Contributed REO Property nor were any fraudulent acts committed by any Person in connection with the origination of such Contributed REO Property.

(p) Acquisition of REO Property. With respect to each such Contributed REO Property, (i) such Contributed REO Property either (x) is a Mortgaged Property acquired by the REO Subsidiary through foreclosure or by deed in lieu of foreclosure or otherwise, which was, prior to such foreclosure or deed in lieu of foreclosure, subject to the lien of an Mortgage Loan that is a Purchased Asset or (y) has been approved as an Eligible Asset by Agent in its sole and absolute discretion, and (ii) upon the consummation of the related Transaction, Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the Custodian for longer than the time periods permitted under the Custodial Agreement.

Schedule 1-C-2

SCHEDULE 1-D

REPRESENTATIONS AND WARRANTIES RE: REO SUBSIDIARY INTERESTS

Each Seller Party makes the following representations and warranties to Agent and Buyers with respect to the REO Subsidiary Interest as of the Purchase Date for the purchase of the REO Subsidiary Interest by Agent on behalf of Buyers from Seller Parties and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect. With respect to those representations and warranties which are made to the best of Seller Parties’ knowledge, if it is discovered by Seller Parties or Agent that the substance of such representation and warranty is inaccurate, notwithstanding Seller Party’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Ownership. The REO Subsidiary Interests constitute all the issued and outstanding beneficial interests of all classes of the REO Subsidiary and are certificated.

(b) Compliance with Law. The REO Subsidiary Interests comply in all material respects with, or is exempt from, all applicable requirements of federal, state or local law relating to such REO Subsidiary Interests.

(c) Good and Marketable Title. Immediately prior to the sale, transfer and assignment to the related Buyer thereof, the Seller has good and marketable title to, and is the sole owner and holder of, the REO Subsidiary Interests, and the Seller is transferring such REO Subsidiary Interests free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such REO Subsidiary Interests. Upon consummation of the purchase contemplated to occur in respect of such REO Subsidiary Interests, the Seller will have validly and effectively conveyed to the related Buyer all legal and beneficial interest in and to such REO Subsidiary Interests free and clear of any pledge, lien, encumbrance or security interest and upon the filing of a financing statement covering the REO Subsidiary Interests in the State of Delaware and naming the Seller as debtor and Agent for the benefit of Buyers as secured party, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the REO Subsidiary Interests in favor of Agent for the benefit of Buyers enforceable as such against all creditors of the REO Subsidiary and any Persons purporting to purchase the REO Subsidiary Interests from the Seller.

(d) No Fraud. No fraudulent acts were committed by any Seller Party or any of their respective Affiliates in connection with the issuance of such REO Subsidiary Interests.

(e) No Defaults. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such REO Subsidiary Interests, (ii) non-monetary default, breach or violation exists with respect to such REO Subsidiary Interests, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation of such REO Subsidiary Interests.

Schedule 1-D-1

(f) No Modifications. The REO Subsidiary is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such REO Subsidiary Interests and the REO Subsidiary has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

(g) Power and Authority. The Seller has full right, power and authority to sell and assign such REO Subsidiary Interests, as applicable, and such REO Subsidiary Interests have not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(h) Consents and Approvals. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such REO Subsidiary Interests, no consent or approval by any Person is required in connection with the Seller’s sale and/or any Buyer’s acquisition of such REO Subsidiary Interests, for Agent’s or any Buyer’s exercise of any rights or remedies in respect of such REO Subsidiary Interests or for Agent’s or any Buyer’s sale, pledge or other disposition of such REO Subsidiary Interests. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such REO Subsidiary Interests.

(i) No Governmental Approvals. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the REO Subsidiary is required for any transfer or assignment by the holder of such REO Subsidiary Interests to the Agent for the benefit of Buyers.

(f) Original Certificates. The Seller has delivered to Agent or the Custodian the original certificate or other similar indicia of ownership of such REO Subsidiary Interests, however denominated, reissued in the Agent’s name.

(g) No Litigation. The REO Subsidiary has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such REO Subsidiary Interests is or may become obligated.

(h) Duly and Validly Issued. The REO Subsidiary Certificates have been duly and validly issued in the name of Agent for the benefit of Buyers.

(i) No Notices. The REO Subsidiary has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such REO Subsidiary Interests is or may become obligated.

(j) No Material Adverse Effect. No event has occurred or is occurring which has or could reasonably be expected to have a Material Adverse Effect on the REO Subsidiary.

Schedule 1-D-2

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER AND REO SUBSIDIARY AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller and the REO Subsidiary under this Agreement:

Name	Title	Signature

[***]

[***]

[***]

[***]

[***]

[***]

Schedule 2-1

AGENT, NCFA BUYER AND NSI BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for each of Agent, NCFA Buyer, and NSI Buyer under this Agreement:

Name	Title	Signature

[***]	Managing Director

[***]	Managing Director

[***]	Managing Director

[***]	Managing Director

[***]	Managing Director

[***]	Managing Director

[***]	Managing Director

Sch. 2-2

EXHIBIT A

FORM OF CONFIRMATION LETTER

[_______ ___], 20[_]

Finance of America Reverse LLC

8023 East 63rd Place, Suite 700

Tulsa, Oklahoma 74133

Attention: [***]

E-mail: [***]Telephone No.: [***]

Confirmation No.:_____________

FAR REO Sub I LLC

8023 East 63rd Place, Suite 700

Tulsa, Oklahoma 74133

Attention: [***]

E-mail: [***]

Telephone No.: [***]

All:

This letter confirms your agreement for us to purchase from you the Purchased Assets listed in Appendix I hereto, pursuant to the Amended and Restated Master Repurchase Agreement governing purchases and sales of Purchased Assets among Finance of America Reverse LLC, in its capacity as seller (the “Seller”), FAR REO Sub I LLC, in its capacity as REO subsidiary (the “REO Subsidiary”, and together with the Seller, each, a “Seller Party”, and collectively, the “Seller Parties”), Nomura Corporate Funding Americas, LLC (“NCFA”), in its capacity as a buyer (“NCFA Buyer”), Nomura Securities International, Inc., in its capacity as a buyer (“NSI Buyer”), Oakdale Secured Funding Trust Fossil, acting with respect to Series 2021-1, in its capacity as a buyer (“SPV Buyer”, and together with NCFA Buyer and NSI Buyer, each, a “Buyer”, and collectively, the “Buyers”), and NCFA, in its capacity as agent (the “Agent”), dated as of June 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), as follows (capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Agreement):

Purchase Date: [_____ __, ___]

Purchased Assets to be Purchased: See Appendix I hereto.

Aggregate Principal Amount of Eligible Mortgage Loans: $[___________]

[Contributed REO Property:]

Purchase Price: $[___________]

Product Type	Pricing Rate

Exh. A-1

Repurchase Date: As defined in the Agreement.

Repurchase Price: As defined in the Agreement.

Names and addresses for communications:

NCFA Buyer, NSI Buyer and Agent:

Nomura Corporate Funding Americas, LLC

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Attention: [***]

Email: [***]

Seller:

Finance of America Reverse LLC

8023 East 63rd Place, Suite 700

Tulsa, Oklahoma 74133

Attention: Eirann Mittelsteadt

E-mail: [***]

Telephone No.: [***]

With a copy to:

Finance of America Reverse LLC

c/o Finance of America Holdings LLC

909 Lake Carolyn Parkway, Suite 1550

Irving, Texas 75039

Attention: [***]

Email: [***]

REO Subsidiary:

FAR REO Sub I LLC

8023 East 63rd Place, Suite 700

Tulsa, Oklahoma 74133

Attention: [***]

E-mail: [***]

Telephone No.: [***]

Exh. A-2

With a copy to:

FAR REO Sub I LLC

c/o Finance of America Holdings LLC

909 Lake Carolyn Parkway, Suite 1550

Irving, Texas 75039

Attention: [***]

Email: [***]

Other:

The parties hereby waive the requirement set forth in the Agreement to execute and deliver a Transaction Request. By executing the Confirmation, the parties confirm their agreement to enter in a Transaction on the Purchase Date set forth above with respect to the Purchased Assets listed in Appendix I herein. In addition, the Seller acknowledges and agrees that the Asset Schedule relating to the Purchased Assets is attached hereto.

Exh. A-3

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Agent

By:
Name:
Title:

Agreed and Acknowledged:

FINANCE OF AMERICA REVERSE LLC, as Seller

By:
Name:
Title:

FAR REO SUB I LLC, as REO Subsidiary

By:
Name:
Title:

Exh. A-3

Appendix I

Exh. A-4

EXHIBIT B

UNDERWRITING GUIDELINES

ON FILE

Exh. B-1

EXHIBIT C

SELLER’S AND REO SUBSIDIARY’S TAX IDENTIFICATION NUMBERS

Entity Name	EIN
Finance of America Reverse LLC	20-0304793
FAR REO Sub I LLC	87-1219730

Exh. C-1

EXHIBIT D

QUALITY CONTROL REPORT

SEE ATTACHED

Exh. D-1

EXHIBIT E

MONTHLY SERVICING REPORT

To be agreed-upon by Agent and Seller

Exh. E-1

EXHIBIT F

FORM OF SECTION 7 CERTIFICATE

Reference is hereby made to the Amended and Restated Master Repurchase Agreement, dated as of June 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Finance of America Reverse LLC, in its capacity as seller (the “Seller”), FAR REO Sub I LLC, in its capacity as REO subsidiary (the “REO Subsidiary”, and together with Seller, each, a “Seller Party”, and collectively, the “Seller Parties”), Nomura Corporate Funding Americas, LLC (“NCFA”), in its capacity as a buyer (“NCFA Buyer”), Nomura Securities International, Inc., in its capacity as a buyer (“NSI Buyer”), Oakdale Secured Funding Trust Fossil, acting with respect to Series 2021-1, in its capacity as a buyer (together with its permitted successors and assigns in such capacity thereunder, “SPV Buyer”, and together with NCFA Buyer, NSI Buyer and each other entity that may be subsequently added as a party thereto in the capacity of Buyer pursuant to a Joinder Agreement, each, a “Buyer”, and collectively, the “Buyers”), and NCFA, in its capacity as agent pursuant thereto (together with its permitted successors and assigns in such capacity thereunder, “Agent”). Pursuant to the provisions of Section 7 of the Agreement, the undersigned hereby certifies that:

1. It is a ___ natural individual person, ____ treated as a corporation for U.S. federal income tax purposes, ____ disregarded for federal income tax purposes (in which case a copy of this Section 7 Certificate is attached in respect of its sole beneficial owner), or ____ treated as a partnership for U.S. federal income tax purposes (one must be checked).

2. It is the beneficial owner of amounts received pursuant to the Agreement.

3. It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4. It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5. It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.

6. Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.

Exh. F-1

[NAME OF UNDERSIGNED]

By:

Title:

Date:                                              , ______

Exh. F-2

EXHIBIT G

ASSET SCHEDULE FIELDS

Simple ID

ProductTypeName

InitialRate

Serv Fee

Net Note Rate

Current Loan Balance

Securitized Balance

PrincipalLimit

MaxClaimAmount

PropertyAppraisedValue

MonthlyServicingFee

DOB1

BorrowerSex

DOB2

CoBorrowerSex

CloseDate

State

ZIP

Gross_Margin

Net Margin

Payment_Plan

Loc

ARM_Ceiling

Monthly_Payment

TermMonths

MIPRate

Saver

CurrentLoanStatus

PLU

LOCFirstYear

LOCAfterFirstYear

MonthlyPaymentFirstYear

RepairSetAside

Buyout Date

Property Sales_Proceeds_Amount

Initial_Claims_Proceeds_Amount

Supplemental_Claim_Proceeds_Amount

Most Recent Appraisal Value

Most Recent Appraisal Date

First Appraisal Value following Marketable Title Date

Exh. G-1

First Appraisal Date following Marketable Title Date

Second Appraisal Value following Marketable Title Date

Second Appraisal Date following Marketable Title Date

Third Appraisal Value following Marketable Title Date

Third Appraisal Date following Marketable Title Date

Default Date

Called_Due_Date

FCL_1st_Legal_Completed_Date

FCL_Confirmed_Sale_Date

REO Proceeds Date

Current Interest Rate

Debenture Interest Rate

Prior Nomura Funding (Y/N)

Original Nomura Funding Date

Subsequent Nomura Funding Date

Date Converted to REO

Exh. G-2

EXHIBIT H

FORM OF ESCROW INSTRUCTION LETTER

The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):

Nomura Corporate Funding Americas, LLC (the “Agent”) has agreed to provide funds (“Escrow Funds”) for the benefit of buyers to Finance of America Reverse LLC (the “Seller”) to finance certain mortgage loans (the “Mortgage Loans”) for which you are acting as Escrow Agent.

You hereby agree that (a) you shall receive such Escrow Funds from Agent to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Agent for the benefit of Buyers until such Escrow Funds are fully disbursed on behalf of Agent in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Mortgage Loans. In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Agent by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Agent’s incoming wire transfer.

You further agree that, upon disbursement of the Escrow Funds, you will hold all Mortgage Loan documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Agent, and will forward the Mortgage Loan documents and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier to the Custodian within [***] following the date of origination.

You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by Seller or its borrowers, and Agent shall have no liability with respect thereto.

You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Seller, and that you are acting as an independent contractor and not as an agent of Seller.

The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Agent. You understand that Agent shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Agent is an intended third party beneficiary hereof.

Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

Exh. H-1

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Agent

By:

Title:

FINANCE OF AMERICA REVERSE LLC, as Seller

By:

Title:

Exh. G-2

EXHIBIT I-1

FORM OF SUBSERVICER NOTICE (CELINK)

[Date]

[_____], 2021

Compu-Link Corporation d/b/a Celink

3900 Capital City Boulevard

Lansing, Michigan 48906

Attention: [***]

Re:

Amended and Restated Master Repurchase Agreement, dated as of June 28, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Repurchase Agreement”), by and among Finance of America Reverse LLC, in its capacity as seller (the “Seller”), FAR REO Sub I LLC, in its capacity as REO subsidiary (the “REO Subsidiary”, and together with Seller, each, a “Seller Party”, and collectively, the “Seller Parties”), Nomura Corporate Funding Americas, LLC (“NCFA”), in its capacity as a buyer (“NCFA Buyer”), Nomura Securities International, Inc., in its capacity as a buyer (“NSI Buyer”), Oakdale Secured Funding Trust Fossil, acting with respect to Series 2021-1, in its capacity as a buyer (together with its permitted successors and assigns in such capacity thereunder, “SPV Buyer”, and together with NCFA Buyer, NSI Buyer and each other entity that may be subsequently added as a party thereto in the capacity of Buyer, each, a “Buyer”, and collectively, the “Buyers”), and NCFA, in its capacity as agent pursuant thereto (together with its permitted successors and assigns in such capacity thereunder, “Agent”).

All:

1. Compu-Link Corporation d/b/a Celink (the “Subservicer”) is subservicing certain mortgage loans (“Mortgage Loans”) for Seller pursuant to that certain Amended and Restated Reverse Mortgage Subservicing Agreement, dated as of January 5, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Subservicing Agreement”), between the Subservicer and the Seller.

(a) Pursuant to the Repurchase Agreement, the Subservicer is hereby notified that the Seller Parties have pledged to Agent for the benefit of Buyers certain Mortgage Loans and REO properties (“Contributed REO Properties”, and together with the Mortgage Loans, each, an “Asset”, and collectively, the “Assets”), which are subserviced by Subservicer which are subject to a security interest in favor of Agent for the benefit of Buyers that are subject to the Subservicing Agreement, as identified on Exhibit A hereto (as such Exhibit A may be amended from time to time upon written notice from Agent and Seller).

Exhibit I-1-1

(b) Subservicer agrees to subservice the Assets in accordance with the terms of the Subservicing Agreement and this Subservicer Notice (this “Subservicer Notice”) for the benefit of Agent. Agent and Seller each acknowledges and agrees that all rights of Subservicer to compensation, fees, reimbursements, indemnity, and other amounts with respect to the Assets pursuant to the Subservicing Agreement shall not be diminished or altered by this Subservicer Notice. Seller shall retain all such duties or obligations and shall remain liable to Subservicer for any penalty and/or termination fees, indemnities, costs, reimbursements, and expenses, including transfer or deconversion fees, in each case related to the Assets, as provided in and in accordance with the terms of the Subservicing Agreement (“Termination Expenses”). Notwithstanding the foregoing, the Agent agrees to (i) pay Subservicer for any unpaid subservicing fees in respect of the Assets earned by the Subservicer pursuant to the terms of the Subservicing Agreement, (ii) reimburse or advance, as applicable, to Subservicer amounts with respect to any Assets of any Advances (as defined in the Subservicing Agreement) made or to be made by the Subservicer pursuant to the Subservicing Agreement, and (iii) assume, to the extent arising, incurred or occurring on or after the date of delivery of a Notice of Event of Default (as defined below), all of the Seller’s indemnification obligations under the Subservicing Agreement with respect to the Assets except that the Agent will not assume any such indemnification obligation that results from any breach by Seller of the Subservicing Agreement; provided, that the Agent shall have no obligation to pay, advance and/or reimburse Subservicer for any amounts in respect of unpaid servicing fees and/or Servicing Advances or assume any indemnification obligations as described in clauses (i) through (iii) above until such time it shall have delivered to the Subservicer a notice of an Event of Default (as defined in the Repurchase Agreement) (a “Notice of Event of Default”).

2. The Subservicer shall segregate all amounts collected on account of the Assets, hold them in trust for the sole and exclusive benefit of Agent for the benefit of Buyers, and remit such collections in accordance with the below instructions:

(a) Subservicer shall deposit all such amounts received on account of the Assets (including such amounts received from HUD or FHA which shall be allocated to the applicable Asset) subserviced by Subservicer into the Existing Seller Account (as defined below). Subservicer shall remit to the Existing Seller Account, all such amounts (for the sake of clarity, net of all subservicing fees and reimbursement of advances, expenses, indemnity amounts and other amounts due to Subservicer) within [***] (as defined in the Subservicing Agreement) following the receipt of such amounts.

(b) Without limiting the generality of the foregoing, with respect to each Asset which is the subject of mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the Federal Housing Administration (an “FHA Loan”), Subservicer shall be designated as the mortgagee of record on the FHA HERMIT System (as defined below) and shall submit all claims to HUD under the Subservicer’s mortgagee identification number [***] on the FHA HERMIT System; provided that, following the delivery of a HUD Nominee Change Notice, the Agent shall be designated as mortgagee of record on the FHA HERMIT System under the Agent’s mortgagee number and Subservicer will be designated as the servicer on the FHA HERMIT System to submit claims; provided further, however, that Subservicer reserves the right, upon not less than [***] prior written notice to Agent and Seller (and upon receipt of such notice the Seller shall deliver a HUD Nominee Change Notice in accordance with the terms hereof and of the Repurchase Agreement and cooperate with any reasonable requests of the Agent in connection therewith), to cease to be designated as mortgagee of record on the FHA HERMIT System with respect to such Assets if either (i) Subservicer

Exhibit I-1-2

determines such designation would violate any requirement set forth in the definition of “Accepted Subservicing Practices” in the Subservicing Agreement or (ii) Subservicer changes its subservicing policies such that it no longer offers to be designated as mortgagee of record on the FHA HERMIT System for its clients. Subservicer shall remit all amounts that are attributable to claim proceeds received by it with respect to the FHA Loans to the Existing Seller Account within [***] of receipt. For purposes of this Subservicer Notice, “FHA HERMIT System” shall mean HUD’s Home Equity Reverse Mortgage Information Technology system for HECM Loans (as defined in the Subservicing Agreement), together with any successor HUD electronic access portal.

(c) For purposes of this Subservicer Notice, “Existing Seller Account” shall mean the following account: Bank: Texas Capital Bank, N.A., Dallas, Texas, ABA No.: [***], Account No.: [***], Account Name: Finance of America Reverse LLC fbo Nomura Corporate Funding Americas, LLC.

3. Seller shall furnish to Agent any remittance report promptly after it receives such remittance report from Subservicer.

4. (a) Upon receipt of a Notice of Event of Default from Agent in which Agent shall identify the subject Assets under the Repurchase Agreement, the Subservicer shall:

(i) continue to segregate all amounts collected on account of the Assets and hold them in trust for the sole and exclusive benefit of Agent and shall remit such collections in accordance with Agent’s written instructions;

(ii) follow the instructions of Agent (as if Agent is the Seller under the Subservicing Agreement) with respect to the Assets;

(iii) upon Agent’s reasonable request made from time to time, deliver to Agent (as if Agent is the Seller under the Subservicing Agreement) any information with respect to the Subservicer, the Assets or Seller that Seller has a right to request in accordance with the terms of the Subservicing Agreement; and

(iv) deliver, or shall cause to deliver, to Agent any notice or report that Subservicer delivers to Seller in accordance with the terms of the Subservicing Agreement.

(b) Notwithstanding any contrary information which may be delivered to the Subservicer by the Seller Parties, the Subservicer may conclusively rely on any information or Notice of Event of Default delivered by Agent, and Seller Parties and Agent shall indemnify, jointly and severally, the Subservicer for all losses and expenses, including attorneys’ fees, arising out of any and all claims asserted against the Subservicer for any actions taken in accordance with Agent’s instructions in connection with the delivery of such information or Notice of Event of Default. Seller further acknowledges and agrees that Subservicer shall not have any liability to Seller for any loss or damage that Seller may claim to have suffered or incurred, either directly or indirectly, by reason of this Subservicer Notice or any transaction or service contemplated by the provisions hereof, including, without limitation, claims arising out of Subservicer’s compliance with Agent’s instructions hereunder. For avoidance of doubt, except with respect to any action taken, directly or indirectly, pursuant to or in accordance with this Subservicer Notice, including, without limitation, Subservicer’s compliance with the Agent’s instructions hereunder, the Subservicer’s obligation under the Subservicing Agreement shall remain unchanged.

Exhibit I-1-3

(c) Seller shall remain liable to the Subservicer for any penalty and/or termination fees, indemnities, costs, reimbursements and expenses, including transfer or deconversion fees, as provided in and in accordance with the terms of the Subservicing Agreement (“Termination Expenses”) and such Notice of Event of Default shall be deemed to be a voluntary termination by the Seller (but not by the Subservicer) under Section 6.01 of the Subservicing Agreement with respect to the Assets requiring the payment, among other things, of Termination Expenses with respect to the Assets as set forth in Section 6.03 and Exhibit A of the Subservicing Agreement; provided that Subservicer shall not be required to effectuate such voluntary termination by the Seller unless Subservicer is provided with reasonable assurances from Seller or Agent that Subservicer will receive payment of such Termination Expenses in connection with such voluntary termination.

(d) Subservicer hereby agrees to reasonably cooperate with Agent and any officer or agent thereof, from time to time in Agent’s discretion following the occurrence and continuance of an Event of Default, for the purpose of causing the transfer of the mortgagee of record or the servicer of record on the FHA HERMIT System with respect to the Assets as Agent deems appropriate and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish such purposes.

5. Upon the occurrence of an Event of Default that is continuing and an event of default under the Subservicing Agreement (a “Subservicer Termination Event”), Agent shall have the right upon prior or substantially concurrent notice to Seller to terminate the Subservicer’s rights and obligations under the Subservicing Agreement with respect to the Assets in accordance with the termination provisions of the Subservicing Agreement (notwithstanding that such rights of Agent upon the occurrence of an Event of Default and a Subservicer Termination Event are not expressly set forth in the Subservicing Agreement). Seller and the Subservicer shall cooperate in transferring the subservicing of the Assets to a successor subservicer appointed by Agent in its sole discretion. Any such termination shall be deemed a termination of Subservicer by Seller under Section 6.02 of the Subservicing Agreement, requiring the payment, among other things, of Termination Expenses to the extent set forth in Section 6.03 and Exhibit A to the Subservicing Agreement; provided that Subservicer shall not be required to effectuate such termination unless Subservicer is provided with reasonable assurances from Seller or Agent that Subservicer will receive payment of such Termination Expenses due to Subservicer under the Subservicing Agreement in connection with such termination.

6. Seller, Subservicer and Agent (each, a “Discloser”) each hereby acknowledges and agrees that all written or computer-readable information regarding this Subservicer Notice and the related fees to the Subservicer (the “Confidential Terms”) shall be, and has been, kept confidential and shall not be, and has not been divulged to any other party without the prior written consent of each Discloser except to the extent that (i) it is necessary to disclose to a Discloser’s affiliates, employees, directors, officers, advisors (including legal counsel, accountants and auditors), representatives and servicers (collectively, the “Representatives”); (ii) it is requested or required by government agencies, regulatory bodies or other legal, governmental or regulatory process in which case each Discloser shall provide prior written notice to each other

Exhibit I-1-4

Discloser to the extent not prohibited by the applicable law or regulation; provided that no such notice shall be required for routine regulatory examinations of a Discloser; (iii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant; (iv) an event of default under the Repurchase Agreement has occurred and Agent determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Assets (provided that any prospective buyer shall execute a confidentiality agreement consistent with Agent’s customary nondisclosure agreement); or (v) in connection with any assignments, participations or rehypothecations in accordance with the terms of the Repurchase Agreement (provided that any prospective buyer, assignee or participant shall execute a confidentiality agreement consistent with Agent’s customary nondisclosure agreement) or otherwise to enforce or exercise Agent’s rights hereunder to the extent necessary in connection with the exercise of remedies as determined by Agent in its sole good faith discretion. Each Discloser shall be responsible for any breach of this Section 7 by any of its Representatives. The provisions set forth in this Section 7 shall survive the termination of this Subservicer Notice.

7. (a) If Subservicer incurs costs, fees or expenses as a result of its additional responsibilities under this Subservicer Notice not otherwise provided for under the Subservicing Agreement, Subservicer reserves the right, in its sole discretion, to require Seller to compensate Subservicer for such costs, fees or expenses (the “Notice Fee”); provided that Subservicer shall not be required to effectuate such additional responsibilities unless Subservicer is provided with reasonable assurances from Seller or Agent that Subservicer will receive such payment of such Notice Fee. The Notice Fee shall be in addition to any compensation payable by Seller to Subservicer under the Subservicing Agreement. In addition, Seller shall reimburse Subservicer for its documented attorneys’ fees in reviewing this Subservicer Notice within [***]of receipt of the related invoice.

(b) Agent or Seller will provide Subservicer with at least [***]’prior written notice of the termination of Seller’s pledge of any Assets. If such notice is not provided at least [***]in advance, Subservicer reserves the right to not take any action in connection with the termination of Seller’s pledge of such Assets and any related transactions until [***]after notice of termination is provided.

8. Agent for the benefit of Buyers shall be an intended third-party beneficiary of the Subservicing Agreement with respect to the Assets, and the parties thereto shall not amend such Subservicing Agreement without the consent of Agent, which may be granted or withheld in its sole discretion.

9. This Subservicer Notice may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically, including by facsimile. The parties agree that this Subservicer Notice, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Subservicer Notice may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent

Exhibit I-1-5

as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

10. This Subservicer Notice and the Subservicing Agreement embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

11. THIS SUBSERVICER NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

12. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) AGREES THAT SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING RELATED TO THIS SUBSERVICER NOTICE MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED; AND

(ii) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

13. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSERVICER NOTICE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Capitalized terms used and not otherwise defined therein shall have the meanings assigned thereto in the Subservicing Agreement.

Exhibit I-1-6

Please acknowledge receipt of this Subservicer Notice by signing in the signature block below and forwarding an executed copy to Agent promptly upon receipt. Any notices to Agent should be delivered to the following address: Nomura Corporate Funding Americas, LLC, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attention: [***], Telephone: [***], Facsimile: [***].

Very truly yours,

FINANCE OF AMERICA REVERSE LLC, as Seller

By:

Name:
Title:

FAR REO SUB I LLC, as REO Subsidiary

By:

Name:
Title:

ACKNOWLEDGED:

COMPU-LINK CORPORATION d/b/a CELINK, as Servicer

By:

Name:
Title:

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Agent

By:

Name:
Title:

Exh. I-1-7

Exhibit A

Assets

Exh. I-1-8

EXHIBIT I-2

RESERVED

Exh. I-2-1

EXHIBIT I-3

FORM OF SERVICER NOTICE AND PLEDGE

[Date]

[________________], as Servicer

[ADDRESS]

Attention: ___________

Re:

Amended and Restated Master Repurchase Agreement, dated as of June 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Finance of America Reverse LLC, in its capacity as seller (the “Seller”), FAR REO Sub I LLC, in its capacity as REO subsidiary (the “REO Subsidiary”, and together with Seller, each, a “Seller Party”, and collectively, the “Seller Parties”), Nomura Corporate Funding Americas, LLC (“NCFA”), in its capacity as a buyer (“NCFA Buyer”), Nomura Securities International, Inc., in its capacity as a buyer (“NSI Buyer”), Oakdale Secured Funding Trust Fossil, acting with respect to Series 2021-1, in its capacity as a buyer (together with its permitted successors and assigns in such capacity thereunder, “SPV Buyer”, and together with NCFA Buyer, NSI Buyer and each other entity that may be subsequently added as a party thereto in the capacity of Buyer pursuant to a Joinder Agreement, each, a “Buyer”, and collectively, the “Buyers”), and NCFA, in its capacity as agent pursuant thereto (together with its permitted successors and assigns in such capacity thereunder, “Agent”).

All:

Pursuant to the Agreement, Servicer is hereby notified that Seller has conveyed and pledged to Agent certain Mortgage Loans the beneficial ownership of which are then pledged to Agent under the Agreement (the “Mortgage Loans”), which are serviced by [_________________] (the “Servicer”) pursuant to that certain Servicing Agreement, dated as of [_________, 20__] (as amended, restated, supplemented or otherwise modified from time to time, the “Servicing Agreement”), by and between the Servicer and the Seller. Capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Agreement.

Section 1. Servicing Rights and Grant of Security Interest.

(a) Servicer acknowledges that the Mortgage Loans are being serviced on a servicing released basis. In the event that Servicer is deemed to retain any rights to servicing, Agent and Servicer hereby agree that in order to further secure the Seller’s Obligations under the Agreement, Servicer hereby grants, assigns and pledges to Agent for the benefit of Buyers a fully perfected first priority security interest in all its rights to service (if any) related to the Mortgage Loans and all proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created (the “Servicing Assets”).

Exh. I-3-1

(b) The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions thereunder as defined under Sections 741(7)(A)(xi) and 101(47)(A)(v) of the Bankruptcy Code.

(c) Servicer agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Agent’s security interest created hereby. Furthermore, Servicer hereby authorizes Agent to file financing statements relating to the security interest set forth herein, as Agent, at its option, may deem appropriate.

(d) Servicer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Agreement and notice or proof of reliance by Agent upon this side letter (this “Servicer Notice and Pledge”). Servicer hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller with respect the Obligations.

(e) Agent shall have all rights and remedies against Servicer and the Servicing Assets as set forth herein, and the Servicing Assets shall be considered for all purposes Repurchase Assets under the Agreement and Agent shall have all rights and remedies under the Agreement with respect to the Servicing Assets, which are incorporated by reference herein.

Section 2. Notice of Default.

(a) Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Agent, and remit such collections in accordance with the below instructions. Servicer shall follow the instructions of Agent with respect to the Mortgage Loans, and shall deliver to Agent any information with respect to the Mortgage Loans reasonably requested by Agent. Seller hereby notifies and instructs the Servicer and the Servicer is hereby authorized and instructed to remit any and all amounts which would be otherwise payable to Seller with respect to the Mortgage Loans to the following account no later than [***]following receipt thereof which instructions are irrevocable without the prior written consent of Agent:

[BANK]

[ADDRESS]

Account No. [__________]

ABA No. [__________]

Beneficiary: Nomura Corporate Funding Americas, LLC

RE: [____________]

(b) To the extent that HUD deducts, from amounts otherwise due on account of a Mortgage Loan subject to the Agreement, any amounts owing by Servicer to HUD, Servicer shall give prompt written notice thereof to Seller and Agent and shall deposit, within [***]following notice or knowledge of such deduction by HUD, such deducted amounts into the Collection Account.

Exh. I-3-2

(c) Upon written notice following the occurrence and during the continuance of an Event of Default, Agent shall have the right to (a) redirect the Servicer to remit funds in accordance with Agent’s instructions and (b) immediately terminate Servicer’s right to service the Mortgage Loans without payment of any penalty or termination fee under the Servicing Agreement. Upon receipt of such notice, Seller and the Servicers shall cooperate in transferring the applicable servicing of the Mortgage Loans to a successor servicer appointed by Agent in its sole discretion.

(d) Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Agent, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.

(e) Agent for the benefit of Buyers shall be an intended third-party beneficiary of the Servicing Agreement, and the parties thereto shall not amend such Servicing Agreement without the consent of Agent, which may be granted or withheld in its sole discretion.

(f) Concurrently with the delivery of any remittance report to the Seller, the Servicer shall also deliver a copy of such remittance report to the Agent.

Section 3. Counterparts. This Servicer Notice and Pledge may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically or via facsimile. The parties agree that this Servicer Notice and Pledge, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Servicer Notice and Pledge may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

Section 4. Entire Agreement. This Servicer Notice and Pledge and the other Facility Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

Exh. I-3-3

Section 5. Governing Law; Jurisdiction; Waiver of Trial by Jury.

(a) THIS SERVICER NOTICE AND PLEDGE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICER NOTICE AND PLEDGE AND/OR ANY OTHER FACILITY DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICER NOTICE AND PLEDGE, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[remainder of page intentionally left blank]

Exh. I-3-4

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Agent promptly upon receipt. Any notices to Agent should be delivered to the following address: Nomura Corporate Funding Americas, LLC, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attention: [***], Telephone: [***], Facsimile: [***].

Very truly yours,

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Agent

By:

Name:
Title:

FINANCE OF AMERICA REVERSE LLC, as Seller

By:

Name:
Title:

[AFFILIATED SERVICER], as Servicer

By:

Name:
Title:

Exh. I-3-5

EXHIBIT J

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [FINANCE OF AMERICA REVERSE LLC][FAR REO SUB I LLC] (“Seller Party”) hereby irrevocably constitutes and appoints NOMURA CORPORATE FUNDING AMERICAS, LLC (“Agent”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller Party and in the name of Seller Party or in its own name, from time to time in Agent’s discretion:

(a) in the name of Seller Party, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Agent on behalf of Buyers under the Amended and Restated Master Repurchase Agreement, dated June 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b) to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c) (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Agent or as Agent shall direct, including, without limitation, any payment agent with respect to any Asset; (ii) to send “goodbye” letters on behalf of Seller Party and Servicer; (iii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iv) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (v) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (vi) to defend any suit, action or proceeding brought against Seller Party with respect to any Assets; (vii) to settle, compromise or adjust any suit, action or proceeding described in clause (vi) above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; (viii) to cause the mortgagee ID with respect to each HECM Loan to be transferred to any successor to such HECM Loan or its agent as determined by Agent; and (ix) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and Seller Party’s expense, at any time, and from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Assets and Agent’s Liens thereon and to effect the intent of the Agreement, all as fully and effectively as Seller Party might do;

Exh. J-1

(d) for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller Party to a successor servicer appointed by Agent in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller Party hereby gives Agent the power and right, on behalf of Seller Party, without assent by Seller Party, to, in the name of Seller Party or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Agent in its sole discretion;

(e) for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Seller Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller Party also authorizes Agent, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Agent hereunder are solely to protect Agent’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller Party for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER PARTY HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND AGENT ON ITS OWN BEHALF AND ON BEHALF OF AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exh. J-2

IN WITNESS WHEREOF Seller Party has caused this power of attorney to be executed and Seller Party’s seal to be affixed this __ day of [____], 2021.

[FINANCE OF AMERICA REVERSE LLC][FAR REO SUB I LLC] (Seller Party)

By:
Name:
Title:

Exh. J-3

Acknowledgment of Execution by Seller Party

(Principal):

STATE OF_________________)
)	ss.:
COUNTY OF_______________)

On the __ day of [____], 2021, before me, the undersigned, a Notary Public in and for said State, personally appeared _________________________ , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that they executed the same in their capacity as ________________________ for [FINANCE OF AMERICA REVERSE LLC][FAR REO SUB I LLC] and that by their signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires__________________________

Exh. J-4

EXHIBIT K

AGENT’S WIRE INSTRUCTIONS

For Cash:	Bank Name: Bank of America NA, New York
ABA No.: [***]
Account Name: NOMURA CORP FUNDING AMERICA LLC
Account No.: [***]
Reference: FAR

Exh. K

EXHIBIT L

SELLER’S AND DISBURSEMENT AGENT’S WIRE INSTRUCTIONS

Seller:

	Bank Name:	Texas Capital Bank
	ABA:	[***]
	Account Number:	[***]
	Account Name:	Finance of America Reverse LLC – Operating
	Contacts for Verification:	[***], [***]

Disbursement Agent:

	Bank Name:	Deutsche Bank Trust Company Americas
	ABA:	[***]
	Account Number:	[***]
	Account Name:	NYLTD Funds Control – NY
	FFC Section:	PORT UF151C.1 Disbursement Account
* Note: Leave a space between PORT and UF151C.1

Exh. L

Exhibit M

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT AND OMNIBUS AMENDMENT (this “Agreement”), dated as of [_______], among Finance of America Reverse LLC, in its capacity as seller (the “Seller”), FAR REO Sub I LLC, in its capacity as REO subsidiary (the “REO Subsidiary”, and together with the Seller, each, a “Seller Party”, and collectively, the “Seller Parties”), Nomura Corporate Funding Americas, LLC (“NCFA”), in its capacity as a buyer (“NCFA Buyer”), Nomura Securities International, Inc., in its capacity as a buyer (“NSI Buyer”), Oakdale Secured Funding Trust Fossil, acting with respect to Series 2021-1, in its capacity as a buyer (together with its permitted successors and assigns in such capacity hereunder, “SPV Buyer”, and, together with NCFA Buyer, NSI Buyer and each other entity that may be subsequently added as a party thereunder in the capacity of Buyer pursuant to a Joinder Agreement, each, a “Buyer”, and collectively, the “Buyers”), NCFA, in its capacity as agent (together with its permitted successors and assigns in such capacity thereunder, “Agent”) and [________], a [state][entity type] (the “Joining Buyer”).

RECITALS

WHEREAS, (i) Seller Parties, Buyers and Agent entered into that certain Amended and Restated Master Repurchase Agreement, dated as of June 28, 2021 (as amended, joined, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), (ii) Buyers and Agent entered into the Master Administration Agreement, dated as of June 28, 2021 (as amended, joined, restated, supplemented or otherwise modified from time to time, the “Administration Agreement”), and (iii) Buyers entered into each other Facility Document listed on Schedule I hereto (together with the Repurchase Agreement and the Administration Agreement, the “Existing Facility Documents”);

WHEREAS, the parties hereto each desire to add Joining Buyer as a Buyer under the Existing Facility Documents, as set forth in this Agreement;

WHEREAS, the parties hereto agree that as of the Effective Date, the Joining Buyer shall be a Buyer; and

WHEREAS, the parties hereto agree to amend each Existing Facility Document as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Repurchase Agreement.

Exh. M-1

2. Amendment to Documents. As of the Effective Date, each Existing Facility Document is hereby amended to add the Joining Buyer as a Buyer thereunder and thereafter, all references to “Buyer” and “Buyers” in this Agreement, the Repurchase Agreement, the Administration Agreement and any of the other Existing Facility Documents shall be deemed to include each of the Buyers and the Joining Buyer, as the context shall require. Notwithstanding the foregoing or anything contained herein to the contrary, as a condition precedent to the effectiveness of this Agreement, Agent shall have received from the Joining Buyer, each Buyer and each Seller Party a signed counterpart to this Agreement.

3. Agreements of Joining Buyer as a Buyer. Each Joining Buyer hereby agrees to be bound by, and comply with, the terms and conditions of the Existing Facility Documents, as a Buyer, including, without limitation, any terms relating to the compliance with all covenants as set forth in the Repurchase Agreement, the Administration Agreement and each other Existing Facility Document.

4. Further Assurances. Each party hereto shall each take any and all further actions and execute and deliver any and all such further documents and undertakings as are necessary or reasonably requested by the other parties to effectuate the purposes of this Agreement in accordance with Section 13(g) of the Repurchase Agreement. The undertakings set forth in this Section 4 shall survive the execution and delivery of this Agreement.

5. Limited Effect. Except as expressly amended and modified by this Agreement, each of the Facility Documents shall continue in full force and effect in accordance with its terms. Reference to this Agreement need not be made in any Facility Document or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, any Facility Document, any reference in any of such items to any Facility Document being sufficient to refer to such Facility Document as amended hereby.

6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IN ACCORDANCE WITH SECTION 27 OF THE REPURCHASE AGREEMENT.

8. Counterparts. This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit

Exh. M-2

trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

9. Notices. The address of each Joining Buyer for receiving notices and for all other purposes of the Existing Facility Documents is as follows:

      [Buyer Name]

      [Address]

      [Attention]

10. Limitation of Liability. The SPV Buyer is a Delaware statutory trust and a separate legal entity under the Delaware Statutory Trust Act and pursuant to such act a trustee, when acting in such capacity, is not personally liable to any person (other than the statutory trust or any beneficial owner thereof) for any act, omission or obligation of a statutory trust. In furtherance thereof, the parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely as trustee of the SPV Buyer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the SPV Buyer is made and intended not as personal representations, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the SPV Buyer, (c) nothing herein contained shall be construed as creating any liability on WSFS, SPV Buyer or personally, to perform any covenant either expressed or implied contained herein of the Participant, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by the SPV Buyer in this Agreement and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the SPV Buyer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the SPV Buyer under this Agreement or any other related documents. [Expand to cover Joining Buyer as well if Joining Buyer is a trust]

[SIGNATURE PAGE TO FOLLOW]

Exh. M-3

Schedule I

Exh. M-4